                       AGREEMENT AND PLAN OF REORGANIZATION

                                   BY AND AMONG

                             PEREGRINE SYSTEMS, INC.

                         FRENCH ACQUISITION CORPORATION

                                      AND

                               UNITED SOFTWARE, INC.

                        EFFECTIVE AS OF AUGUST 29, 1997

                                INDEX OF EXHIBITS


EXHIBIT            DESCRIPTION
-------            -----------

Exhibit A          Affiliate Stockholders

Exhibit B          Form of Declaration of Registration Rights

Exhibit C          Form of Affiliates Agreement

Exhibit D          Form of Voting Agreement

Exhibit E          Form of Non-competition Agreement

Exhibit F          Form of Affiliate Stockholder Indemnity Agreement

Exhibit G          Form of Legal Opinion of Wilson Sonsini Goodrich & Rosati, PC

Exhibit H          Form of Legal Opinion of Venture Law Group

Exhibit I          Form of Legal Opinion of Stibbe, Simond, Monahan,
                   Duhot & Giroux

Exhibit J          Participating Stockholders

Exhibit K          Escrow Fund Allocation

                              INDEX OF SCHEDULES


SCHEDULE           DESCRIPTION
--------           ------------

2.1(b)             Subsidiaries
2.2(a)             Stockholder List
2.2(b)             Restricted Stock List
2.2(c)             Option List
2.3                Government Consents
2.4(c)             Company Financial Statements
2.6                Business Changes
2.7                Tax Returns and Audits
2.9(a)             Leased Real Property
2.9(c)             Leased Equipment
2.10(b)            Intellectual Property
2.10(c)            Intellectual Property Licenses
2.11               Agreements, Contracts and Commitments
2.13               Government Permits and Licenses
2.14               Litigation
2.15               Insurance
2.17               Bank Accounts
2.19               Third Party Expenses
2.20(b)            Employee Benefit Plans and Employee Agreements
2.20(d)            Employee Plan Compliance
2.20(e)            Pension Plans
2.20(g)            Post Employment Obligations
2.20(h)(i)         Effect of Transaction
2.20(h)(ii)        Golden Parachutes
2.20(j)            Officers, Directors, and Employees
5.1                Conduct of Business
6.5                Third Party Consents
6.6                Rule 145 Affiliates

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----

ARTICLE I - THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

    1.1  The Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
    1.2  Effective Time. . . . . . . . . . . . . . . . . . . . . . . . . . . 2
    1.3  Effect of the Merger. . . . . . . . . . . . . . . . . . . . . . . . 2
    1.4  Certificate of Incorporation; Bylaws. . . . . . . . . . . . . . . . 2
    1.5  Directors and Officers. . . . . . . . . . . . . . . . . . . . . . . 3
    1.6  Effect on Capital Stock . . . . . . . . . . . . . . . . . . . . . . 3
    1.7  Appraisal Rights. . . . . . . . . . . . . . . . . . . . . . . . . . 6
    1.8  Surrender of Certificates . . . . . . . . . . . . . . . . . . . . . 6
    1.9  No Further Ownership Rights in Company Common Stock . . . . . . . . 8
    1.10 Lost, Stolen, or Destroyed Certificates . . . . . . . . . . . . . . 8
    1.11 Tax and Accounting Consequences . . . . . . . . . . . . . . . . . . 8
    1.12 Taking of Necessary Action; Further Action. . . . . . . . . . . . . 9

ARTICLE II -  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE AFFILIATE
              STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . 9

    2.1  Organization of the Company . . . . . . . . . . . . . . . . . . . . 9
    2.2  Company Capital Structure . . . . . . . . . . . . . . . . . . . . .10
    2.3  Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
    2.4  Company Financial Statements. . . . . . . . . . . . . . . . . . . .13
    2.5  Accounts Receivable . . . . . . . . . . . . . . . . . . . . . . . .13
    2.6  Business Changes. . . . . . . . . . . . . . . . . . . . . . . . . .14
    2.7  Tax and Other Returns and Reports . . . . . . . . . . . . . . . . .17
    2.8  Restrictions on Business Activities . . . . . . . . . . . . . . . .18
    2.9  Title to Properties; Absence of Liens and Encumbrances. . . . . . .19
    2.10 Intellectual Property . . . . . . . . . . . . . . . . . . . . . . .20
    2.11 Agreements, Contracts and Commitments . . . . . . . . . . . . . . .22
    2.12 Interested Party Transactions . . . . . . . . . . . . . . . . . . .24
    2.13 Compliance with Laws. . . . . . . . . . . . . . . . . . . . . . . .24
    2.14 Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
    2.15 Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
    2.16 Minute Books. . . . . . . . . . . . . . . . . . . . . . . . . . . .25
    2.17 Bank Accounts.. . . . . . . . . . . . . . . . . . . . . . . . . . .25
    2.18 Environmental Matters . . . . . . . . . . . . . . . . . . . . . . .25
    2.19 Brokers' and Finders' Fees. . . . . . . . . . . . . . . . . . . . .26
    2.20 Employee Matters and Benefit Plans. . . . . . . . . . . . . . . . .26

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                            TABLE OF CONTENTS (cont)

                                                                          PAGE
                                                                          ----

    2.21 Certain Advances. . . . . . . . . . . . . . . . . . . . . . . . . .30
    2.22 Representations Complete. . . . . . . . . . . . . . . . . . . . . .31

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB. . . .31

    3.1  Organization of Parent and Merger Sub . . . . . . . . . . . . . . .31
    3.2  Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . .31
    3.3  Parent Common Stock . . . . . . . . . . . . . . . . . . . . . . . .32
    3.4  SEC Documents; Parent Financial Statements. . . . . . . . . . . . .32
    3.5  No Material Adverse Change. . . . . . . . . . . . . . . . . . . . .32
    3.6  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
    3.7  Brokers' and Finders' Fees. . . . . . . . . . . . . . . . . . . . .33
    3.8  Securities Act Exemption. . . . . . . . . . . . . . . . . . . . . .33

ARTICLE IV - SECURITIES ACT COMPLIANCE; REGISTRATION . . . . . . . . . . . .33

    4.1  Securities Act Exemption. . . . . . . . . . . . . . . . . . . . . .33
    4.2  Stock Restrictions. . . . . . . . . . . . . . . . . . . . . . . . .33
    4.3  Stockholders' Representations Regarding Securities Law Matters. . .34
    4.4  Registration Rights . . . . . . . . . . . . . . . . . . . . . . . .34

ARTICLE V - CONDUCT PRIOR TO THE EFFECTIVE TIME. . . . . . . . . . . . . . .35

    5.1  Conduct of Business of the Company. . . . . . . . . . . . . . . . .35

ARTICLE VI - ADDITIONAL AGREEMENTS . . . . . . . . . . . . . . . . . . . . .38

    6.1  Stockholder Approval. . . . . . . . . . . . . . . . . . . . . . . .38
    6.2  Access to Information . . . . . . . . . . . . . . . . . . . . . . .38
    6.3  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . .38
    6.4  Public Disclosure . . . . . . . . . . . . . . . . . . . . . . . . .39
    6.5  Consents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .39
    6.6    Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . .39
    6.7  Legal Conditions to the Merger. . . . . . . . . . . . . . . . . . .39
    6.8  Blue Sky Laws . . . . . . . . . . . . . . . . . . . . . . . . . . .40
    6.9  Best Efforts; Additional Documents and Further Assurances . . . . .40
    6.10 Notification of Certain Matters . . . . . . . . . . . . . . . . . .40
    6.11 Form S-8/S-3. . . . . . . . . . . . . . . . . . . . . . . . . . . .40
    6.12 Nasdaq National Market Listing. . . . . . . . . . . . . . . . . . .40

                                                                          PAGE
                                                                          ----

    6.13 Voting Agreements . . . . . . . . . . . . . . . . . . . . . . . . .40
    6.14 Non-Competition Agreements. . . . . . . . . . . . . . . . . . . . .41
    6.15 Company Capital Structure; Subsidiaries . . . . . . . . . . . . . .41
    6.16 Termination of United Kingdom Distributorship . . . . . . . . . . .42
    6.17 Completion of Audit . . . . . . . . . . . . . . . . . . . . . . . .43
    6.18 Filing of Tax Returns; Payment of Taxes . . . . . . . . . . . . . .43
    6.19 Employment Agreements . . . . . . . . . . . . . . . . . . . . . . .43
    6.20 No Solicitation . . . . . . . . . . . . . . . . . . . . . . . . . .43
    6.21 Affiliate Stockholder Indemnification . . . . . . . . . . . . . . .44
    6.22 Benefit Arrangements. . . . . . . . . . . . . . . . . . . . . . . .44
    6.23 Reorganization. . . . . . . . . . . . . . . . . . . . . . . . . . .44

ARTICLE VII - CONDITIONS TO THE MERGER . . . . . . . . . . . . . . . . . . .44

    7.1  Conditions to Obligations of Each Party to Effect the Merger. . . .44
    7.2  Additional Conditions to Obligations of the Company . . . . . . . .45
    7.3  Additional Conditions to the Obligations of Parent and Merger Sub .46

ARTICLE VIII - SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW. . . . . .48

    8.1  Survival of Representations and Warranties. . . . . . . . . . . . .48
    8.2  Escrow Arrangements . . . . . . . . . . . . . . . . . . . . . . . .49

ARTICLE IX - LIMITATION OF LIABILITY . . . . . . . . . . . . . . . . . . . .58

    9.1  Limitation. . . . . . . . . . . . . . . . . . . . . . . . . . . . .58

ARTICLE X - TERMINATION, AMENDMENT AND WAIVER. . . . . . . . . . . . . . . .58

    10.1 Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . .58
    10.2 Effect of Termination . . . . . . . . . . . . . . . . . . . . . . .60
    10.3 Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . .60
    10.4 Extension; Waiver . . . . . . . . . . . . . . . . . . . . . . . . .60

ARTICLE XI - GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . . .60

    11.1 Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .60
    11.2 Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .62
    11.3 Interpretation. . . . . . . . . . . . . . . . . . . . . . . . . . .62

                                                                          PAGE
                                                                          ----

    11.4    Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . 62
    11.5    Entire Agreement; Assignment. . . . . . . . . . . . . . . . . . 63
    11.6    Severability. . . . . . . . . . . . . . . . . . . . . . . . . . 63
    11.7    Other Remedies. . . . . . . . . . . . . . . . . . . . . . . . . 63
    11.8    Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . 63
    11.9    Currency. . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
    11.10   Rules of Construction . . . . . . . . . . . . . . . . . . . . . 63
    11.11   Specific Performance  . . . . . . . . . . . . . . . . . . . . . 64

                     AGREEMENT AND PLAN OF REORGANIZATION


    This AGREEMENT AND PLAN OF REORGANIZATION (the "AGREEMENT") is made and entered into effective as of August 29, 1997 by and among Peregrine Systems, Inc., a Delaware corporation (the "PARENT"); French Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent (the "MERGER SUB"); United Software, Inc., a Delaware corporation (the "COMPANY"); Vincent Worms as Securityholder Agent; ChaseMellon Shareholder Services, LLC as Escrow Agent; and for purposes of Sections 2.1(b), 2.2, and 2.3(b) of Article II and Sections 6.10 and 6.20 of Article VI, certain stockholders of the Company listed on EXHIBIT A attached hereto (the "AFFILIATE STOCKHOLDERS").

                                   RECITALS

    A. On August 29, 1997, the Boards of Directors of each of the Company and Parent authorized the officers of the Company and Parent, respectively, to execute and deliver a Memorandum of Understanding (the "Memorandum") setting forth the terms and conditions upon which Parent would acquire the Company through the statutory merger of Merger Sub with and into the Company (the "Merger") and directed such officers to negotiate, execute, and deliver this Agreement to memorialize the terms of the Merger set forth in the Memorandum.

    B. The Boards of Directors of each of the Company, Parent, and Merger Sub believe it to be in the best interests of each such company and their respective stockholders that the parties consummate the Merger.

    C. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of the Company's capital stock ("COMPANY CAPITAL STOCK") and all outstanding options and other rights to acquire or receive shares of Company Capital Stock shall be converted into the right to receive shares of Parent's Common Stock, $0.001 par value per share ("PARENT COMMON STOCK"), at the rate determined herein.

    D. A portion of the shares of Parent Common Stock otherwise issuable by Parent in connection with the Merger shall be placed in escrow by Parent, the release of which amount shall be contingent upon certain events and conditions, all as set forth in Article VIII hereof.

    E. The Company, Parent, Merger Sub, and the Affiliate Stockholders desire to make certain representations and warranties and other agreements in connection with the Merger.

    F. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

    NOW, THEREFORE, in consideration of the covenants, promises, and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby, the parties agree as follows:


                                   ARTICLE I

                                  THE MERGER

    1.1 THE MERGER. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law ("Delaware Law"), Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

    1.2 EFFECTIVE TIME. Unless this Agreement is earlier terminated pursuant to Article X, the closing of the Merger (the "CLOSING") will take place as promptly as practicable but no later than five (5) business days following satisfaction or waiver of the conditions set forth in Article VII at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304-1050, unless another place or time is agreed to by Parent and the Company. The date upon which the Closing actually occurs is referred to herein as the "CLOSING DATE." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger (or like instrument) with the Secretary of State of the State of Delaware (the "CERTIFICATE OF MERGER"), in accordance with the relevant provisions of applicable law (the time of acceptance by the Secretary of State of Delaware of such filing being referred to herein as the "EFFECTIVE TIME").

    1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers, and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities, and duties of the Surviving Corporation.

    1.4  CERTIFICATE OF INCORPORATION; BYLAWS.

         (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Certificate of Incorporation of Merger Sub shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation; PROVIDED, HOWEVER, that Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is Peregrine Asset Management Corporation."

         (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

    1.5 DIRECTORS AND OFFICERS. The director(s) of Merger Sub immediately prior to the Effective Time shall be the initial director(s) of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

    1.6 EFFECT ON CAPITAL STOCK. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company, or the holder of any shares of the Company Capital Stock, the following shall occur:

         (a)  AGGREGATE SHARES OF PARENT COMMON STOCK.   The aggregate
maximum number of shares of Parent Common Stock to be issued (including Parent Common Stock to be reserved for issuance upon exercise of any of the Company's options and warrants to be assumed by Parent) in exchange for the acquisition by Parent of all outstanding Company Capital Stock and all unexpired and unexercised options and warrants to acquire Company Capital Stock (the "AGGREGATE SHARES OF PARENT COMMON STOCK") shall not exceed the sum of (i) 1,891,051 and (ii) the number of shares of Incremental Parent Common Stock (as defined below).

         (b) CONVERSION OF COMPANY COMMON STOCK. Each share of Common Stock of the Company ("COMPANY COMMON STOCK") issued and outstanding immediately prior to the Effective Time, including all shares of Common Stock issued and outstanding as a result of the conversion of the Company's Series A Preferred Stock or Series B Preferred Stock (collectively, the "COMPANY PREFERRED STOCK") immediately prior to the Effective Time as contemplated by Section 6.1(b) but excluding any shares of Company Capital Stock to be cancelled pursuant to Section 1.6(d) and any Dissenting Shares (as defined and to the extent provided in Section 1.7(a)), will be cancelled and extinguished and will be converted automatically into the right to receive 0.234829 shares of Parent Common Stock (the "BASE EXCHANGE RATIO").

         Of the total shares of Parent Common Stock issued pursuant to this
Section 1.6(b), ten percent (10%) shall be subject to the Escrow pursuant to
Article VIII below (with fractional shares as to any Stockholder to be rounded down to a whole share) (the "ESCROW AMOUNT").

         (c) INCREMENTAL EXCHANGE RATIO. In addition to the shares of Parent Common Stock to be issued based on the Base Exchange Ratio in accordance with the provisions of Section 1.6(b) above, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, including all shares issued and outstanding as a result of the conversion of the Company Preferred Stock immediately prior to the Effective Time as contemplated by Section 6.1(b) but excluding any shares of Company Capital Stock to be cancelled pursuant to Section 1.6 (d) and any Dissenting Shares, will be entitled to receive that fraction of a share of Parent Common Stock as is equal to the Incremental Exchange Ratio (as defined herein), none of which shares (the "INCREMENTAL PARENT COMMON STOCK") shall be included in the Escrow Amount. The Incremental Exchange Ratio as used herein shall mean the quotient (expressed as a decimal and rounded out to the nearest millionth of a share of Parent Common Stock) that results from a fraction, the denominator of which is the Total Company Common Stock (as defined herein) and the numerator of which is itself a fraction, the numerator of which is Five Hundred Thousand Dollars ($500,000) and the denominator of which is the per share closing price of Parent Common Stock as of the second day immediately preceding the Effective Time as reported on the Nasdaq National Market. The Total Company Common Stock as used herein shall mean the aggregate Company Common Stock outstanding immediately prior to the Effective Time, including
(i) all Company Common Stock issued as a result of the conversion of the then outstanding Company Preferred Stock, (ii) all Company Common Stock issuable upon exercise of the then outstanding options and other rights to acquire Company Common Stock (whether or not they are exercisable) and (iii) all Company Common Stock that would be issuable on a one-for-one basis in respect of the 68,000 shares of Common Stock of Apsylog (as defined in Section 6.15) held by the Apsylog Minority Stockholder (as defined in Section 6.15(a) below). For purposes of this Agreement, reference to the Parent Common Stock to be issued in connection with the Merger at the Effective Time shall be deemed to include the Incremental Parent Common Stock, unless otherwise specified. The "Base Exchange Ratio" and the "Incremental Exchange Ratio," when cumulated and added together, are referred to herein as the "COMMON EXCHANGE RATIO."

         (d) CANCELLATION OF PARENT-OWNED AND COMPANY-OWNED STOCK. Each share of Company Capital Stock owned by Merger Sub, Parent, the Company or any direct or indirect wholly-owned subsidiary of Parent or subsidiary of the Company immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof.

         (e) STOCK OPTIONS. At the Effective Time, all options and stock purchase rights to purchase Company Common Stock (each a "Company Option") then outstanding under the Company's 1997 Stock Plan (the "OPTION PLAN") (whether or not exercisable and whether or not vested), or otherwise, shall remain outstanding following the Effective Time and shall be assumed by Parent in accordance with provisions described below.

              (i) Each Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Option Plan and/or as provided in the respective option agreements including any amendments thereto permitted by the Agreement governing such Company Option immediately prior to the Effective Time, except that (A) such Company Option shall be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Common Exchange Ratio, rounded up to the nearest whole number of shares of Parent Common Stock and (B) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option shall be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Common Exchange Ratio, rounded up to the nearest whole cent. Parent acknowledges and agrees that the Company and each optionee will amend each Company Option prior to the Effective Time to provide that such Company Options will become fully vested and exercisable with respect to all shares subject thereto immediately prior to the Effective Time.

              (ii) It is the intention of the parties that the Company Options assumed by Parent qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent the Company Options qualified as incentive stock options immediately prior to the Effective Time.

              (iii) Promptly following the Effective Time, Parent will issue to each holder of an outstanding Company Option a document evidencing the foregoing assumption of such Company Option by Parent.

              (iv) Prior to the Effective Time, the Company shall deliver to each holder of shares of Company Capital Stock outstanding immediately prior to the Effective Time which are then unvested or subject to a repurchase option, risk of forfeiture, or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, a written notice to the effect that the Company has waived its right (and terminated such holder's obligations with respect) to such repurchase option, risk of forfeiture, or similar condition such that such shares shall be fully vested immediately prior to the Effective Time. The Company shall also deliver to each holder of unvested Company Options written notice that such Company Options shall become fully vested and exercisable with respect to all shares subject thereto immediately prior to the Effective Time.

              (v) Notwithstanding anything to the contrary in this Section 1.6, in lieu of assuming outstanding Company Options in accordance with
Section 1.6(d), Parent may, at its election, cause such outstanding Company Options to be replaced by issuing substantially equivalent replacement stock options in substitution therefor.

         (f) CAPITAL STOCK OF MERGER SUB. Each share of Common Stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid, and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

         (g) ADJUSTMENTS TO EXCHANGE RATIOS. The Common Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Capital Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Capital Stock occurring after the date hereof and prior to the Effective Time, other than the conversion of the Company Preferred Stock into Company Common Stock prior to the Effective Time.

         (h) FRACTIONAL SHARES. No fraction of a share of Parent Common Stock will be issued, but in lieu thereof, each holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall be entitled to receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of
(i) such fraction and (ii) the Parent Price Per Share (as defined in Section 8.2(d)(ii)).

    1.7  APPRAISAL RIGHTS.

         (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has demanded and perfected appraisal rights for such shares in accordance with Delaware Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("DISSENTING SHARES"), shall not be converted into or represent a right to receive Parent Common Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by Delaware Law.

         (b) Notwithstanding the provisions of subsection (a), if any holder of shares of Company Capital Stock who demands appraisal of such shares under Delaware Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Common Stock and fractional shares as provided in Section 1.6, without interest thereon, upon surrender of the certificate representing such shares of Company Capital Stock.

         (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Capital Stock, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under Delaware Law. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal of Company Capital Stock or offer to settle or settle any such demands.

    1.8  SURRENDER OF CERTIFICATES.

         (a) EXCHANGE AGENT. ChaseMellon Shareholder Services, LLC shall act as exchange agent (the "EXCHANGE AGENT") in the Merger.

         (b) PARENT TO PROVIDE COMMON STOCK. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, the aggregate number of shares of Parent Common Stock issued pursuant to Section 1.6 in exchange for outstanding shares of Company Capital Stock; provided that, on behalf of the holders of Company Capital Stock, Parent shall deposit into an escrow account a number of shares of Parent Common Stock equal to the Escrow Amount out of the aggregate number of shares of Parent Common Stock otherwise issuable pursuant to Section 1.6(b). The portion of the Escrow Amount contributed on behalf of each holder of Company Capital Stock shall be in proportion to the aggregate number of shares of Parent Common Stock which such holder would otherwise be entitled to receive under Section 1.6(b) by virtue of ownership of outstanding shares of Company Capital Stock immediately prior to the Effective Time.

         (c) EXCHANGE PROCEDURES. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "CERTIFICATES") which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock (less the number of shares of Parent Common Stock, if any, to be deposited in the Escrow Fund (as defined in Section 8.2) on such holder's behalf pursuant to Article VIII hereof), plus cash in lieu of fractional shares in accordance with Section 1.6, to which such holder is entitled pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be cancelled. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article VIII hereof, Parent shall cause to be distributed to the Escrow Agent (as defined in Article VIII) a certificate or certificates representing that number of shares of Parent Common Stock equal to the Escrow Amount which shall be registered in the name of the Escrow Agent. Such shares shall be beneficially owned by the holders on whose behalf such shares were deposited in the Escrow Fund and shall be available to compensate Parent as provided in Article VIII. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional share in accordance with Section 1.6.

         (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

         (e) TRANSFERS OF OWNERSHIP. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

         (f)  NO LIABILITY.  Notwithstanding anything to the contrary in this
Section 1.8, none of the Exchange Agent, the Surviving Corporation, or any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat, or similar law.

    1.9 NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article I.

    1.10 LOST, STOLEN, OR DESTROYED CERTIFICATES. In the event any certificate evidencing shares of Company Capital Stock shall have been lost, stolen, or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and cash for fractional share, if any, as may be required pursuant to Section 1.6; PROVIDED, HOWEVER, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the certificate alleged to have been lost, stolen or destroyed.

    1.11 TAX AND ACCOUNTING CONSEQUENCES. It is intended by the parties hereto that the Merger shall (i) constitute a reorganization within the meaning of Section 368 of the Code and (ii) qualify for accounting treatment as a purchase.

    1.12 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title, and possession to all assets, property, rights, privileges, powers, and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the names of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.


                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                        AND THE AFFILIATE STOCKHOLDERS

    The Company hereby represents and warrants, and, for purposes of Sections 2.1(b) and 2.2, the Company and, to the best of their knowledge, each of the Affiliate Stockholders, severally, hereby represent and warrant, and, for purposes of Section 2.3(b), each Affiliate Stockholder severally hereby represents and warrants with respect to such Affiliate Stockholder, to Parent and Merger Sub, subject to the specific exceptions disclosed in the disclosure letter and schedules thereto (each referencing the appropriate section numbers of this Article II as to which an exception exists) delivered by the Company and the Affiliate Stockholders to Parent (the "Company Schedules") and dated as of the date hereof, as follows:

    2.1  ORGANIZATION OF THE COMPANY.

         (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and each Subsidiary (as defined herein) is a corporation duly organized, validly existing, and in good standing under the laws of its respective jurisdiction of incorporation. The Company and each Subsidiary has the corporate power and authority to own, lease, and operate its assets and property and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the properties owned, leased, or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), business, net worth, assets (including intangible assets), properties, operations, obligations, liabilities (fixed or contingent), or prospects ("Material Adverse Effect") of the Company or such Subsidiary.

         (b) Schedule 2.1(b) sets forth a complete list of each corporation, partnership, limited liability company, joint venture, business trust or association, or other entity in which the Company, directly or indirectly, holds an equity interest (each, a "Subsidiary" and collectively, the "Subsidiaries"). The term "Subsidiary" shall not include Apsylog (UK) Ltd., a corporation organized under the laws of England and, except for the representations made in this Section 2.1(b), A-Net and Net (as defined in Section 6.15(a)). Schedule 2.1(b) identifies for each Subsidiary the issued and outstanding capital stock, the identity and address of each holder of the issued and outstanding capital stock of such Subsidiary, and the number of shares of capital stock of each Subsidiary held by such holder (as updated prior to the Closing to reflect the transactions contemplated by Section 6.15(a)). Except as set forth in Schedule 2.1(b), and in any event without exception prior to the Closing, all of the outstanding shares of the capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are wholly owned by the Company, directly or indirectly through a Subsidiary, free and clear of any lien, adverse claim, security interest, equity or other encumbrance. Except as described in Schedule 2.1(b), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which any Subsidiary is a party or by which any Subsidiary is bound, obligating such Subsidiary to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of such Subsidiary's capital stock.

         (c) The Company has made available to Parent a true and correct copy of its Certificate of Incorporation and Bylaws and similar constituent documents of each Subsidiary, each as amended to date, and each such instrument is in full force and effect. Neither the Company nor any Subsidiary is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent governing instruments.

    2.2  COMPANY CAPITAL STRUCTURE.

         (a) The authorized Company Capital Stock consists of 15,000,000 shares of authorized Common Stock, par value $0.001 per share, of which 1,941,066 shares are issued and outstanding, and 10,000,000 shares of authorized Preferred Stock, par value $0.001 per share. Of the authorized Preferred Stock, 3,898,084 shares have been designated as Series A Preferred Stock, of which 819,101 shares are issued and outstanding, and 2,009,530 shares have been designated as Series B Preferred Stock, of which 2,009,530 shares are issued and outstanding. The Company Capital Stock is held of record by the persons with the addresses of record and in the amounts identified on Schedule 2.2(a). Immediately after giving effect to the transactions contemplated by Section 6.15(a) of this Agreement, the Company will have issued and outstanding 1,941,066 shares of Common Stock (not including 68,000 shares which may be issued to the Apsylog Minority Holder as defined in Section 6.15(a) below), 3,898,084 shares of Series A Preferred Stock, and 2,009,530 shares of Series B Preferred Stock. All outstanding shares of Company Capital Stock are (and any shares issued pursuant to the transactions contemplated by Section 6.15(a) will be) duly authorized, validly issued, fully paid, and non-assessable and not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement or document to which the Company is a party or by which it is bound. Each outstanding share of Company Preferred Stock is presently convertible into one share of Company Common Stock. Except as described in Schedule 2.2(b) or Schedule 2.2(c), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Company Capital Stock.

         (b) Of the 1,941,066 shares of Company Common Stock outstanding, 1,563,708 shares were issued pursuant to restricted stock purchase agreements granting repurchase options in favor of the Company in the event of a termination of employment ("Restricted Stock"). Schedule 2.2(b) identifies each employee of the Company or any Subsidiary who holds Restricted Stock and specifies the vesting schedule for such Restricted Stock, the extent to which such shares of Restricted Stock are vested to date, and whether the vesting of such Restricted Stock will accelerate as a result of the transactions contemplated by this Agreement.

         (c) The Company has reserved 1,000,000 shares of Common Stock for issuance to employees and consultants pursuant to the Option Plan, of which 134,500 shares are subject to outstanding, unexercised options and 488,142 shares remain available for future grant. Schedule 2.2(c) sets forth for each outstanding Company Option the name of the holder of such option, the address of such holder, the number of shares of Common Stock subject to such option, the exercise price and the vesting schedule of such option, including the extent vested to date, and whether the exercisability of such option will be accelerated and become exercisable by the transactions contemplated by this Agreement. Except as described in Schedule 2.2(c), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment, or agreement. The holders of Company Options or any other options or rights set forth in Schedule 2.2(c) have been or will be given, or shall have properly waived, any required notice prior to the Merger.

         (d) As a result of the Merger, Parent will be the record and sole beneficial owner of all outstanding Company Capital Stock and all rights to acquire or receive Company Capital Stock. At or before the Effective Time, any rights of any holder or prospective holder of the Company's securities to cause such securities to be registered under the United States Securities Act of 1933, as amended (the "Securities Act"), and any information rights, voting rights, rights of co-sale, rights to maintain equity percentage, rights of first refusal and the like that may exist for the benefit of any such holder or prospective holder shall have been terminated, except as expressly contemplated by this Agreement.

    2.3  AUTHORITY.

         (a) The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of the Merger by the Company's stockholders. The vote required of the Company's stockholders to duly approve the Merger is a majority of the outstanding shares of Company Common Stock and a majority of the outstanding shares of Company Preferred Stock, each voting as a separate class (in each case with each share of Company Preferred Stock being entitled to a number of votes equal to the number of whole shares of Company Common Stock into which such share of Company

Preferred Stock could be converted on the record date for the vote). The Company's Board of Directors has unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms. Except as set forth on Schedule 2.3(a), subject only to the approval of the Merger by the Company's stockholders, the execution and delivery of this Agreement by the Company and the Affiliate Stockholders does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "CONFLICT") (i) any provision of the Certificate of Incorporation or Bylaws of the Company or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, any Subsidiary, or either of their respective properties or assets. No consent, waiver, approval, order, or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("GOVERNMENTAL ENTITY") or any third party (so as not to trigger any Conflict), is required by or with respect to the Company, any Subsidiary, in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, and (iii) such other consents, waivers, authorizations, filings, approvals, and registrations which are set forth on
Schedule 2.3(a).

         (b) Each Affiliate Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Affiliate Stockholder.
 This Agreement has been duly executed and delivered by such Affiliate Stockholder and constitutes the valid and binding obligation of such Affiliate Stockholder, enforceable in accordance with its terms. Except as set forth on Schedule 2.3(b), the execution and delivery of this Agreement by such Affiliate Stockholder does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in a Conflict under (i) any provision of the constituent documents of such Affiliate Stockholder (if such Affiliate Stockholder is other than an individual) or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Affiliate Stockholder. No consent, waiver, approval, order, or authorization of, or registration, declaration or filing with, any Governmental Entity or any third party (so as not to trigger any Conflict), is required by or with respect to such Affiliate Stockholder, in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, and
(iii) such other consents, waivers, authorizations, filings, approvals, and registrations which are set forth on Schedule 2.3(b).

    2.4  COMPANY FINANCIAL STATEMENTS.

         (a) (i) The audited unconsolidated statements of income of each Subsidiary for each of the fiscal years ended December 31, 1995 and December 31, 1996, (ii) the audited unconsolidated balance sheets of each Subsidiary at December 31 for each such fiscal year, (iii) the unaudited consolidated statements of income of Apsylog for the six months ended June 30, 1997, and
(iv) the audited consolidated balance sheet of Apsylog at June 30, 1997 are complete and correct in all material respects, have been prepared in accordance with generally accepted accounting principles ("GAAP") in France applied on a consistent basis throughout the periods indicated (except that the financial statements do not have notes thereto), and fairly present the consolidated financial position of Apsylog and its consolidated results of operations and the financial position and results of operations of each Subsidiary, as the case may be, as of the respective dates and for the respective periods indicated, subject, in the case of the unaudited financial statements, to normal year-end adjustments. The Company's audited balance sheet at June 30, 1997 is hereinafter referred to as the "Company Balance Sheet," and all such financial statements are hereinafter referred to as the "Company Financial Statements."

         (b) No Subsidiary has any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in the Company Financial Statements in accordance with GAAP) which (i) has not been reflected in the Company Balance Sheet or
(ii) has not arisen in the ordinary course of the Company's business since June 30, 1997 consistent in nature and amount with past practices and which does not exceed $15,000 individually or $45,000 in the aggregate.

         (c) A true and correct copy of the Company Financial Statements is attached to the Company Schedules as Schedule 2.4 (c).

         (d) For purposes only of this Section 2.4, the term "Subsidiary" shall not include Apsylog GmbH, a corporation organized under the laws of Germany. Neither the Company nor Apsylog GmbH has engaged in any material business operations since its incorporation. The only assets of the Company consist of shares of the capital stock of Apsylog. Neither Apsylog GmbH nor the Company has any material liabilities, and Apyslog GmbH has no material assets.

    2.5 ACCOUNTS RECEIVABLE. All accounts receivable shown on the Company Balance Sheet (net of reserves indicated on the Company Balance Sheet) or thereafter acquired until the Effective Time (net of reserves accrued in the normal course of business and consistent with past practice) arose and are collectible within 180 days from the date recorded, except that the value of any account receivable, the collection of which is doubtful or which is subject to a defense or set-off, has been written down to an amount not in excess of net realizable value or adequate reserves or allowances therefor have been provided. The values at which accounts receivable are carried reflect the accounts receivable valuation policy of the Company, which is consistent with its past practice and in accordance with GAAP applied on a consistent basis. None of the receivables of the Company or any Subsidiary is subject to any claim of offset, recoupment, set off, or counterclaim, and, to the knowledge of the Company, there are no facts or circumstances (whether asserted or unasserted) that would give rise to any claim. No receivables are contingent upon the performance by the Company or any Subsidiary of any obligation or contract. No person or entity has any lien, charge, pledge, security interest, or other encumbrance on any such receivables, and no agreement for deduction or discount has been made with respect to any of such receivables.

    2.6 BUSINESS CHANGES. Since the date of the Company Balance Sheet (or such other date specifically set forth herein), except as otherwise contemplated by this Agreement or described in Schedule 2.6, the Company and each Subsidiary have conducted their businesses only in the ordinary and usual course and, without limiting the generality of the foregoing:

         (a) Neither the Company nor any Subsidiary has sustained any damage, destruction, or loss by reason of fire, explosion, earthquake, casualty, labor trouble (including but not limited to any claim of wrongful discharge or other unlawful labor practice), requisition or taking of property by any government or agent thereof, windstorm, embargo, riot, act of God or public enemy, flood, accident, revocation of license or right to do business, total or partial termination, suspension, default or modification of contracts, governmental restriction or regulation, other calamity, or other similar or dissimilar event (whether or not covered by insurance) that would result in a Material Adverse Effect on the Company or any Subsidiary.

         (b) There have been no changes in the condition (financial or otherwise), business, net worth, assets, properties, operations, obligations, liabilities (fixed or contingent), or prospects of the Company or any Subsidiary which, individually or in the aggregate, have resulted or may be reasonably expected (whether before or after the Effective Time) to result in a Material Adverse Effect on the Company or any Subsidiary.

         (c) Neither the Company nor any Subsidiary has issued, or authorized for issuance, any equity security, bond, note or other security, except for shares of Company Common Stock issued upon the exercise of outstanding Company Options, except for shares of Company Common Stock and Company Options listed in
Schedule 2.2, or accelerated the vesting of any employee stock benefits (including vesting under stock purchase agreements or exercisability of Company Options). Neither the Company nor any Subsidiary has granted or entered into any commitment or obligation to issue or sell any such equity security, bond, note or other security of the Company or such Subsidiary, whether pursuant to offers, stock option agreements, stock bonus agreements, stock purchase plans, incentive compensation plans, warrants, calls, conversion rights or otherwise, except for shares of Company Common issued upon the exercise of the Company Options.

         (d) Neither the Company nor any Subsidiary has incurred any additional debt for borrowed money, nor incurred any obligation or liability (fixed, contingent, or otherwise) except in the ordinary and usual course of business and in no event greater than $15,000 on an individual basis.

         (e) Neither the Company nor any Subsidiary has paid any obligation or liability (fixed, contingent, or otherwise), or discharged or satisfied any lien or encumbrance, or settled any liability, claim, dispute, proceeding, suit, or appeal, pending or threatened against it or any of its assets or properties, except for current liabilities included in the Company Balance Sheet and current liabilities incurred since the date of the Company Balance Sheet in the ordinary and usual course of business.

         (f) Neither the Company nor any Subsidiary has declared, set aside for payment, or paid any dividend, payment, or other distribution on or with respect to any share of its capital stock.

         (g) Neither the Company nor any Subsidiary has purchased, redeemed, or otherwise acquired or committed itself to acquire, directly or indirectly, any share or shares of its capital stock.

         (h) Neither the Company nor any Subsidiary has mortgaged, pledged, otherwise encumbered, or subjected to lien any of its assets or properties, tangible or intangible, nor has it committed itself to do any of the foregoing, except for liens for current taxes which are not yet due and payable and purchase money liens arising out of the purchase or sale of products or services made in the ordinary and usual course of business.

         (i) Neither the Company nor any Subsidiary has disposed of, or agreed to dispose of, any asset or property, tangible or intangible, except in the ordinary and usual course of business, and in each case for a consideration at least equal to the book value of such asset or property, nor has the Company or any Subsidiary leased or licensed to others (including officers and directors of the Company), or agreed so to lease or license, any asset or property, except for the licensing of the Company's software to customers, distributors, and resellers in the ordinary course of business, nor has the Company or any Subsidiary discontinued any product line or the production, sale, or other disposition of any of its products or services.

         (j) Neither the Company nor any Subsidiary has purchased or agreed to purchase or otherwise acquire any debt or equity securities of any corporation, partnership, joint venture, firm, or other entity. Neither the Company nor any Subsidiary has made any expenditure or commitment for the purchase, acquisition, construction, or improvement of a capital asset, except in the ordinary and usual course of business, and the aggregate amount of all such expenditures and commitments made in the ordinary and usual course of business has not exceeded $25,000 for the Company and the Subsidiaries, taken as a whole.

         (k) Neither the Company nor any Subsidiary has entered into any transaction or contract, or made any commitment to do the same, except in the ordinary and usual course of business and not involving an amount in any case in excess of $15,000 (excluding agreements under which the obligation of payment or performance has been satisfied in full or which, if not satisfied, do not and will not have a Material Adverse Effect on the Company or any Subsidiary). Neither the Company nor any Subsidiary has waived any right of substantial value or cancelled any debts or claims in excess of $15,000 or voluntarily suffered any extraordinary losses other than in the ordinary and usual course of business.

         (l) Neither the Company nor any Subsidiary has sold, assigned, transferred, or conveyed, or committed itself to sell, assign, transfer or convey, any Company Intellectual Property Rights (as defined in Section 2.10), except for the licensing of software to customers, distributors, and resellers in the ordinary course of business, and neither the Company nor any Subsidiary has entered into any product development, technology or product sharing, or similar strategic arrangement with any other party.

         (m) Except as set forth in Section 1.6(e), neither the Company nor any Subsidiary has effected or agreed to effect any amendment or supplement to any employee profit sharing, stock option, stock purchase, pension, bonus, incentive, retirement, medical reimbursement, life insurance, deferred compensation or any other employee benefit plan or arrangement.

         (n) Neither the Company nor any Subsidiary has paid or committed itself to pay to or for the benefit of any of its directors, officers, employees, or shareholders any compensation of any kind other than wages, salaries, and benefits at times and rates in effect prior to June 30, 1997 other than regularly scheduled increases for employees other than officers in the ordinary course of business for the period after June 30, 1997.

         (o) Neither the Company nor any Subsidiary has effected or agreed to effect any change, including by way of hiring or involuntary termination, in the employment or engagement terms of any of its directors, executive officers, or key employees.

         (p) Since April 10, 1997, the Company has not effected or committed itself to effect any amendment or modification of its Certificate of Incorporation or Bylaws, and no Subsidiary has effected or committed itself to effect any amendment to its constituent documents.

         (q) To the knowledge of the Company, no statute has been enacted nor has any rule or regulation been adopted (whether before or after the date of the Company Balance Sheet) which may reasonably be expected to result in a Material Adverse Effect on the Company or any Subsidiary.

         (r) The Company has not changed in any way its accounting methods or practices (including any change in depreciation or amortization policies or rates, any changes in policies in making or reversing accruals, or any change in capitalization of software development costs).

         (s) Neither the Company nor any Subsidiary has made any loan to any person or entity, and neither the Company nor any Subsidiary has guaranteed the payment of any loan or debt of any person or entity, except for (x) travel or similar advances made to employees in connection with their employment duties in the ordinary course of business, consistent with past practices and (y) accounts receivable incurred in the ordinary course of business consistent with past practices.

         (t) Neither the Company nor any Subsidiary has changed the prices or royalties set or charged by the Company or such Subsidiary.

         (u) Neither the Company nor any Subsidiary has negotiated or agreed to do any of the things described in the preceding clauses (a) through (t) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement.)

    2.7  TAX AND OTHER RETURNS AND REPORTS.

         (a) DEFINITION OF TAXES. For the purposes of this Agreement, "TAX" or, collectively, "TAXES" means any and all federal, state, local, and foreign taxes, assessments, and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

         (b)  TAX RETURNS AND AUDITS.  Except as set forth in Schedule 2.7:

              (i) The Company and each Subsidiary as of the Effective Time will have accurately prepared and timely filed all required federal, state, local, and foreign returns, estimates, information statements, and reports ("RETURNS") relating to any and all Taxes of the Company, any Subsidiary, or their operations, and such Returns are true and correct in all material respects and have been completed in accordance with applicable law.

              (ii) The Company and each Subsidiary as of the Effective Time:
(A) will have paid or accrued all Taxes it is required to pay or accrue and (B) will have withheld with respect to its employees all federal, state, or foreign income taxes, FICA, FUTA, and other Taxes required to be withheld.

              (iii) Neither the Company nor any Subsidiary has been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company or any Subsidiary, nor has the Company or any Subsidiary executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

              (iv) No audit or other examination of any Return of the Company or any Subsidiary is presently in progress, nor has the Company or any Subsidiary been notified of any request for such an audit or other examination.

              (v) Neither the Company nor any Subsidiary has any liability for unpaid federal, state, local, or foreign Taxes which have not been accrued or reserved against in accordance with GAAP on the Company Balance Sheet, whether asserted or unasserted, contingent or otherwise. The accruals for the Taxes of the Company and the Subsidiaries shown on the Company Balance Sheet are sufficient to discharge the Taxes for all periods (or the portion of any period) ending on or prior to the date of the Company Balance Sheet, and no Taxes will be incurred by the Company or any Subsidiary between that date and the Closing Date, except in the ordinary course of business.

              (vi) The Company has provided to Parent copies of all federal, state, and foreign income and all state sales and use Tax Returns of the Company or any Subsidiary for all periods since the date of incorporation.

              (vii) There are (and as of immediately following the Closing there will be) no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("Liens") on the assets of the Company or any Subsidiary relating to or attributable to Taxes, other than Liens for Taxes not yet due and payable.

              (viii) None of the Company's assets is treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

              (ix) As of the Effective Time, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company or any Subsidiary that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

              (x) Neither the Company or any Subsidiary has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company or any Subsidiary.

              (xi) Neither the Company nor any Subsidiary is party to a tax sharing or allocation agreement nor does the Company owe any amount under any such agreement.

              (xii) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897 of the Code.

    2.8 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement (noncompetition, field of use, or otherwise), judgment, injunction, order or decree binding upon the Company or any

Subsidiary of the Company which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of the Company or any Subsidiary, any acquisition of property (tangible or intangible) by the Company or any Subsidiary, or the conduct of business by the Company or any Subsidiary. Without limiting the foregoing, neither the Company nor any Subsidiary has entered into any agreement under which the Company or any Subsidiary is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.


    2.9 TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES; CONDITION OF EQUIPMENT.

         (a) Neither the Company nor any Subsidiary owns any real property, nor has the Company or any Subsidiary ever owned any real property. Schedule 2.9(a) sets forth a list of all real property currently leased by the Company and the Subsidiaries, the name of the lessor, and the date of the lease and each amendment thereto. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any material existing default or event of default (or event which with notice or lapse of time, or both, would constitute a material default). To the knowledge of the Company, neither its operations nor the operation of the Subsidiaries on any such real property, nor such real property, including improvements thereon, violate any applicable building code, zoning requirement, or classification, or pollution control ordinance or state relating to the particular property to such operations, and such non-violation is not dependent, in any instance, on so-called non-conforming use exceptions.

         (b) The Company and the Subsidiaries have good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of their tangible properties and assets, real, personal and mixed, used or held for use in their business, free and clear of any Liens, except as reflected in the Company Financial Statements, except for liens created by the lessors of such properties or assets, and except for Liens for Taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

         (c) All equipment owned or leased by the Company and the Subsidiaries is listed in Schedule 2.9(c), except individual pieces of equipment owned by the Company or a Subsidiary with an individual book value of less than $5,000. All facilities, machinery, equipment, fixtures, vehicles, and other properties owned, leased, or used by the Company and the Subsidiaries are in good operating condition, except for ordinary wear and tear, and repair and are reasonably fit and usable for the purposes for which they are being used, except where a failure to be in such condition would not have a Material Adverse Effect on the Company or any Subsidiary.

    2.10 INTELLECTUAL PROPERTY.

         (a) The Company or one of the Subsidiaries owns, or is validly licensed to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material that are used in the business of the Company and the Subsidiaries (excluding Commercial Software Rights (as defined herein)) as currently conducted or as proposed to be conducted (the "COMPANY INTELLECTUAL PROPERTY RIGHTS"). Neither the Company nor any Subsidiary uses or is licensed to use, and none of their products include or incorporate, any (i) software distributed free of charge on a trial basis for which a paid license would be required for commercial distribution, (ii) software whose ownership has been retained by a third party who controls its distribution, or (iii) any other code obtained from the public domain.

         (b) Schedule 2.10(b) sets forth a complete list of all patents, registered and material unregistered trademarks, registered and material unregistered copyrights, trade names and service marks, and any applications therefor, included in the Company Intellectual Property Rights, and specifies the jurisdictions in which each such Company Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners, together with a list of all software products currently marketed by the Company and the Subsidiaries and an indication as to which, if any, of such software products have been registered for copyright protection with the United States Copyright Office and any foreign offices and by whom such items have been registered.

         (c) Schedule 2.10(c) sets forth a complete list of (i) any requests the Company or any Subsidiary has received to make any such registration, including the identity of the requestor and the item requested to be so registered and the jurisdiction for which such request has been made and (ii) all licenses, sublicenses, and other agreements to which the Company or any Subsidiary is a party and pursuant to which the Company, any Subsidiary, or any other person is authorized to use any Company Intellectual Property Right or trade secret material to the Company or any Subsidiary, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty, and the term thereof (other than standard customer, distributor, and reseller software license agreements entered into by the Company or any Subsidiary in the ordinary course of business). The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will cause neither the Company nor any Subsidiary to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement.

         (d) The Company or a Subsidiary is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any liens or encumbrances), the Company Intellectual Property Rights, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Company Intellectual Property Rights are being used. No claims with respect to the Company Intellectual Property
Rights have been asserted or, to the Company's knowledge, are threatened by any person, nor to the Company's knowledge are there any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any of the products of the Company and the Subsidiaries infringes on any copyright, patent, trademark, service mark, trade secret or other proprietary right, (ii) against the use by the Company or any Subsidiary of any trademarks, service marks, trade names, trade secrets, copyrights, maskworks, patents, technology, know-how or computer software programs and applications used in the business of the Company and the Subsidiaries as currently conducted or as proposed to be conducted, or (iii) challenging the ownership by the Company or any Subsidiary, validity or effectiveness of any of the Company Intellectual Property Rights. All registered trademarks, service marks and copyrights held by the Company and the Subsidiaries are valid and subsisting. The business of the Company and the Subsidiaries as currently conducted or as proposed to be conducted has not and does not infringe on any proprietary right of any third party. To the Company's knowledge, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company or any Subsidiary.

         (e) Neither the Company nor any Subsidiary has been sued or charged as a defendant in any claim, suit, action, or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights, or violation of any trade secret or other proprietary right of any third party and which has not been finally terminated prior to the date hereof nor does the Company have any knowledge of any such charge or claim, and there is not any infringement liability with respect to, or infringement or violation by, the Company or any Subsidiary of any patent, trademark, service mark, copyright, trade secret, or other proprietary right of another. No Company Intellectual Property Right or product of the Company or any of Subsidiary is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing of products by the Company and the Subsidiaries. Each current and former employee of and consultant to the Company and the Subsidiaries has executed a proprietary information and inventions agreement substantially in the Company's standard form as delivered to Parent.

         (f) "Commercial Software Rights" means packaged commercially available software programs generally available to the public through retail dealers in computer software which have been licensed to the Company or a Subsidiary pursuant to end-user licenses and which are used in the business of the Company and the Subsidiaries but are in no way a component of or incorporated in any of their products and related trademarks, technology, and know-how. To the Company's knowledge, neither the Company nor any Subsidiary has breached or violated the terms of its license, sublicense, or other agreement relating to any Commercial Software

Rights, and the Company and the Subsidiaries have a valid right to use such Commercial Software Rights under such licenses and agreements. Neither the Company nor any Subsidiary is or will be as a result of the execution and delivery of this Agreement or the performance of the Company's obligations hereunder, in violation of any license, sublicense, or agreement relating to Commercial Software Rights. No claims with respect to the Commercial Software Rights have been asserted or, to the knowledge of the Company, are threatened by any person against the Company or any Subsidiary, nor to the knowledge of the Company is there any valid grounds for any bona fide claims
(i) to the effect that the use of any product as now used or proposed for use by the Company and the Subsidiaries infringes on any copyright, patent, trade mark, service mark, or trade secret, (ii) against the use by the Company or any Subsidiary of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how, or computer software programs and applications used in the Company's business as currently conducted or as proposed to be conducted, or (iii) challenging the validity or effectiveness of any of the rights of the Company and the Subsidiaries to use Commercial Software Rights.
 To the knowledge of the Company, there is no material unauthorized use, infringement, or misappropriation of any of the Commercial Software Rights by the Company or any Subsidiary or any employee or former employee of the Company or any Subsidiary. To the knowledge of the Company, no Commercial Software Right is subject to any outstanding order, judgment, decree, stipulation, or agreement restricting in any manner the use thereof by the Company or any Subsidiary.

    2.11 AGREEMENTS, CONTRACTS AND COMMITMENTS. Except as required by applicable law, contemplated by this Agreement, or as set forth on
Schedule 2.11, neither the Company nor any Subsidiary currently has, is a party to, or is bound by:

              (i)   any collective bargaining agreements;

              (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations;

              (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements;

              (iv) any employment or consulting agreement with an employee or individual consultant or salesperson or consulting or sales agreement, under which a firm or other organization provides services to the Company or a Subsidiary not terminable by the Company or a Subsidiary on thirty days notice without liability;

              (v) except as provided in Section 1.6(e), any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

              (vi)  any fidelity or surety bond or completion bond;

              (vii) any lease of personal property having a value individually in excess of $15,000;

              (viii) any agreement of indemnification or guaranty (other than as set forth in standard customer, distributor, and reseller software license agreements entered into by the Company or any Subsidiary in the ordinary course of business);

              (ix) any agreement containing any covenant limiting the freedom of the Company or any Subsidiary to engage in any line of business or to compete with any person or entity;

              (x) any agreement relating to capital expenditures and involving future payments in excess of $15,000;

              (xi) any agreement relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business since June 30, 1997;

              (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money by the Company or extension of credit to the Company, involving obligations in excess of $15,000;

              (xiii) any purchase order or contract for the purchase of materials (excluding capital expenditures) involving $30,000 or more;

              (xiv)   any construction contracts,

              (xv) any distribution, joint marketing or development agreement (other than standard customer, distributor, and reseller software license agreements entered into by the Company or any Subsidiary in the ordinary course of business);

              (xvi) any agreement pursuant to which the Company or any Subsidiary has granted or may grant in the future, to any party a source-code license or option or other right to use or acquire source-code; or

              (xvii) to the extent not reported on the Company Balance Sheet, any other agreement that involves payment by the Company or any Subsidiary of $30,000 or more or which is not cancellable without penalty within thirty (30) days.

    Except for such alleged material breaches, violations, and defaults, and events that would constitute a material breach, violation or default with the lapse of time, giving of notice, or both, as are all noted in Schedule 2.11, neither the Company nor any Subsidiary has breached, violated, or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth on Schedule 2.10(b), Schedule 2.10(c), or Schedule 2.11 (any such agreement, contract or commitment, a "CONTRACT"). Each Contract is in full force and effect and, except as otherwise disclosed in Schedule 2.11, is not subject to any default thereunder of which the Company has knowledge by any party obligated to the Company or any Subsidiary pursuant thereto.

    2.12 INTERESTED PARTY TRANSACTIONS. Except as set forth in Schedule 2.12, no officer, director, or Stockholder of the Company or any Subsidiary (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has an economic interest), has, directly or indirectly, (i) an economic interest in any entity which furnishes or sells, services or products that the Company or any Subsidiary furnishes or sells, or proposes to furnish or sell, (ii) an economic interest in any entity that purchases from or sells or furnishes to the Company or any Subsidiary any goods or services, or (iii) a beneficial interest in any contract or agreement set forth in Schedule 2.10(b), Schedule 2.10(c), or Schedule 2.11; PROVIDED, HOWEVER, that no officer, director, or Affiliate Stockholder or the Company or any Subsidiary shall be deemed to have such an interest solely by virtue of holding less than one percent (1%) of the outstanding voting stock of a corporation whose equity securities are traded on a recognized stock exchange in the United States or Europe or quoted on The Nasdaq Stock Market.

    2.13 COMPLIANCE WITH LAWS; GOVERNMENTAL AUTHORIZATION. The Company and each Subsidiary has complied with, is not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation, except where any such non-compliance or violation would not have a Material Adverse Effect on the Company or such Subsidiary. Schedule 2.13 lists each material federal, state, county, local, or foreign governmental consent, license, permit, grant, or other authorization issued to the Company or any Subsidiary (i) pursuant to which the Company or such Subsidiary currently operates or holds any interest in any of its properties or (ii) which is required for the operation of its business or the holding of any such interest (collectively, the "Company Authorizations"), which Company Authorizations are in full force and effect and constitute all the Company Authorizations required to permit the Company and the Subsidiaries to operate or conduct their businesses or to holder any interest in their properties. Neither the Company nor any Subsidiary is subject to the provisions of Section 2115 of the California Corporations Code.

    2.14 LITIGATION. Except as disclosed in Schedule 2.14, there is no action, suit, proceeding, claim, arbitration, or investigation pending before any court or administrative agency against the Company or any Subsidiary (or any officer of director of the Company or any Subsidiary in their capacity as such). To the Company's knowledge, no such action, proceeding, claim, arbitration, or investigation has been threatened, and the Company is not aware of any basis for any such action, suit, proceeding, claim, arbitration, or investigation. No Governmental Entity has at any time challenged or questioned the legal right of the Company or any Subsidiary to manufacture, offer, or sell any of its products in the present manner or style thereof.

    2.15 INSURANCE. Schedule 2.15 lists all material insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, software errors and omissions, employees, officers, and directors of the Company and the Subsidiaries as well as all claims made under any insurance policy by the Company or any Subsidiary in the prior three years. There is no claim by the Company or any Subsidiary pending under any of such policies or bonds as to which coverage has been questioned, denied, or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid, and the Company or a Subsidiary, as the case may be, is otherwise in compliance with the terms of such policies and bonds. Such policies of insurance and bonds are of the type and in amounts customarily carried by persons conducting businesses similar to those of the Company and the Subsidiaries in the jurisdictions in which the Company and the Subsidiaries operate. The Company has no knowledge of any threatened termination of, or premium increase with respect to, any of such policies. Neither the Company nor any Subsidiary has never been denied insurance coverage nor has any insurance policy of the Company or a Subsidiary ever been cancelled for any reason.

    2.16 MINUTE BOOKS. The minute books of the Company and the Subsidiaries made available to counsel for Parent are the only minute books of the Company and the Subsidiaries and contain true and correct copies of all resolutions adopted by the Boards of Directors (or committees thereof) and stockholders since incorporation of the Company or the Subsidiary, as the case may be.

    2.17 BANK ACCOUNTS. Schedule 2.17 constitutes a full and complete list of all the bank accounts and safe deposit boxes of the Company and the Subsidiaries, the number of each such account or box, and the names of the persons authorized to draw on such accounts or to access such boxes. All cash in such accounts is held in demand deposits and is not subject to any restriction or limitation as to withdrawal.

    2.18  ENVIRONMENTAL MATTERS.

          (a) HAZARDOUS MATERIAL. Neither the Company nor any Subsidiary has (i) operated any underground storage tanks at any property that the Company or such Subsidiary has at any time owned, operated, occupied or leased or (ii) illegally released any substance that has been designated by any Governmental Entity or by applicable federal, state, local, or foreign law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, (a "Hazardous Material"). No Hazardous Materials are present, as a result of the deliberate actions of the Company or any Subsidiary, or, to the Company's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company or any Subsidiary has at any time owned, operated, occupied or leased.

          (b) HAZARDOUS MATERIALS ACTIVITIES. Neither the Company nor any Subsidiary has transported, stored, used, manufactured, disposed of, released or exposed their employees or others to Hazardous Materials in violation of any law, nor has the Company or any Subsidiary disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "HAZARDOUS MATERIALS ACTIVITIES") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity to prohibit, regulate, or control Hazardous Materials or any Hazardous Material Activity.

          (c) PERMITS. The Company and the Subsidiaries currently hold all environmental approvals, permits, licenses, clearances, and consents (the "ENVIRONMENTAL PERMITS") necessary for the conduct of the Company's Hazardous Material Activities and other businesses of the Company and the Subsidiaries as such activities and businesses are currently being conducted.

          (d) ENVIRONMENTAL LIABILITIES. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company or any Subsidiary. The Company is not aware of any fact or circumstance which could involve the Company or a Subsidiary in any environmental litigation or impose upon the Company or any Subsidiary any environmental liability.

    2.19 BROKERS' AND FINDERS' FEES. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

    2.20  EMPLOYEE MATTERS AND BENEFIT PLANS.

          (a) DEFINITIONS. With the exception of the definition of "Affiliate" set forth in Section 2.20(a)(i) below (which definition shall only apply to this Section 2.20), for purposes of this Agreement, the following terms shall have the meanings set forth below:

               (i) "AFFILIATE" shall mean any person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or
(o) of the Code and the regulations thereunder;

               (ii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

               (iii) "COMPANY EMPLOYEE PLAN" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement excluding those required by applicable law, providing for bonuses, compensation, severance, termination pay, deferred compensation, pensions, profit sharing, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, written or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," and in the case of the

Company and any Subsidiary domiciled or operating in the United States, within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any "Employee" (as defined below), and pursuant to which the Company or any Affiliate has or may have any material liability contingent or otherwise;

               (iv) "EMPLOYEE" shall mean any current, former, or retired employee, officer, or director of the Company or any Affiliate;

               (v) "EMPLOYEE AGREEMENT" shall refer to each management, employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or similar agreement or contract or any of their amendments, whether written or unwritten and whether or not legally binding, between the Company or any Affiliate and any Employee or consultant;

               (vi)   "IRS" shall mean the Internal Revenue Service;

               (vii) "MULTIEMPLOYER PLAN" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan", as defined in Section 3(37) of ERISA; and

               (viii) "PENSION PLAN" shall refer to each Company Employee Plan which is an "employee pension benefit plan", within the meaning of
Section 3(2) of ERISA and/or legal supplementary or complementary pension benefits under French law.

          (b) SCHEDULE. Schedule 2.20(b) contains an accurate and complete list of each Company Employee Plan and each Employee Agreement, together with a schedule of all liabilities, whether or not accrued, under each such Company Employee Plan or Employee Agreement. The Company does not have any stated plan or commitment, whether legally binding or not, to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement nor does it have any intention or commitment to do any of the foregoing.

          (c) DOCUMENTS. The Company has made available to Parent (i) correct and complete copies of all documents embodying or relating to each Company Employee Plan and each Employee Agreement including all amendments thereto, copies of all forms of agreement and enrollment used therewith, and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) all taxing or other governmental authority opinion, notification, or determination letters and rulings relating to Company Employee Plans and copies of all applications and correspondence to or from any taxing or other governmental authority with respect to any Company Employee Plan, including the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) all material agreements and contracts relating to each Company Employee Plan, including but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; (vi) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Company Employee Plan; (vii) all IRS determination letters and rulings relating to Company Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with respect to any Company Employee Plan; (viii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; and (ix) all registration statements and prospectuses prepared in connection with each Company Employee Plan.

          (d) EMPLOYEE PLAN COMPLIANCE. Except as set forth on Schedule 2.20(d), (i) the Company has performed all obligations required to be performed by it under each Company Employee Plan, each Employee Agreement and with respect to its workers' representative committee, and each Company Employee Plan, each Employee Agreement, and each workers' representative committee has been established and maintained in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to applicable French law, ERISA or the Code; (ii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Company Employee Plan; (iii) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan or under any Employee Agreement or relating to the workers' representative committee; and (iv) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to the Company, Parent or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (v) there are no inquiries or proceedings pending or, to the knowledge of the Company or any Affiliates, threatened by any governmental authority with respect to any Company Employee Plan, any Employee Agreement, or the Company's workers' representative committee; (vi) neither the Company nor any Affiliate is subject to any penalty or Tax with respect to any Company Employee Plan, any Employee Agreement, or the Company's workers' representative Committee.; and (vii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination letter with respect to each such Company Employee Plan from the IRS or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such determination letter and make any amendments necessary to obtain a favorable determination, and nothing has occurred since the date of such letter that could reasonably be expected to affected the qualified status of such Company Employee Plan.

          (e) PENSION PLANS. The Company does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code. The Company has no retirement or pension plans other than as set forth on Schedule 2.20(e).

          (f) MULTIEMPLOYER PLANS. At no time has the Company or any Subsidiary domiciled or operating in the United States contributed to or been requested to contribute to any Multiemployer Plan.

          (g)  NO POST-EMPLOYMENT OBLIGATIONS.  Except as set forth in
Schedule 2.20(g), no Company Employee Plan and no agreement with any employee provides, or has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by applicable law, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by applicable law. Except to the extent (if any) to which provision or allowance has been made in the Company Balance Sheet, no liability has been incurred by the Company to make any redundancy payments or any protective awards or to pay damages or compensation (for wrongful or unfair dismissal or for failure to comply with any order for the reinstatement or re-engagement of any employee) and no gratuitous payments have been made or promised by the Company in connection the actual or proposed termination or suspension of employment or variation of any contract of employment of any present or former director or employee.

          (h)  EFFECT OF TRANSACTION.

               (i) Except as provided in Section 1.6 of this Agreement or as set forth on Schedule 2.20(h)(i), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

               (ii) Except as set forth on Schedule 2.20(h)(ii), no payment or benefit which will or may be made by the Company or Parent or any of their respective affiliates with respect to any Employee will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code.

          (i) NO VIOLATIONS. Neither the Company nor any Affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of Section 4980B(f) of the Code (and Sections 600-608 of ERISA) or any similar provisions of United States federal or state, French, German, or English law applicable to its Employees.

          (j) EMPLOYMENT MATTERS. Schedule 2.20(i) lists all current officers, directors, and employees of the Company and each Subsidiary. The Company and each Subsidiary is in compliance with all applicable foreign, federal, state and local and French laws, rules and regulations respecting health and safety, employment, employment practices, employment discrimination, immigration or other laws governing the employment of foreign nationals, terms and conditions of employment and wages and hours, in each case, with respect to Employees. Neither the Company nor any Subsidiary has received any notice from any Governmental Entity, and to the knowledge of the Company, there has not been asserted before any Governmental Entity, any claim, action, or proceeding to which the Company or any Subsidiary is a party or involving the Company or any Subsidiary, and there is neither pending nor, to the knowledge of the Company, threatened any investigation or hearing concerning the Company or any Subsidiary arising out of or based upon any such laws, regulations, or practices. The Company and each Subsidiary has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees or other persons who by virtue of their activities performed on behalf of the Company or Affiliate may be deemed employees within the meaning of applicable law. Neither the Company nor any Subsidiary is liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing or liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). Each Subsidiary domiciled or operating in France has paid all amounts due to its workers representative committee, and there is not any outstanding claim for payment or reimbursement of expenses from the workers' representative committee.

          (k) LABOR. No work stoppage or labor strike against the Company or any Subsidiary is pending or threatened. Neither the Company nor any Subsidiary is involved in or threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in liability to the Company or any Subsidiary. The Company has not engaged in any unfair labor practices which would, individually or in the aggregate, directly or indirectly result in a liability to the Company. Neither the Company nor any Subsidiary is presently, nor has the Company or any Subsidiary been in the past, a party to, or bound by, any agreement negotiated with its Employees other than the following collective bargaining agreements between certain Subsidiaries domiciled or operating in France and their respective Employees: Bureaux d'Etude Techniques, Cabinets d'Ingenieurs Conseils, Societes de Conseils for Apsylog, Apsynet, and Netform and Metallurgie for AGDS. No collective bargaining agreement is being negotiated by the Company or any Subsidiary.

    2.21 CERTAIN ADVANCES. There are no receivables of the Company or any Subsidiary owing by any director, officer, employee, consultant, or stockholder of the Company or any Subsidiary or owing by any affiliated person or entity of any director, officer, employee, consultant, or stockholder of the Company or any Subsidiary, other than advances in the ordinary and usual course of business for reimbursable business expenses.

    2.22 REPRESENTATIONS COMPLETE. None of the representations or warranties made by the Company or any Affiliate Stockholder (as modified by the Company Schedules), nor any statement made in any schedule or certificate furnished by the Company or any Affiliate Stockholder pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the Company Stockholders in connection with soliciting their consent to this Agreement and the Merger, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.


                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

    Parent and Merger Sub represent and warrant to the Company as follows:

    3.1 ORGANIZATION OF PARENT AND MERGER SUB. Parent is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the ability of Parent and Merger Sub to consummate the transactions contemplated hereby.

    3.2 AUTHORITY. Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligation of Parent and Merger Sub, enforceable in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under any provision of the Certificate of Incorporation or Bylaws of Parent or Merger Sub or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or representation applicable to Parent or on which Parent's business, financial condition, operations or prospects is substantially dependent, the breach, violation, default, termination or forfeiture of which would result in a material adverse effect upon the ability of Parent or Merger Sub to consummate the Merger, or a Material Adverse Effect on Parent or Merger Sub. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or (ii) such consents, approvals, order, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws.

    3.3 PARENT COMMON STOCK. The shares of Parent Common Stock to be issued pursuant to the Merger will, when issued and delivered in accordance with this Agreement, be duly authorized, validly issued, fully paid, and non-assessable; PROVIDED, HOWEVER, that the Parent Common Stock to be issued hereunder will be subject to restrictions on transfer under applicable federal and state securities laws.

    3.4 SEC DOCUMENTS; PARENT FINANCIAL STATEMENTS. Parent has filed all forms, reports, and documents required to be filed by Parent with the United States Securities and Exchange Commission (the "SEC") and has furnished or made available to the Company true and complete copies of its Annual Report on Form 10-K for the fiscal year ended March 31, 1997 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 (collectively, the "SEC DOCUMENTS"), which Parent filed with the SEC under the United States Securities Exchange Act of 1934 (the "EXCHANGE ACT"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC. The consolidated financial statements of Parent, including the notes thereto, included in the SEC Documents (the "PARENT FINANCIAL STATEMENTS") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the
SEC), and fairly present the consolidated financial position of Parent and the results of its operations and cash flows as of the respective dates and for the periods indicated therein (subject, in the case of unaudited statements, to normal audit adjustments). There has been no change in Parent's accounting policies except as described in the notes to the Parent Financial Statements.

    3.5 NO MATERIAL ADVERSE CHANGE. Since June 30, 1997, Parent has conducted its business in the ordinary course and there has not occurred:
(a) any material adverse change in the financial condition, results of operations, liabilities, assets (including intangible assets), business, or prospects of Parent and its subsidiaries, taken as a whole; (b) any amendment or change in the Certificate of Incorporation or Bylaws of Parent; or (c) any damage to, destruction or loss of any assets of the

Parent (whether or not covered by insurance) that materially and adversely affects the financial condition or business of Parent and its subsidiaries, taken as a whole.

    3.6 LITIGATION. There is no action, suit or proceeding of any nature pending or to Parent's knowledge threatened against Parent, nor, to the knowledge of Parent, is there any reasonable basis therefor which could reasonably be expected to result in a Material Adverse Effect on Parent.

    3.7 BROKERS' AND FINDERS' FEES. Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

    3.8 SECURITIES ACT EXEMPTION. Subject to the accuracy of representations provided by the Company Stockholders, the Parent Common Stock to be issued pursuant to this Agreement and the Merger Agreement will be exempt from the registration requirements of the Securities Act and will comply with all state and foreign securities laws.

                                  ARTICLE IV

                    SECURITIES ACT COMPLIANCE; REGISTRATION

    4.1 SECURITIES ACT EXEMPTION. The Parent Common Stock to be issued pursuant to this Agreement initially will not be registered under the Securities Act in reliance on the exemptions from the registration requirements of Section 5 of the Securities Act set forth in Section 4(2) thereof and/or Regulation S promulgated thereunder. Prior to the Closing Date, each of the Company's stockholders shall have provided Parent such representations, warranties, certifications, and additional information as Parent may reasonably request to ensure the availability of an exemption from the registration requirements of the Securities Act.

    4.2 STOCK RESTRICTIONS. In addition to any legend imposed by applicable state securities laws or by any contract which continues in effect after the Effective Time, the certificates representing the shares of Parent Common Stock issued pursuant to this Agreement shall bear a restrictive legend (and stop transfer orders shall be placed against the transfer thereof with Parent=s transfer agent), stating substantially as follows:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED EXCEPT IN COMPLIANCE WITH RULE 144 OR RULE 145, AS APPLICABLE, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION

         IS NOT REQUIRED UNDER THE ACT, OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

    Alternatively, certificates representing shares of Parent Common Stock issued in reliance on Regulation S shall bear the following legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO REGULATION S THEREUNDER AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED ABSENT REGISTRATION EXCEPT IN COMPLIANCE WITH REGULATION S, RULE 144, OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT, OR A NO-ACTION LETTER FROM THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

    4.3 STOCKHOLDERS' REPRESENTATIONS REGARDING SECURITIES LAW MATTERS. Each stockholder of the Company, by virtue of the Merger and the conversion into Parent Common Stock of the Company Capital Stock held by such stockholder, shall be bound by the following provisions:

         (a) Such stockholder will not offer, sell, or otherwise dispose of any shares of Parent Common Stock except in compliance with the Securities Act and the rules and regulations thereunder.

         (b) Such stockholder will not sell, transfer or otherwise dispose of any shares of Parent Common Stock unless (i) such sale, transfer or other disposition is within the limitations of and in compliance with Rule 144 or Rule 145, as applicable, promulgated by the SEC under the Securities Act and the Stockholder furnishes Parent with reasonable proof of compliance with such Rule, (ii) in the opinion of counsel, reasonably satisfactory to Parent and its counsel, some other exemption from registration under the Securities Act is available with respect to any such proposed sale, transfer, or other disposition of Parent Common Stock, or (iii) the offer and sale of Parent Common Stock is registered under the Securities Act.

    4.4  REGISTRATION RIGHTS.

         (a) Parent agrees that the stockholders of the Company receiving Parent Common Stock in the Merger shall be entitled to the registration rights set forth in the Declaration of Registration Rights of even date herewith in the form attached hereto as EXHIBIT B.

         (b) On or before the 45th day after the Effective Time, Parent will determine whether to proceed with an Underwritten Sale (as defined in Section 3 of the Declaration of Registration Rights), or to permit the holders of the Registrable Securities (as defined in the Declaration of Registration Rights) to include Registrable Securities in a registration in accordance with Section 2 of the Declaration of Registration Rights, and will communicate such determination to the Company. In connection with the solicitation of stockholder approval of the Merger in accordance with Section
6.1 of this Agreement, the Company will request, and the stockholders will be required to state in writing the number of shares of Registrable Securities which they request Parent to cause to be registered in accordance with the provisions of the Declaration of Registration Rights. The failure of any Company stockholder to make such request shall be deemed to be a statement of no intent by such stockholder to include any Registrable Securities in such registration.


                                   ARTICLE V

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

    5.1 CONDUCT OF BUSINESS OF THE COMPANY. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees (except to the extent that Parent shall otherwise consent in writing) to carry on its business and to cause the Subsidiaries to carry on their businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay their debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such businesses, to use all reasonable efforts consistent with past practice and policies to preserve intact their present business organizations, keep available the services of their present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with them, all with the goal of preserving unimpaired the goodwill and ongoing businesses of the Company and the Subsidiaries at the Effective Time. The Company shall promptly notify Parent of any event which materially adversely effects the Company, any Subsidiary, or their businesses. Except as expressly contemplated by this Agreement or disclosed in Schedule 5.1, neither the Company nor any Subsidiary shall, without the prior written consent of Parent:

         (a) Accelerate, amend, or change the period of exercisability of any outstanding Company Options or Company Common Stock subject to vesting or authorize cash payments in exchange for any such outstanding options;

         (b) Enter into any commitment or transaction not in the ordinary course of business;

         (c) Transfer to any person or entity any rights to the Company Intellectual Property Rights (other than end-user licenses granted to customers of the Company and the Subsidiaries in the ordinary course of business);

         (d) Enter into or amend any agreements pursuant to which any other party is granted marketing, distribution, or similar rights of any type or scope with respect to any products of the Company and the Subsidiaries;

         (e) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the agreements set forth or described in the Company Schedules;

         (f) Commence any litigation except to enforce its rights under or to interpret this Agreement or any other agreement, obligation or arrangement contemplated hereby or entered into a established in connection herewith;

         (g) Declare, set aside, or pay any dividends on or make any other distributions (whether in cash, stock, or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor), except upon termination of employment at cost;

         (h) Except for the issuance of shares of Company Capital Stock upon exercise or conversion of presently outstanding Company Options or Company Preferred Stock, or in connection with the exercise of the call options or put options required under Section 6.15(a) below, issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of Company Capital Stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, without the prior written consent of Parent;

         (i) Cause or permit any amendments to its Certificate of Incorporation or Bylaws or similar governing documents, except as contemplated herein;

         (j) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets in an amount in excess of $15,000 in the case of a single transaction or in excess of $30,000 in the aggregate in any 30-day period;

         (k) Sell, lease, license, or otherwise dispose of any of its properties or assets, except in the ordinary course of business, or except as provided in Section 6.15(b) below ;

         (l) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Company or such Subsidiary or guarantee any debt securities of others;

         (m) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to standard written agreements outstanding on the date hereof or payments required by law;

         (n) Adopt or amend any employee benefit plan, or enter into any employment contract, extend employment offers, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees, other than regularly scheduled increases for employees other than officers in the ordinary course of business without the prior written consent of Parent;

         (o) Effect or agree to effect, including by way of hiring or involuntary termination, any change in its directors, officers, or key employees;

         (p) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

         (q) Pay, discharge or satisfy, in an amount in excess of $15,000 (in any one case) or $30,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company Financial Statements (or the notes thereto) or that arose in the ordinary course of business subsequent to June 30, 1997 or expenses consistent with the provisions of this Agreement incurred in connection with any transaction contemplated hereby;

         (r) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes, provided that Parent shall not unreasonably withhold its consent to any of the foregoing;

         (s) Enter into any strategic alliance, joint development or joint marketing agreement; or

         (t) Take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through (s) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

    6.1  STOCKHOLDER APPROVAL; CONVERSION OF PREFERRED STOCK.

         (a) The Company shall promptly after the date hereof take all action necessary in accordance with Delaware Law and the Company's Amended and Restated Certificate of Incorporation and Bylaws to obtain the approval by the Company's stockholders of the Merger, this Agreement, and the transactions contemplated hereby. The Company agrees to use its best efforts and to take all action necessary or advisable to secure the necessary votes or written consents required by Delaware Law to effect the Merger. Parent shall cooperate with the Company to the best of Parent's ability in the preparation of an information statement for use in connection with the solicitation of a written consent from the stockholders of the Company with respect to approval of the Merger.

         (b) The Company shall use its best efforts to secure the approval of the holders of not less than a majority of outstanding shares of Company Preferred Stock to the automatic conversion of the Company Preferred Stock immediately prior to the Effective Time, in accordance with Article III,
Section 3(aa)(ii)(b) of the Company's Amended and Restated Certificate of Incorporation.

    6.2 ACCESS TO INFORMATION. The Company shall afford Parent and its accountants, legal counsel, and other representatives reasonable access during normal business hours during the period prior to the Effective Time to
(i) all of the properties, books, contracts, commitments, and records of the Company and the Subsidiaries and (ii) all other information concerning the business, properties, and personnel of the Company and the Subsidiaries as Parent may reasonably request. The Company agrees to provide Parent and its accountants, legal counsel, and other representatives copies of internal financial statements promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 6.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

    6.3 CONFIDENTIALITY. From the date hereof to and including the Effective Time, the parties hereto shall maintain, and cause their directors, employees, agents, and advisors to maintain, in confidence and not disclose or use for any purpose, except for the evaluation of the transactions contemplated hereby and the accuracy of the respective representations and warranties of the parties contained herein, information concerning the other parties hereto and obtained directly or indirectly from such parties, or their directors, employees, agents, or advisors, except such information as is or becomes (i) available to the non-disclosing party from third parties not subject to an undertaking of confidentiality; (ii) generally available to the public other than as a result of a breach by the non-disclosing party hereunder; or (iii) required to be disclosed under applicable law; and except such information as was in the possession of such party prior to obtaining such information from such other party as to which the fact of prior possession such possessing party shall have the burden of proof. In the event that the transactions contemplated hereby shall not be consummated, all such information which shall be in writing shall be returned to the party furnishing the same, including to the extent reasonably practicable, copies or reproductions thereof which may have been prepared.

    6.4 PUBLIC DISCLOSURE. Unless otherwise required by law (including, without limitation, applicable securities laws) or, as to Parent, by the rules and regulations of the Nasdaq National Market, prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld.

    6.5 CONSENTS. Each of Parent and the Company shall promptly apply for or otherwise seek and use its best efforts to obtain, all consents and approvals required to be obtained by it or any Subsidiary for the consummation of the Merger, and the Company shall use its best efforts to obtain all consents, waivers, or approvals under any of the agreements, contracts, licenses, or leases of the Company and the Subsidiaries in order to preserve the benefits thereunder for the Surviving Corporation and otherwise in connection with the Merger. All of such consents and approvals are set forth in Schedule 6.5.

    6.6
AGREEMENTS. Schedule 6.6 sets forth those persons who, in the Company's reasonable judgment, are "affiliates" of the Company within the meaning of Rule 145 (each such person an "Affiliate") promulgated under the Securities Act ("Rule 145"). The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company has delivered to Parent, concurrently with the execution of this Agreement, an executed Affiliate Agreement from each of the Affiliates in the form attached hereto as EXHIBIT C. Parent and Merger Sub shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by the s pursuant to the terms of this Agreement and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock, consistent with the terms of such Affiliate Agreements.

    6.7 LEGAL CONDITIONS TO THE MERGER. Each of Parent, Merger Sub, the Stockholders, and the Company will take (and the Company will cause the Subsidiaries to take) all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger and will promptly cooperate with and furnish information to any other party hereto in connection with any such requirements imposed upon such other party in connection with the Merger. Each party will take all reasonable actions to obtain (and will cooperate with the other parties in obtaining) any consent, authorization, order or approval of, or any registration, declaration, or filing with, or an exemption by, any Governmental Entity, or other third party, required to be obtained or made by such party or its subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

    6.8 BLUE SKY LAWS. Parent shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of Parent Common Stock pursuant hereto. The Company shall use its best efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all applicable jurisdictions in connection with the issuance of Parent Common Stock pursuant hereto.

    6.9 BEST EFFORTS; ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES. Each of the parties to this Agreement shall use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement, and the transactions contemplated hereby. Parent will use its best efforts to file all reports required to be filed under Section 13 or 15(d) of the Exchange Act for the two years subsequent to the Effective Time.

    6.10 NOTIFICATION OF CERTAIN MATTERS. The Company and the Affiliate Stockholders shall give prompt notice to Parent, and Parent shall give prompt notice to the Company and the Affiliate Stockholders, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company or the Affiliate Stockholders and Parent or Merger Sub, respectively, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time except as contemplated by this Agreement (including the Company Schedules) and (ii) any failure of the Company, the Affiliate Stockholders, or Parent, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 6.11 shall not limit or otherwise affect any remedies available to the party receiving such notice.

    6.11 FORM S-8/S-3. Parent shall file a Registration Statement on Form S-8/S-3 with the SEC covering (i) the shares of Parent Common Stock issuable with respect to assumed Company Options and (ii) such shares of Parent Common Stock issued in connection with the Merger for which registration on such form may be available no later than fifteen (15) business days after the Closing Date; PROVIDED, HOWEVER, that Parent shall not be required to file such a Registration Statement prior to the earlier to occur of (i) the date Parent files its Registration Statement on Form S-8/S-3 covering Parent's existing stock incentive plans or (ii) October 31, 1997.

    6.12 NASDAQ NATIONAL MARKET LISTING. Parent shall authorize for listing on the Nasdaq National Market the shares of Parent Common Stock issuable in connection with the Merger, upon official notice of issuance.

    6.13 VOTING AGREEMENTS. Each Affiliate Stockholder has delivered to Parent, concurrently with the execution of this Agreement, an executed Voting Agreement in the form attached hereto as EXHIBIT D (the "VOTING AGREEMENTS"), agreeing, among other things, to vote in favor of the Merger and against any competing proposals.

    6.14 NON-COMPETITION AGREEMENTS. The Company will deliver to Parent on or prior to the Closing a Non-Competition Agreement between the Company and each of Gilles Queru, Joel Armengeau, Thomas Boudalier, Nicholas Bourveau, Dan Callahan, Stephane Dehoche, and Pierre Dubois in substantially the form attached hereto as EXHIBIT E (the "Non-Competition Agreements").

    6.15 COMPANY CAPITAL STRUCTURE; SUBSIDIARIES.

         (a) The Company shall (i) use its best efforts to cause holders of the outstanding call option set forth in the Option Purchase Agreement dated April 16, 1997 between the Company and certain shareholders of Apsylog SA, a corporation organized under the laws of the Republic of France ("Apsylog"), to exercise such option or (ii) exercise the put option held by the Company as set forth in the Put Agreement dated April 16, 1997 between the Company and such purchasers, in either case such that immediately after such exercises and prior to the Closing, (A) the Company will hold all the outstanding share capital of Apsylog (other than director's qualifying shares and 68,000 shares held of record by Philippe Haustete (the "Apsylog Minority Holder")) and (B) no further right to acquire or obligation to issue shares of Company Capital Stock shall be outstanding (other than the Company Options and the conversion rights of the Company Preferred Stock).

         (b) On or before thirty (30) days following the Effective Time, Parent and the Participating Stockholders (as defined herein) shall enter into an agreement or agreements as necessary to provide for the sale (the "Stock Sale") by Parent to the Participating Stockholders of all of the outstanding shares held by Apsylog SA, a French corporation ("Apsylog"), in each of APSYNet, a French corporation ("A-Net"), and Netform, a French corporation ("Net", and collectively with A-Net, the "Subs"). Such agreement or agreements shall provide for the Stock Sale on substantially the following terms:

              (i) The Securityholder Agent (as defined in Article VIII) shall, promptly following the Effective Time, notify in writing each holder of record of the Certificates (as defined in Section 1.8(c) above) of the principal terms set forth in this Section 6.15(b) of the opportunity to participate in the Stock Sale, pro rata in the proportion of the shares of Company Common Stock represented by the Certificates held by such holder bears to the total shares of all of the outstanding Company Common Stock outstanding immediately prior to the Effective Time (including any shares in Apsylog which may have then been held by the Apsylog Minority Stockholder) AND which elect to participate in the Stock Sale. The Participating Stockholders shall at a minimum include those stockholders identified in
Schedule 6.15 attached hereto, each of whom shall be required to agree to the terms of this Section 6.15(b) concurrently with the execution of this Agreement as an inducement to Parent to enter into this Agreement.

              (ii) Each such holder who elects to participate in the Stock Sale (the "Participating Stockholders") shall, jointly with all Participating Stockholders, purchase all of the outstanding shares of the Subs held by Apsylog for aggregate consideration equal to $500,000, payable either by cash or through promissory notes duly executed and delivered by the Participating Stockholders (the "Notes"). The Notes may be prepaid at any time, and shall bear minimal interest

(as necessary to avoid the imputation of interest), mature as to principal and interest 180 days following their issue date, and be secured by Parent Common Stock issued in connection with the Merger (but not included as part of the Escrow Fund) having a fair market value equal to not less 120% of the principal amount of the Notes on the issue date. The shares of Parent Common Stock securing the Notes shall be held in an escrow (independent of the Escrow Fund) by Parent. Upon the sale of any shares of Parent Common Stock held by a Participating Stockholder (whether or not such shares may constitute collateral for a Note), the Participating Stockholder will be obligated to remit to Parent the proceeds of such sale as necessary to repay all principal and interest under the Note, with any excess proceeds to be retained by the Participating Stockholder. Any sales or transfer taxes resulting from the Stock Sale shall be paid by the Participating Stockholders.

              (iii) Parent agrees that pending the completion of the Stock Sale, Parent will (except to the extent that the Securityholder Agent otherwise agrees in writing) conduct the business of the Subs in the usual, regular and ordinary course in substantially the same manner as heretofore conducted. Subject to the foregoing, Parent shall have no responsibility or obligation to any Participating Stockholder or any other holder of Company Common Stock outstanding immediately prior to the Effective Time for any adverse event, condition or circumstance that may occur in connection with the conduct of the business of the Subs or the condition of the business or operations of the Subs, and Parent shall not be obligated to provide any representation or warranty to the Participating Stockholders concerning such conduct in connection with the Stock Sale. Upon completion of the Stock Sale, none of Parent, the Company nor any Subsidiary shall have any liability or obligation to the Subs or to any stockholder, purchaser, creditor, employee, vendor or customer of either Sub or of Parent, the Company or any Subsidiary, and the Participating Stockholders will agree to indemnify Parent and its affiliates against any claims alleging such liability or obligation.

         (c) The Company and Parent shall use their best efforts to cause the Apsylog Minority Holder, prior to the Closing, to convert his equity interest in Apsylog into shares of Company Capital Stock on the same terms and conditions as set forth in the Series A and Series B Preferred Stock Purchase Agreement dated April 16, 1997 among the Company and certain prior holders of Apsylog's capital stock.

    6.16 TERMINATION OF UNITED KINGDOM DISTRIBUTORSHIP. Prior to the Closing, the Company shall provide written notice to Apsylog (UK) Ltd., a corporation organized under the laws of England (the "Distributor"), advising of the Company's intent to terminate the exclusivity provisions of its International Master Reseller Agreement with the Distributor dated as of July 19, 1996 (the "Distribution Agreement"), and following the Effective Time, the Company and Gilles Queru on behalf of the Company Stockholders (as defined in Article VIII) shall use their best and lawful efforts (which shall not be construed to require any monetary payment to Distributor) to terminate such exclusivity provisions (which may be accomplished by terminating the Distribution Agreement in its entirety) in consultation with, and in a manner reasonably acceptable to, Parent. Neither of the Company, Gilles Queru, or any Company Stockholder shall have any liability to Parent under the provisions of Article VIII in the event that the Distributor cures any default under the Distribution

Agreement in accordance with its terms, or in the event that the Securityholder Agent is unable to lawfully terminate the exclusivity provisions of the Distribution Agreement.

    6.17 COMPLETION OF AUDIT. The Company shall use its best efforts to assist Coopers & Lybrand LLP to complete its audit of the Company Financial Statements prior to the Closing.

    6.18 FILING OF TAX RETURNS; PAYMENT OF TAXES. Prior to the Closing, the Company shall accurately complete its United States federal and California state tax returns for the fiscal year ended December 31, 1996 and pay any amounts indicated thereon as being due.

    6.19 EMPLOYMENT AGREEMENTS. Prior to the Closing, Parent (or a Subsidiary, as appropriate) and each of Gilles Queru, Nicholas Bourveau, and Stephane Dehoche shall enter into amendments to their respective employment agreements with Apsylog, and Daniel Callahan and the Company shall have entered into an agreement terminating the offer letter dated March 22, 1996 between Apsylog, a California corporation, and Mr. Callahan (collectively, the "EMPLOYMENT AGREEMENTS").

    6.20 NO SOLICITATION. From and after the date of this Agreement until the earlier to occur of the Effective Time or termination of this Agreement pursuant to its terms, neither the Company, any Subsidiary, or any Affiliate Stockholder will, and the Company, the Subsidiaries, and the Affiliate Stockholders will instruct their respective directors, officers, employees, representatives, investment bankers, agents, and affiliates not to, directly or indirectly (i) solicit or encourage submission of any Acquisition Proposal (as defined herein) by any person, entity, or group (other than Parent and its affiliates, agents, and representatives) or (ii) participate in any discussions or negotiations with, or disclose any non-public information concerning the Company or any Subsidiary to, or afford access to the properties, books, or records of the Company or any Subsidiary to, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity, or group (other than Parent and its affiliates, agents, and representatives) in connection with any Acquisition Proposal with respect to the Company or any Subsidiary. For purposes of this Agreement, an "Acquisition Proposal" means any proposal or offer relating to (i) any merger, consolidation, sale or license of substantial assets or similar transactions involving the Company or any Subsidiary (other than sales or licenses of assets or inventory in the ordinary course of business or as permitted by this Agreement) or (ii) sales by the Company or any Subsidiary of any shares of its capital stock (including, without limitation, by way of a tender offer or an exchange offer and except as contemplated pursuant to
Section 6.15 and upon exercise of Company Options). The Company, the Subsidiaries, and the Affiliate Stockholders will immediately cease any and all existing activities, discussion, or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company and the Affiliate Stockholders will promptly (i) notify Parent if it receives any proposal or written inquiry or written request for information in connection with an Acquisition Proposal or potential Acquisition Proposal and (ii) notify Parent of the significant terms and conditions of any such Acquisition Proposal. In addition, from and after the date of this Agreement, until the earlier to occur of the Effective Time or termination of this Agreement pursuant to its terms, the Company, the Subsidiaries, and the Affiliate Stockholders will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents, and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation, or solicitation in support of any Acquisition Proposal made by any person, entity, or group (other than Parent).

    6.21 AFFILIATE STOCKHOLDER INDEMNIFICATION. Each Affiliate Stockholder has delivered to Parent, concurrently with the execution of this Agreement, an executed Indemnity Agreement in the form attached hereto as EXHIBIT F (the "INDEMNITY AGREEMENTS").

    6.22 BENEFIT ARRANGEMENTS. Parent covenants and agrees that to the extent permitted by applicable law and to the extent the existing benefit plans and arrangements provided by Company and any Subsidiary to its employees are terminated on or after the Effective Time, such employees shall be entitled to comparable benefits which are available or subsequently become available to Parent's employees in the country of employment. For purposes of satisfying the terms and conditions of such plans, Parent shall give full credit for eligibility, vesting or benefit accrual for each participant's period of service at the Company or any Subsidiary prior to the Effective Time.

    6.23 REORGANIZATION. No party to the Agreement shall take any action, either prior to or subsequent to the Closing, that would cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the code, and each party agrees to file all Returns consistent with such treatment.

                                  ARTICLE VII

                           CONDITIONS TO THE MERGER

    7.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

         (a) STOCKHOLDER APPROVAL. This Agreement and the Merger and other transactions contemplated hereby shall have been approved and adopted by the Company's stockholders by the requisite vote under applicable law and the Company's Amended and Restated Certificate of Incorporation.

         (b) PREFERRED STOCK CONVERSION. Holders of a majority of the outstanding Company Preferred Stock shall have delivered written notice to the Company, which shall have provided copies thereof to Parent, of their election to require the conversion of all Company Preferred Stock into Company Common Stock effective immediately prior to the Closing.

         (c) GOVERNMENT APPROVALS. All authorizations, consents, orders, or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement, including the issuances of the Parent Common Stock in the Merger, shall have been obtained.

         (d) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect.

         (e) NASDAQ LISTING. The shares of Parent Common Stock issuable pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the Nasdaq National Market upon official notice of issuance.

         (f) TAX OPINIONS. The Company shall have received from Venture Law Group, and Parent shall have received from Wilson Sonsini Goodrich & Rosati, P.C., written opinions to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code. In rendering such opinions, counsel may rely on (and to the extent reasonably required, the parties shall make) reasonable representations related thereto.

    7.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

         (a) REPRESENTATIONS, WARRANTIES, AND COVENANTS. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date, and Parent and Merger Sub shall have performed and complied in all material respects with all covenants, obligations, and conditions of this Agreement required to be performed and complied with by them as of the Closing Date.

         (b) CERTIFICATE OF PARENT. The Company shall have been provided with a certificate executed on behalf of Parent by its President and its Chief Financial Officer to the effect that as of the Closing Date:

              (i) all representations and warranties made by Parent and Merger Sub under this Agreement are true and complete in all material respects; and

              (ii) all covenants, obligations, and conditions of this Agreement to be performed by Parent and Merger Sub on or before such date have been so performed in all material respects.

         (c) SATISFACTORY FORM OF LEGAL AND ACCOUNTING MATTERS. The form, scope, and substance of all legal matters and accounting matters contemplated hereby and all closing documents and other papers delivered hereunder shall be reasonably acceptable to counsel to the Company.

         (d) LEGAL OPINION. The Company shall have received a legal opinion from Wilson Sonsini Goodrich & Rosati, P.C., counsel to Parent, substantially in the form of EXHIBIT G attached hereto.

         (e) NO MATERIAL ADVERSE CHANGE. There shall not have occurred any event, fact, or condition that had or reasonably could be expected to have a Material Adverse Effect on Parent and its subsidiaries, taken as a whole (it being understood that a decline in Parent's stock price or a deterioration of general economic conditions or conditions affecting Parent's industry generally shall not, in and of itself, constitute an event, fact, or condition having a Material Adverse Effect for purposes of this Section 7.2).

         (f) DECLARATION OF REGISTRATION RIGHTS. Parent shall have executed and delivered the Declaration of Registration Rights.

         (g) EMPLOYMENT AGREEMENTS. Each of the Employment Agreements shall have been executed and delivered by the respective parties thereto.

    7.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

         (a) REPRESENTATIONS, WARRANTIES, AND COVENANTS. The representations and warranties of the Company and the Affiliate Stockholders contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date, and the Company shall have performed and complied in all material respects with all covenants, obligations, and conditions of this Agreement required to be performed and complied with by them as of the Closing Date.

         (b) CERTIFICATE OF COMPANY. Parent shall have been provided with a certificate executed on behalf of the Company by its President and its Chief Financial Officer to the effect that as of the Closing Date:

              (i) all representations and warranties made by the Company under this Agreement are true and complete in all material respects; and

              (ii) all covenants, obligations, and conditions of this Agreement to be performed by the Company on or before such date have been so performed in all material respects.

         (c) CERTIFICATE OF AFFILIATE STOCKHOLDERS. Parent shall have been provided with a certificate executed on behalf of each of the Affiliate Stockholders to the effect that as of the Closing Date:

              (i) all representations and warranties made by such Affiliate Stockholder are true and complete in all material respects; and

              (ii) all covenants, obligations, and conditions of this Agreement to be performed by such Affiliate Stockholder on or before such date have been so performed in all material respects.

         (d) THIRD PARTY CONSENTS. Any and all consents, waivers, and approvals required from third parties relating to the contracts, licenses, leases, and other agreements and instruments of the Company and the Subsidiaries so that the Merger and other transactions contemplated hereby do not adversely affect the rights of, and benefits to, the Company thereunder shall have been obtained.

         (e) CORPORATE STRUCTURE. On or prior to the Closing Date, the Company shall have provided evidence satisfactory to Parent and its legal counsel that as of the Closing Date:

              (i)   the Subsidiaries will consist only of the Subsidiaries;

              (ii) the Company has divested its entire interest in each of the Divested Companies, and such divestitures meet the requirements of
Section 6.15(b);

              (iii) the Company's distributor arrangements in the United Kingdom have been terminated on terms and subject to conditions satisfactory to Parent; and

              (iv) the Company owns all the outstanding shares of Apsylog (other than directors qualifying shares and 68,000 shares which may be held by the Minority Holder) and each of the other Subsidiaries.

         (f) AUDIT REPORT. Coopers & Lybrand LLP shall have completed its audit of the Company Financial Statements and delivered its unqualified audit reports thereon.

         (g) SATISFACTORY FORM OF LEGAL AND ACCOUNTING MATTERS. The form, scope, and substance of all legal and accounting matters contemplated hereby and all closing documents and other papers delivered hereunder shall be reasonably acceptable to counsel for Parent.

         (h) AFFILIATE AGREEMENT. Parent shall have received from each Affiliate an executed Affiliate Agreement, which shall be in full force and effect.

         (i) OTHER AGREEMENTS. The Non-Competition Agreements, the Employment Agreements, and the Indemnity Agreements shall have been executed by the parties thereto, shall have been delivered to Parent, and shall be in full force and effect.

         (j) U.S. LEGAL OPINION. Parent shall have received a legal opinion from Venture Law Group, United States counsel to the Company, in substantially the form of EXHIBIT H attached hereto.

         (k) FRENCH LEGAL OPINION. Parent shall have received a legal opinion from Stibbe, Simond, Monahan, Duhot & Giroux, French counsel to the Company and the Subsidiaries, in substantially the form of EXHIBIT I attached hereto.

         (l) NO MATERIAL ADVERSE CHANGE. There shall not have occurred any event, fact, or condition which has had or reasonably would be expected to have a Material Adverse Effect on the Company or any Subsidiary (it being understood that a deterioration of general economic conditions or conditions affecting the Company's business generally shall not, in and of itself, constitute an event, fact, or condition having a Material Adverse Effect for purposes of this Section 7.3).

         (m) APPRAISAL RIGHTS. Holders of not more than 5% of the outstanding Company Capital Stock shall have exercised, nor shall they have any continued right to exercise, appraisal rights under applicable law with respect to the transactions contemplated by this Agreement.

         (n) PARTICIPATING STOCKHOLDERS. Each of the Participating Stockholders identified on EXHIBIT J shall have executed and delivered to Parent a written agreement in form satisfactory to Parent to the effect that such Participating Stockholder acknowledges and agrees to its obligations pursuant to Section 6.15(b).

                                 ARTICLE VIII

              SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

    8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties by the Company and the Affiliate Stockholders in this Agreement or in any instrument delivered at the Closing pursuant to this Agreement (each as modified by the Company Schedules) and all the representations and warranties by Parent and Merger Sub in this Agreement or in any instrument delivered at the Closing pursuant to this Agreement shall survive the Merger and shall continue for the periods following the Closing Date set forth in Section 8.2(a). No other representations or warranties shall survive the Merger.

    8.2  ESCROW ARRANGEMENTS.

         (a) ESCROW FUND. At the Effective Time, each stockholder of the Company (individually, a "Company Stockholder" and, collectively, the "Company Stockholders") will be deemed to have received and deposited with the Escrow Agent (as defined below) the Escrow Amount (plus any additional shares as may be issued upon any stock split, stock dividend, or recapitalization effected by Parent after the Effective Time with respect to shares constituting the Escrow Amount) without any act of any Company Stockholder. As soon as practicable after the Effective Time, the Escrow Amount, without any act of any Company Stockholder, will be deposited with ChaseMellon Shareholder Services LLC, or other institution acceptable to Parent and the Securityholder Agent (as defined in Section 8.2(g) below)) as Escrow Agent (the "ESCROW AGENT"), such deposit to constitute an escrow fund (the "ESCROW FUND") to be governed by the terms set forth herein and at Parent's cost and expense. The portion of the Escrow Amount contributed on behalf of each Company Stockholder shall be in proportion to the aggregate Parent Common Stock which such holder would otherwise be entitled under
Section 1.6(b) and shall be in the respective amounts listed opposite each Company Stockholder's name listed in EXHIBIT K attached hereto. Except as provided in Section 1.6(d)(iv) any shares of Parent Common Stock contributed to the Escrow Fund shall not be unvested or subject to any right of repurchase, risk of forfeiture or other condition in favor of the Surviving Corporation. The Escrow Fund shall be available to compensate the Parent and its affiliates (including the Surviving Corporation) for any claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys= fees and expenses and expenses of investigation and defense incurred by Parent, its officers, directors or affiliates (including the Surviving Corporation) (i) directly or indirectly as a result of any inaccuracy or breach of a representation or warranty of the Company or of any Affiliate Stockholder contained herein, or in any certificate, instrument, schedule or document delivered by the Company or any Affiliate Stockholder at the Closing in connection with this Agreement or the Merger, or any failure by the Company or any Affiliate Stockholder prior to the Closing to perform or comply with any covenant contained herein or (ii) in the event the Company prior to the Closing, or the Securityholder Agent after the Closing, agrees to any cash settlement with the Distributor for the purposes of terminating the exclusivity provisions of the Distribution Agreement as provided in
Section 6.16 above (hereinafter individually a ALOSS@ and collectively "LOSSES"), provided that claims arising out of an inaccuracy or breach of any representations and warranties and any covenant of the Company or the Affiliate Stockholders contained in this Agreement and in any certificate, instrument, schedule or document delivered by the Company or the Affiliate Stockholders at the Closing in connection with this Agreement or the Merger must be asserted on or before 5:00 p.m. (California Time) on the date that is one year following the Closing Date and provided further, that a Loss for purposes of clause (ii) above shall be deemed to include only the amount of such cash settlement, exclusive of any expenses or costs incurred in attorneys' fees or other expenses or costs incidental to such cash settlement. No portion of the Escrow Amount shall be contributed in respect of any Company Options. Except as provided in Section 11.2 relating to Third Party Expenses (as defined therein) exceeding $150,000, which excess shall be payable from the Escrow Fund, Parent may not receive any shares from the Escrow Fund unless and until Officer=s Certificates (as defined in paragraph
(d) below) identifying Losses, the aggregate amount of which exceed $75,000 (of which no individual

Loss shall be less than $5,000), have been delivered to the Escrow Agent as provided in paragraph (d) and either there is no objection thereto or any objection has been resolved in accordance with the provisions of this Article VIII; in such case, Parent may recover from the Escrow Fund all Losses (including any Losses within the $75,000 threshold and any individual Losses that may be less than $5,000) for which there is no objection or any objection had been resolved in accordance with the provisions of this Article VIII in accordance with the provisions of this Section 8.2.

         (b) ESCROW PERIOD; DISTRIBUTION UPON TERMINATION OF ESCROW PERIOD. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m. (California Time) on the date that is one year following the Closing Date, both such dates to be certified to the Escrow Agent in an Officer's Certificate (the "ESCROW PERIOD"). Such amount (or some portion thereof) that is necessary in the reasonable judgment of Parent, subject to the objection of the Securityholder Agent and the subsequent arbitration of the matter in the manner provided in Section 8.2(f) hereof, to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the termination of such Escrow Period as are specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of such Escrow Period, may be retained in the Escrow Fund after termination of the Escrow Period. As soon as any or all such claims have been resolved as evidenced by the written memorandum of the Securityholder Agent and Parent, the Escrow Agent shall deliver to the Company Stockholders the remaining portion of the Escrow Fund that is not required to satisfy such claims. If no Officer's Certificate pertaining to unsatisfied claims is delivered to the Escrow Agent prior to the termination of the Escrow Period, upon termination of the Escrow Period, the Escrow Agent, without further authorization or instruction, shall distribute the remainder of the Escrow Fund to the Company Stockholders in accordance with the provisions of this Section 8.2(b). Deliveries of Escrow Amounts to the Company Stockholders pursuant to this Section 8.2(b) shall be made in proportion to their respective original contributions to the Escrow Fund (as set forth on EXHIBIT K attached hereto).

         (c)  PROTECTION OF ESCROW FUND.

              (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

              (ii) Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock dividend or split) ("NEW SHARES") in respect of Parent Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be deposited with the Escrow Agent and added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof. Cash dividends on Parent Common Stock held in the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof.

              (iii) Each Company Stockholder shall have voting rights with respect to the shares of Parent Common Stock contributed to the Escrow Fund by such Company Stockholder (and on any voting securities and other dividends added to the Escrow Fund in respect of such shares of Parent Common Stock).

         (d)  CLAIMS UPON ESCROW FUND.

              (i) Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Parent (an "OFFICER'S CERTIFICATE"): (A) stating that Parent has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of Section 8.2(e) hereof, deliver to Parent out of the Escrow Fund, as promptly as practicable, shares of Parent Common Stock held in the Escrow Fund in an amount equal to such Losses.

              (ii) For the purposes of determining the number of shares of Parent Common Stock to be delivered to Parent out of the Escrow Fund pursuant to Section 8.2(d)(i) hereof, the shares of Parent Common Stock shall be valued at a price of $15.25 per share (the "Parent Price Per Share").

         (e) OBJECTIONS TO CLAIMS. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Securityholder Agent and for a period of thirty (30) days after receipt of such Officer's Certificate, the Escrow Agent shall make no delivery to Parent of any Escrow Amounts pursuant to Section 8.2(d) hereof unless the Escrow Agent shall have received written authorization from the Securityholder Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of shares of Parent Common Stock from the Escrow Fund in accordance with Section 8.2(d) hereof, provided that no such payment or delivery may be made if the Securityholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

         (f)  RESOLUTION OF CONFLICTS; ARBITRATION.

                   (i) In case the Securityholder Agent shall so object in writing to any claim or claims made in any Officer's Certificate, the Securityholder Agent and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholder Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Parent Common Stock from the Escrow Fund in accordance with the terms thereof.

                   (ii) If no such agreement can be reached after good faith negotiation, either Parent or the Securityholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Parent and the Securityholder Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator, each of which arbitrators shall be independent and have at least ten years relevant experience. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the same extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 8.2(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

                   (iii) Any such arbitration shall be held in San Diego County, California and shall be conducted by, and under the rules then in effect, of the Judicial Arbitration and Mediation Services, Inc. For purposes of this Section 8.2(f), in any arbitration hereunder in which any claim or the amount is at issue, Parent shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award Parent less than the sum of one-half (1/2) of the disputed amount plus any amounts not in dispute; otherwise, the Company Stockholders as represented by the Securityholder Agent shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration, and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. The Securityholder Agent may pay such amounts contemplated under this Section 8.2(f)(iii) and Section 8.2(i)(ii) or other amounts contemplated in this
Section 8.2 (including without limitation unreimbursed expenses of counsel for the Company Stockholders and Parent, arbitrator fees and administrative costs) by distributing shares of Parent Common Stock from the Escrow Fund with respect to which Parent has not made a claim; PROVIDED, HOWEVER, that no shares of Parent Common Stock may be distributed from the Escrow Fund prior to the termination of the Escrow Period and such shares may be distributed only to the extent that such shares are not required to satisfy any claim for Losses.

         (g)  SECURITYHOLDER AGENT OF THE COMPANY STOCKHOLDERS; POWER OF
ATTORNEY.

              (i) In the event that the Merger is approved, effective upon such vote, and without further act of any Company Stockholder, Vincent Worms shall be appointed as agent and attorney-in-fact (the "SECURITYHOLDER AGENT") for each Company Stockholder (except such Company Stockholders, if any, as shall have perfected their appraisal rights under Delaware Law), for and on behalf of Company Stockholders, to give and receive notices and communications, to authorize delivery to Parent of shares of Parent Common Stock from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Securityholder Agent for the accomplishment of the foregoing. Such agency may be changed by the Company Stockholders from time to time upon not less than thirty (30) days prior written notice to Parent and Escrow Agent; provided that the Securityholder Agent may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Securityholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Securityholder Agent, and the Securityholder Agent shall not receive compensation for his or her services. Notices or communications to or from the Securityholder Agent shall constitute notice to or from each of the Company Stockholders.

              (ii) The Securityholder Agent shall not be liable for any act done or omitted hereunder as Securityholder Agent while acting in good faith and in a manner that is not grossly negligent.

         (h) ACTIONS OF THE SECURITYHOLDER AGENT. A decision, act, consent or instruction of the Securityholder Agent shall constitute a decision of all the Company Stockholders for whom a portion of the Escrow Amount otherwise issuable to them is deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such Company Stockholders, and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Securityholder Agent as being the decision, act, consent or instruction of each and every such Company Stockholder of the Company. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Securityholder Agent. The Company Stockholders agree jointly and severally to indemnify and hold the Securityholder Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Securityholder Agent or incurred by him on behalf of the Company Stockholders in the connection with his actions taken under this Agreement, including without limitation expenses incurred as contemplated by Sections 8.2(f)(iii) and 8.2(i)(ii).

         (i) THIRD-PARTY CLAIMS. (i) If any third party shall notify Parent or its affiliates hereto with respect to any matter (hereinafter referred to as a "Third Party Claim"), which may give rise to a claim by Parent against the Escrow Fund, then Parent shall give notice to the Securityholder

Agent within 30 days of Parent becoming aware of any such Third Party Claim or of facts upon which any such Third Party Claim will be based setting forth such material information with respect to the Third party Claim as is reasonably available to Parent; PROVIDED, HOWEVER, that no delay or failure on the part of Parent in notifying the Securityholder Agent shall relieve the Securityholder Agent and the Company Stockholders from any obligation hereunder unless the Securityholder Agent and the Company Stockholders are thereby materially prejudiced (and then solely to the extent of such prejudice). The Securityholder Agent and the Company Stockholders shall not be liable for any attorneys fees and expenses incurred by Parent prior to Parent's giving notice to the Securityholder Agent of a Third Party Claim. The notice from Parent to the Securityholder Agent shall set forth such material information with respect to the Third Party Claim as is then reasonably available to Parent.

              (ii) In case any Third Party Claim is asserted against Parent or its affiliates, and Parent notifies the Securityholder Agent thereof pursuant to Section 8.2(i)(a) hereinabove, the Securityholder Agent and the Company Stockholders will be entitled, if the Securityholder Agent so elects by written notice delivered to Parent within 30 days after receiving Parent's notice, to assume the defense thereof, at the expense of the Company Stockholders independent of the Escrow Fund, with counsel reasonably satisfactory to Parent so long as:

                   a) Parent has reasonably determined that Losses which may be incurred as a result of the Third Party Claim do not exceed either individually, or when aggregated with all other Third Party Claims, the total dollar value of the Escrow Fund determined in accordance with Section 8.2(d)(ii) hereof;

                   b) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief;

                   c) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of Parent, likely to establish a precedential custom or practice adverse to the continuing business interests of Parent which could have a material adverse effect on the business or operations of Parent; and

                   d) counsel selected by the Securityholder Agent is reasonably acceptable to Parent.

    If the Securityholder Agent and the Company Stockholders so assume any such defense, the Securityholder Agent and the Company Stockholders shall conduct the defense of the Third Party Claim actively and diligently. The Securityholder Agent and the Company Stockholders shall not compromise or settle such Third Party Claim or consent to entry of any judgment in respect thereof without the prior written consent of Parent and/or its affiliates, as applicable.

              (iii) In the event that the Securityholder Agent assumes the defense of the Third Party Claim in accordance with Section 8.2(i)(ii) above, Parent or its affiliates may retain separate counsel and participate in the defense of the Third Party Claim, but the fees and expenses of such counsel shall be at the expense of Parent unless Parent or its affiliates shall reasonably determine that there is a material conflict of interest between or among Parent or its affiliates and the Securityholder Agent and the Company Stockholders with respect to such Third Party Claim, in which case the reasonable fees and expenses of such counsel will be borne by the Securityholder Agent and the Company Stockholders out of the Escrow Fund. Parent or its affiliates will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Securityholder Agent. Parent will cooperate in the defense of the Third Party Claim and will provide full access to documents, assets, properties, books and records reasonably requested by Securityholder Agent and material to the claim and will make available all officers, directors and employees reasonably requested by Securityholder Agent for investigation, depositions and trial.

          (iv) In the event that the Securityholder Agent fails or elects not to assume the defense of Parent or its affiliates against such Third Party Claim, which Securityholder Agent had the right to assume under Section 8.2(i)(ii) above, a) Parent or its affiliates shall have the right to undertake the defense and b) Parent shall not compromise or settle such Third Party Claim or consent to entry of any judgment in respect thereof without the prior written consent of Securityholder Agent. In the event that the Securityholder Agent is not entitled to assume the defense of Parent or its affiliates against such Third Party Claim pursuant to Section 8.2(i)(ii) above, Parent or its affiliates shall have the right to undertake the defense, consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim in any manner it may deem appropriate (and Parent or its affiliates need not consult with, or obtain any consent from, the Securityholder Agent or the Company Stockholders in connection therewith); provided, however, that except with the written consent of the Securityholder Agent, no settlement of any such claim or consent to the entry of any judgment with respect to such Third Party Claim shall alone be determinative of the validity of the claim against the Escrow Fund. In each case, Parent or its affiliates shall conduct the defense of the Third Party Claim actively and diligently, and the Securityholder Agent and the Company Stockholders will cooperate with Parent or its affiliates in the defense of that claim and will provide full access to documents, assets, properties, books and records reasonably requested by Parent and material to the claim and will make available all individuals reasonably requested by Parent for investigation, depositions and trial.

     (j)  ESCROW AGENT'S DUTIES.

           (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth in this Article VIII, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Securityholder Agent and approved by the Escrow Agent, and may rely and shall be protected in relying or refraining from acting on any Officer's Certificate, memorandum, instruction or other instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

           (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

          (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

           (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

            (v) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

           (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of Parent Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage.

     Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of Parent Common Stock held in escrow, except all costs, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader. The parties jointly and severally agree to immediately pay the Escrow Agent, to the extent not previously reimbursed, such amounts so incurred by the Escrow Agent upon the Escrow Agent's demand therefor, which demand may be made at any time before or after completion of such action of interpleader. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

          (vii) Parent and the Surviving Corporation agree jointly and severally to indemnify and hold the Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter; provided, however, that in the event the Escrow Agent shall be the Non-Prevailing Party in connection with any claim or action initiated by a Company Stockholder or Company Stockholders, then such Company Stockholder or Company Stockholders shall be responsible for the indemnification of the Escrow Agent to the full extent provided by this paragraph.

          (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to Parent and the Securityholder Agent; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: Parent and the Securityholder Agent shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If Parent and the Securityholder Agent fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the state of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. Thereafter, the predecessor escrow agent shall be discharged from any further duties and liability under this Agreement.

     (k) FEES. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Parent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned thereby. Parent promises to pay these sums upon demand.

     (l) CONSEQUENTIAL DAMAGES. In no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.


                                  ARTICLE IX

                            LIMITATION OF LIABILITY

    9.1 LIMITATION. The maximum liability of the Company Stockholders for Losses incurred by Parent and/or the Surviving Corporation shall be limited to the Escrow Fund (the "Maximum Liability for Losses") and resort to the Escrow Fund shall be the exclusive right and remedy of Parent and/or the Surviving Corporation for Losses; PROVIDED, HOWEVER, that notwithstanding any provision of this Article IX, the maximum liability of the Affiliate Stockholders for Losses shall be determined pursuant to the Indemnity Agreements. Any claim by Parent or the Surviving Corporation against any or all of the Company Stockholders must be made on or before the first anniversary of the Closing and may only be made pursuant to the procedures set forth in Article VIII. The maximum liability of each Company Stockholder for any Losses incurred by Parent and/or the Surviving Corporation shall be an amount equal to the product obtained by multiplying (x) the lesser of the Maximum Liability for Losses or the amount of such Losses actually incurred by Parent or the Surviving Corporation by (y) the ratio of (a) the total number of shares of Parent Common Stock received by such person at the Closing to (b) the aggregate number of shares of Parent Common Stock issued at the Effective Time and shall only be payable out of the Escrow Fund in shares. Parent agrees to present any claims for Losses solely against the Escrow Fund established under Article VIII, except as may be otherwise permitted under the Indemnity Agreements.


                                   ARTICLE X

                       TERMINATION, AMENDMENT AND WAIVER

    10.1 TERMINATION. Except as provided in Section 10.2 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

          (a)  by mutual consent of the Company and Parent;

          (b) by Parent or the Company if: (i) the Effective Time has not occurred by October 31, 1997 (provided that the right to terminate this Agreement under this clause 10.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity that would make consummation of the Merger illegal;

          (c) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity, which would: (i) prohibit Parent's or the Company's ownership or operation of any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate, as a result of the Merger, any portion of the business or assets of the Company or Parent; in either case, the unavailability of which assets or business would have a Material Adverse Effect on Parent or would reasonably be expected to have a Material Adverse Effect on Parent's ability to realize the benefits expected from the Merger.

          (d) by Parent if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company or any Affiliate Stockholder and as a result of such breach the conditions set forth in Section 7.3(a), 7.3(b), 7.3(c), or 7.3(e), as the case may be, would not then be satisfied; PROVIDED, HOWEVER, that if such breach is curable by the Company within thirty (30) days through the exercise of its reasonable best efforts, then for so long as the Company continues to exercise such reasonable best efforts Parent may not terminate this Agreement under this Section 10.1(d) unless such breach is not cured within thirty (30) days (but no cure period shall be required for a breach which by its nature cannot be cured);

          (e) by the Company if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and as a result of such breach the conditions set forth in Section 7.2(a) or 7.2(b), as the case may be, would not then be satisfied; PROVIDED, HOWEVER, that if such breach is curable by Parent or Merger Sub within thirty (30) days through the exercise of its reasonable best efforts, then for so long as Parent or Merger Sub continues to exercise such reasonable best efforts the Company may not terminate this Agreement under this Section 10.1(e) unless such breach is not cured within thirty (30) days (but no cure period shall be required for a breach which by its nature cannot be cured);

          (f) by Parent upon the occurrence of a Material Adverse Effect on the Company or any Subsidiary (it being understood that a deterioration of general economic conditions or conditions affecting the Company's business generally shall not, in and of itself, constitute an event, fact, or condition having a Material Adverse Effect for purposes of this Section 10.1(f)); or

          (g) by the Company upon the occurrence of a Material Adverse Effect on Parent (it being understood that a decline in Parent's stock price or a deterioration of general economic conditions or conditions affecting Parent's industry generally shall not, in and of itself, constitute an event, fact, or condition having a Material Adverse Effect for purposes of this
Section 10.1(g)).

     Where action is taken to terminate this Agreement pursuant to Section 10.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

     10.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 10.1, this Agreement shall forthwith become void and, there shall be no liability or obligation on the part of Parent, Merger Sub or the Company, or their respective officers, directors or stockholders, provided that (i) the provisions of Section 6.3 (Confidentiality) and this Article X shall remain in full force and effect and survive any termination of this Agreement, and (ii) the termination of this Agreement shall not relieve any party from any liability for any willful and knowing breach of this Agreement.

     10.3 AMENDMENT. Except as is otherwise required by applicable law, prior to the Closing, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by Parent, the Company, and, in respect of matters under this Agreement that expressly relate to the Affiliate Stockholders, Affiliate Stockholders holding a majority of the outstanding Company Capital Stock held by the Affiliate Stockholders. Except as is otherwise required by applicable law, after the Closing, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by Parent and by Company Stockholders who receive more than 50% of the Parent Common Stock issued or to be issued pursuant to Section 1.6, or by all of the Company Stockholders in the case of an amendment to Articles VIII or IX.

     10.4 EXTENSION; WAIVER. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                  ARTICLE XI

                              GENERAL PROVISIONS

     11.1 NOTICES. Any request, communication, or other notice required or permitted hereunder shall be in writing and shall be deemed to have been duly given if sent by facsimile or delivered by recognized overnight or international courier service or personal delivery (as the situation may require) at the respective address or facsimile number of the party receiving notice as set forth below. Any party hereto may by notice so given change its address or facsimile number for future notice hereunder. All such notices and other communications hereunder shall be deemed given (i) upon confirmation of delivery, if sent by facsimile and (ii) upon delivery, if sent by recognized overnight or international courier service or personal delivery.

          (a)  if to Parent or Merger Sub, to:

               Peregrine Systems, Inc.
               12670 High Bluff Drive
               San Diego, California 92130  U.S.A.
               ATTN:  Richard T. Nelson, General Counsel
               Telephone No.: (619) 481-5000
               Facsimile No.: (619) 794-6033

               with a copy (which shall not constitute notice) to:

               Wilson, Sonsini, Goodrich & Rosati, P.C.
               650 Page Mill Road
               Palo Alto, California 94304-1050  U.S.A.
               ATTN:  Douglas H. Collom
               Telephone No.: (650) 493-9300
               Facsimile No.: (650) 493-6811

          (b)  if to the Company, to:

               United Software, Inc.
               c/o Apsylog S.A.
               Tour Franklin, 24 Etage, La Defense 8
               92042 Paris La Defense
               Cedex France
               ATTN:  Gilles Queru
               Telephone No.: 011-33-1-47-73-11-11
               Facsimile No.: 011-33-1-47-73-11-12


               with a copy (which shall not constitute notice) to:

               Venture Law Group
               2775 Sand Hill Road
               Menlo Park, California 94025
               ATTN:  John Bautista
               Telephone No.: (650) 854-4488
               Facsimile No.: (650) 854-1121

          (c)  if to the Securityholder Agent:

               Vincent Worms
               50 California Street, Suite 3200
               San Francisco, California 94111
               Telephone No.: (415) __________
               Facsimile No.: (415) __________


          (d)  if to the Escrow Agent:

               ChaseMellon Shareholder Services, LLC
               400 South Hope Street, Fourth Floor
               Los Angeles, California 90071  U.S.A.
               ATTN:     Ray Torres
               Telephone No.: (213) 553-9724
               Facsimile No.: (213) 553-9735

     11.2 EXPENSES. In the event the Merger is not consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("THIRD PARTY EXPENSES") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses. In the event the Merger is consummated, the Surviving Corporation shall be responsible for the payment of all Third Party Expenses, including Third Party Expenses incurred by the Company and its subsidiaries; PROVIDED, HOWEVER, that to the extent Third Party Expenses incurred by the Company and its subsidiaries exceed $150,000, such excess shall be deemed a "Loss" for purposes of Article VIII and shall be reimbursable to Parent in accordance with Article VIII (without regard to the $75,000 minimum threshold for Losses set forth in Section 8.2(a)). For purposes of this Agreement, the phrase "Third Party Expenses incurred by the Company and its subsidiaries" shall include all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by the Company or any subsidiary of the Company in connection with the transactions contemplated by Section 6.15(b).

     11.3 INTERPRETATION. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "agreement" when used herein shall be deemed in each case to mean any contract, commitment or other agreement, whether oral or written, that is legally binding. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     11.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     11.5 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, the schedules and exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, including without limitation the Letter of Intent dated August 29, 1997 between the Company and Parent; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

     11.6 SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     11.7 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     11.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

     11.9 CURRENCY. All references to "$" or "dollars" in this Agreement refer to the lawful currency of the United States of America.

     11.10 RULES OF CONSTRUCTION. The Company and Parent hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     11.11 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage will occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, Parent, Merger Sub, the Company, the Securityholder Agent, the Escrow Agent, and the Affiliate Stockholders have caused this Agreement to be signed as of the date first written above.

PEREGRINE SYSTEMS, INC.           UNITED SOFTWARE, INC.
a Delaware Corporation            a Delaware Corporation


By /s/ Alan H. HUNT               By /s/ Gilles QUERU
  --------------------------        -------------------------------
    Alan H. HUNT                       Gilles QUERU
    President and Chief                President and Chief Executive
    Executive Officer                  Officer

SECURITYHOLDER AGENT:             FRENCH ACQUISITION CORPORATION
(as to the provisions of          a Delaware Corporation
Article VIII only)


By /s/ Vincent WORMS              By /s/ Alan H. HUNT
  --------------------------        -------------------------------
    Vincent WORMS                      Alan H. HUNT
                                       President and Chief Executive Officer

ESCROW AGENT
(as to the provisions of Article VIII only)

CHASEMELLON SHAREHOLDER SERVICES, LLC

By /s/ Raymond Torres
  --------------------------------

Name: Raymond Torres
     -----------------------------

Title: Assistant Vice President
      ----------------------------






           [SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]

                                                 /s/ Leo APOTHEKER
"AFFILIATE STOCKHOLDERS"                         -----------------------------
(as to the provisions of                         Leo APOTHEKER
Sections 2.1(b), 2.2, 2.3(b),
6.10 and 6.20 only)

                                                 /s/ Ronald BRANIFF
                                                 -----------------------------
                                                 Ronald BRANIFF


                                                 /s/ Patrick BAMAS
                                                 -----------------------------
                                                 Patrick BAMAS



                                                 /s/ Regis Perrin
                                                 -----------------------------
                                                 COPARIS
                                                 By: Regis Perrin
                                                    --------------------------


                                                 /s/ Daniel CALLAHAN
                                                  ----------------------------
                                                  Daniel CALLAHAN


                                                 /s/ Stephane DEHOCHE
                                                  ----------------------------
                                                  Stephane DEHOCHE


                                                  /s/ Patrick Bamas
                                                  ----------------------------
                                                  FINOVELEC
                                                  By: Patrick Bamas
                                                     -------------------------


                                                  /s/ Jacques MEHEUT
                                                  ----------------------------
                                                  INNOVACOM II
                                                  By: Jacques MEHEUT

           [SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]

                                                  /s/ Michel LERENDU
"AFFILIATE STOCKHOLDERS"                          ----------------------------
(cont'd)                                          Michel LERENDU



                                                  /s/ Vincent WORMS
                                                  ----------------------------
                                                  MULTINVEST LIMITED C.V.
                                                  By: Vincent WORMS



                                                  /s/ Vincent WORMS
                                                  ----------------------------
                                                  PARVEST EUROPE INVESTMENT II
                                                  C.V.
                                                  By: Vincent WORMS



                                                  /s/ Vincent WORMS
                                                  ----------------------------
                                                  PARVEST US PARTNERS II C.V.
                                                  By: Vincent WORMS


                                                  /s/ Bruno PAULET
                                                  ----------------------------
                                                  Bruno PAULET


                                                  /s/ Gilles QUERU
                                                  ----------------------------
                                                  Gilles QUERU


                                                  /s/ Vincent WORMS
                                                  ----------------------------
                                                  TRADEINVEST LIMITED
                                                  By: Vincent WORMS

                                                  /s/ Vincent WORMS
                                                  ----------------------------
                                                  PAR SF II LLC
                                                  By: Vincent WORMS

           [SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]

                                                  /s/ Joel ARMENGAUD
"AFFILIATE STOCKHOLDERS"                          ----------------------------
(cont'd)                                          Joel ARMENGAUD

                                                  /s/ Thomas BOUDALIER
                                                  ----------------------------
                                                  Thomas BOUDALIER

                                                  /s/ Pierre DUBOIS
                                                  ----------------------------
                                                  Pierre DUBOIS

                                                  /s/ Laurent PONTEGNIER
                                                  ----------------------------
                                                  Laurent PONTEGNIER





           [SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]

                                   EXHIBIT A

                            AFFILIATE STOCKHOLDERS

                                  AFFILIATE STOCKHOLDERS


Leo Apotheker
Patrick Bamas
Ronald Braniff
Coparis
Daniel Callahan
Stephane Dehoche
Finovelec
Innovacom II
Michel Lerendu
Multinvest Limited
Parvest Europe Investment II C.V.
Parvest US Partners II C.V.
Bruno Paulet
Gilles Queru
Tradeinvest Limited
Joel Armengaud
Thomas Boudalier
Pierre Dubois
Laurent Pontegnier
PAR SF II LLC (Vincent Worms)

                                   EXHIBIT B

                      DECLARATION OF REGISTRATION RIGHTS

                            PEREGRINE SYSTEMS, INC.

                      DECLARATION OF REGISTRATION RIGHTS


    This Declaration of Registration Rights ("Declaration") is made as of September 19, 1997, by Peregrine Systems, Inc., a Delaware corporation ("Parent"), for the benefit of stockholders of United Software, Inc., a Delaware corporation (the "Company"), acquiring shares of Parent Common Stock pursuant to that Agreement and Plan of Reorganization dated effective as of August 29, 1997 (the "Reorganization Agreement"), among Parent, Company and French Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), and pursuant to the related Agreement of Merger (the "Agreement of Merger") between the Company and Merger Sub and in consideration of such stockholders' approving the Reorganization Agreement and the transactions contemplated thereby.

    12.  DEFINITIONS.  As used in this Declaration:

         (a) "Effective Time" means the time of acceptance by the Delaware Secretary of State of the Agreement of Merger.

         (b) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (c) "Form S-3" means such form under the Securities Act as is in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by Parent with the SEC.

         (d) "Holder" means: (i) a stockholder of the Company to whom shares of Common Stock of Parent are issued pursuant to the Reorganization Agreement and the Agreement of Merger, or (ii) the Escrow Agent (as defined in the Reorganization Agreement), or (iii) a transferee to whom registration rights granted under this Declaration are assigned pursuant to Section 9 of this Declaration.

         (e) "Registrable Securities" means for each Holder the number of shares of Parent Common Stock issued to such Holder pursuant to the Reorganization Agreement, in each case rounded to the nearest integral amount, and for all Holders the sum of the Registrable Securities held by them; PROVIDED, HOWEVER, that such shares of Parent Common Stock shall cease to be Registrable Securities at such time as (i) they have been registered for resale pursuant to a prospectus included in a Registration Statement on Form S-8/S-3 under the Securities Act or (ii) they are otherwise available for resale under Rule 144 of the Securities Act.

         (f)  "Securities Act" means the Securities Act of 1933, as amended.

         (g)  "SEC" means the United States Securities and Exchange Commission.

    Terms not otherwise defined herein have the meanings given to them in the Reorganization Agreement.

    13.  HOLDER REGISTRATION.

         (a) Parent shall use its best efforts to cause the Registrable Securities held by each Holder to be registered under the Securities Act so as to permit the sale thereof, and in connection therewith shall prepare and file with the SEC within forty-five (45) days following the Effective Time a registration statement in such form as is then available under the Securities Act covering that number of Registrable Securities as may be requested in writing by the Holders at the Effective Time and in accordance with
Section 4.4(b) of the Reorganization Agreement; PROVIDED, HOWEVER, that each Holder shall provide all such information and materials and take all such action as may be required in order to permit Parent to comply with all applicable requirements of the Securities Act, the Exchange Act, and of the SEC, and to obtain any desired acceleration of the effective date of such registration statement, such provision of information and materials to be a condition precedent to the obligations of Parent pursuant to this Declaration to register the Registrable Securities held by each such Holder. The offerings made pursuant to such registration shall not be underwritten.

         (b) Parent shall (i) prepare and file with the SEC the registration statement in accordance with Section 2 hereof with respect to the Registrable Securities and shall use its best efforts to cause such registration statement to become effective as promptly as practicable after filing and to keep such registration statement effective until the sooner to occur of (A) the date on which all Registrable Securities included within such registration statement have been sold or (B) the expiration of ninety (90) days after the day on which such registration statement has been declared effective; (ii) prepare and file with the SEC such amendments to such registration statement and amendments or supplements to the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities registered by such registration statement;
(iii) furnish to each Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as each Holder may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold, but only while Parent shall be required under the provisions hereof to cause the registration statement to remain effective; (iv) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each Holder shall reasonably request (provided that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified), and do any and all other acts or things which may be necessary or advisable to enable each Holder to consummate the public sale or other disposition of such Registrable Securities in such jurisdictions; and (v) notify each Holder, promptly after it shall receive notice thereof, of the date and time the registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

    3.  UNDERWRITTEN SALE.

        (a) On or before the 45th day after the Effective Time, Parent may determine to provide for the firmly underwritten sale of Parent Common Stock for its own account and/or the account of other stockholders, and in connection with such determination, shall file on or before the 45th day after the Effective Date with the SEC a registration statement to register such Common Stock (an "Underwritten Sale"). In the event of such determination, Parent will promptly give to each Holder written notice thereof, and will include in the Underwritten Sale (and any related qualification under blue sky laws or other related compliance) all the Registrable Securities specified by the Holders in their notice to Parent in accordance with Section 4.4(b) of the Reorganization Agreement, subject, however, to the marketing limitation set forth in this
Section 3. An Underwritten Sale, including the form of underwriting agreement to be entered into by Parent, the underwriter(s) and any selling stockholders, shall be on customary terms. The underwriter(s) for an Underwritten Sale shall be selected by Parent in its sole discretion.

        (b)  The right of any Holder to registration pursuant to this Section
3 shall be conditioned upon such Holder's participation in the Underwritten Sale and the inclusion of Registrable Securities in the Underwritten Sale to the extent provided herein. All Holders shall (together with Parent and the other holders distributing their securities through the Underwritten Sale) enter into an underwriting agreement in customary form with the managing underwriter. Notwithstanding any other provision of this Section 3, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration to a minimum of 30% of the total shares to be included in the Underwritten Sale, allocated among the Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested to be included by such Holders in accordance with
Section 4.4(b) of the Reorganization Agreement. To facilitate the allocation of shares in accordance with the above provision, Parent or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.
If any Holder disapproves of the terms of the Underwritten Sale, he or she may elect to withdraw therefrom by written notice to Parent and the managing underwriter.

        (c) The completion by Parent of an Underwritten Sale in accordance with the provisions of this Section 3 shall be in lieu of the registration requirements under Section 2 above and shall relieve Parent of its obligation under Section 2, provided that the registration statement for the Underwritten Sale has been filed on or before the 45th day after the Effective Time and that such Underwritten Sale has been completed on or before the 75th day after the Effective Time. In addition, any withdrawal from or failure to participate in the Underwritten Sale by a Holder or Holders shall also relieve Parent of its obligations under Section 2. In the event of a determination by Parent to proceed with an Underwritten Sale and such Underwritten Sale for any reason shall not be completed on or before the 75th day after the Effective Time, the obligations of Parent to the Holders under Section 2 above shall be unaffected, with the exception that Parent shall have an additional ten days to complete the preparation and filing of the registration statement required thereby.

    4.  REGISTRATION ON FORM S-3.

        (a) A Holder or Holders may request in writing that Parent file, at any time after April 9, 1998 but before July 31, 1998, a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of the Registrable Securities, the reasonably anticipated aggregate price to the public of which would exceed $3,000,000 (or any lesser amount if the aggregate number of Registrable Securities to be included in such registration is not less than 200,000 shares). Parent shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form. Parent will
(i) promptly give written notice of the proposed registration to all other Holders, and (ii) as soon as practicable, use its best efforts to effect such registration as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by Parent within fifteen (15) days after receipt of such written notice from Parent. The substantive provisions of Section 2(b) shall be applicable to the registration initiated under this Section 4(a), with the exception that Parent shall have no obligation to maintain the effectiveness of such registration beyond the first anniversary of the Effective Time.

        (b) Notwithstanding the foregoing, Parent shall not be obligated to take any action pursuant to this Section 4: (i) in any particular jurisdiction in which Parent would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless Parent is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) if Parent shall furnish to the Holders a certificate signed by the President of Parent stating that, in the good faith judgment of the Board of Directors, it would be seriously detrimental to Parent or its stockholders for registration statements to be filed in the near future, then Parent's obligation to use its best efforts to file a registration statement shall be deferred for a single period not to exceed forty-five (45) days from the receipt of the request to file such registration by a Holder or Holders; or (iii) in the event that Parent notifies the Holders that it has determined, in consultation with legal counsel, that restrictions on transfer are no longer applicable under United States securities laws and such Registrable Securities are then freely tradeable.

    5. SUSPENSION OF PROSPECTUS. Under any registration statement filed pursuant to Section 2 or Section 4 hereof, Parent may restrict disposition of Registrable Securities, and a Holder will not be able to dispose of such Registrable Securities, if Parent shall have delivered a notice in writing to such Holder stating that a delay in the disposition of such Registrable Securities is necessary because Parent, in its reasonable judgment, has determined that such sales would require public disclosure by Parent of material nonpublic information that is not included in such registration statement. In the event of the delivery of the notice described above by Parent, Parent shall use its best efforts to amend such registration statement and/or amend or supplement the related prospectus if necessary and to take all other actions necessary to allow the proposed sale to take place as promptly as possible, subject, however, to the right of Parent to delay further sales of Registrable Securities until the conditions or circumstances referred to in the notice have ceased to exist or have been disclosed. Such right to delay sales of Registrable Securities shall not exceed thirty (30) days, and may not be exercised by Parent more than once for each registration under Section 2 and Section 4. Any such delay shall result in a corresponding extension of the period of time that Parent is required to maintain the effectiveness of the registration statement under Section 2 and Section 4.

     6. EXPENSES. All of the out-of-pocket expenses incurred in connection with any registration of Registrable Securities pursuant to this Declaration, including, without limitation, all SEC, Nasdaq National Market and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the reasonable fees and disbursements of Parent's outside counsel and independent accountants and a single counsel for all of the Holders, shall be paid: (i) in respect of a registration under Section 2, one-half by Parent and one-half by the Holders in the proportion of the Registrable Securities included in such registration; (ii) in respect of an Underwritten Sale under Section 3, by Parent; and (iii) in respect of a registration under
Section 4, by the Holders in the proportion of the Registrable Securities included in such registration. Underwriting discounts and commissions shall be paid by the Holders.

     7. INDEMNIFICATION. In the event of any offering registered pursuant to this Declaration:

         (a) Parent will indemnify each Holder, each of its officers, directors and partners and such Holder's legal counsel and independent accountants, and each person controlling such Holder within the meaning of
Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Declaration, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or any violation by Parent of any rule or regulation promulgated under the Securities Act, or state securities laws, or common law, applicable to Parent in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners and such Holder's legal counsel and independent accountants, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that Parent will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based in any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to Parent in an instrument duly executed by such Holder or underwriter and stated to be specifically for use therein.

         (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify

Parent, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of Parent's securities covered by such a registration statement, each person who controls Parent or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Parent, such Holders, such directors, officers, legal counsel, independent accountants, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Parent by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the gross proceeds before expenses and commissions to each such Holder of Registrable Securities sold as contemplated herein.

         (c) Each party entitled to indemnification under this Section 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Declaration, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.

         (d) The obligations of Parent and each Holder under this Section 7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Declaration and otherwise.

         (e) Notwithstanding the foregoing, to the extent the provisions of this Section 7 are inconsistent with or conflict with the terms of any underwriting, indemnification, selling or similar agreement entered into by a Holder in connection with the offer and sale of Registrable Securities pursuant to a registration effected pursuant to this Declaration, the terms of such agreement shall govern and shall supersede the provisions of this Declaration.

     8.  REPORTS UNDER EXCHANGE ACT.  Parent agrees to:

         (a) use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of Parent under the Securities Act and the Exchange Act; and

         (b) furnish to each Holder, forthwith upon request (i) a written statement by Parent that it has complied with the reporting requirements of the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), and (ii) a copy of the most recent annual or quarterly report of Parent.

     9. ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause Parent to register Registrable Securities pursuant to this Declaration may be assigned by a Holder to a transferee of Registrable Securities only if: (a) Parent is, prior to such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such registration rights are being assigned and a copy of a duly executed written instrument in form reasonably satisfactory to Parent by which such transferee assumes all of the obligations and liabilities of its transferor hereunder and agrees itself to be bound hereby; (b) immediately following such transfer the disposition of such Registrable Securities by the transferee is restricted under the Securities Act; and (c) such assignment includes all of the Registrable Securities originally issued to the transferee, or such lesser amount if not less than 10,000 shares of Registrable Securities; PROVIDED, HOWEVER, that such 10,000 share limitation shall not apply to transfers by a Holder to shareholders, partners, retired partners of the Holder (including spouses and ancestors, lineal descendants, and siblings of such partners or spouses who acquire Registrable Securities by right, will, or intestate succession) if all such transferees or assignees agree in writing to appoint a single representative as their attorney-in-fact for the purpose of receiving any notices and exercising their rights under this Declaration..

     10. ESCROW SHARES. Shares of Parent Common Stock which are subject to the Escrow in accordance with Article VIII of the Reorganization Agreement are eligible for inclusion as registrable Securities hereunder, but only to the extent that (i) the Holder agrees to remit all proceeds resulting from the sale of such shares to the Escrow Agent as substitute collateral and (ii) the per share amount of such proceeds is not less than the Parent Price Per Share.

     11. AMENDMENT OF REGISTRATION RIGHTS. Holders of a majority of the Registrable Securities from time to time outstanding may, with the consent of Parent, amend the registration rights granted hereunder.

     12. THIRD PARTY BENEFICIARIES. It is intended that the stockholders of the Company shall be third party beneficiaries to this Declaration.


                             PEREGRINE SYSTEMS, INC.


                             By:  /s/ Alan H. Hunt
                                  -------------------------------------
                                  Alan H. Hunt
                                  President and Chief Executive Officer

                                   EXHIBIT C

                             AFFILIATES AGREEMENT

                              AFFILIATE AGREEMENT


    This Affiliate Agreement ("Agreement") is made and entered into as of September ___, 1997, between Peregrine Systems, Inc., a Delaware corporation ("Parent"), and the undersigned stockholder ("Stockholder") of United Software, Inc., a Delaware corporation (the "Company").

    A. Parent and the Company propose to enter into an Agreement and Plan of Reorganization (the "Reorganization Agreement") pursuant to which a subsidiary of Parent will merge with and into the Company (the "Merger"), and the Company will become a subsidiary of Parent (capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Reorganization Agreement);

    B. Pursuant to the Merger, at the Effective Time outstanding shares of Company Capital Stock, including shares owned by Stockholder, will be converted into the right to receive shares of Parent Common Stock;

    C. The execution and delivery of this Agreement by Stockholder is a material inducement to Parent to enter into the Reorganization Agreement; and

    D. Stockholder has been advised that Stockholder may be deemed to be an "affiliate" of the Company, as the term "affiliate" is used for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), although nothing contained herein shall be construed as an admission by Stockholder that Stockholder is in fact an affiliate of the Company.

    NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

    1. ACKNOWLEDGMENT BY STOCKHOLDER. Stockholder acknowledges and understands that the representations, warranties and covenants by Stockholder set forth herein will be relied upon by Parent and the Company.

    2. COMPLIANCE WITH RULE 145 AND THE SECURITIES ACT.

         (a) Stockholder has been advised that (i) the issuance of shares of Parent Common Stock in connection with the Merger initially will not be registered under the Securities Act, (ii) Parent will use its best efforts to prepare and file a registration statement covering certain of the shares of Parent Common Stock issued in connection with the Merger within forty-five
(45) days after the Effective Time, all in accordance with the Declaration of Registration Rights delivered by the Company pursuant to the Reorganization Agreement, (iii) Stockholder may be deemed to be an affiliate of the Company, and (iv) no sale, transfer or other disposition by Stockholder of Parent Common Stock will be registered under the Securities Act (except in accordance with the Declaration of Registration Rights). Accordingly, Stockholder agrees not to sell, transfer or otherwise dispose of Parent Common Stock issued to Stockholder in the Merger (except pursuant to a registration) unless (i) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145(d) promulgated under the

Securities Act, or (ii) Stockholder delivers to Parent a written opinion of counsel, reasonably acceptable to Parent in form and substance, that such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act.

         (b) (i) Parent will give stop transfer instructions to its transfer agent with respect to the Parent Common Stock received by Stockholder pursuant to the Merger and there will be placed on the certificates representing such Common Stock, or any substitutions therefor, a legend stating in substance:

         "The shares represented by this certificate were issued in a transaction to which Rule 145 applies and may only be transferred in conformity with Rule 145(d) or in accordance with a written opinion of counsel, reasonably acceptable to the issuer in form and substance, that such transfer is exempt from registration under the Securities Act of 1933."

              (ii) In addition to the foregoing legend, shares of Parent Common Stock issued in reliance on the exemption from the registration requirements of the Securities Act set forth in Regulation S thereof will bear the following legend:

         "The shares represented by this certificate have been issued in a transaction exempt from the registration requirements of the United States Securities Act of 1933, as amended, pursuant to Regulation S thereunder and may not be sold, transferred, assigned, or hypothecated absent registration except in compliance with Regulation S, Rule 144, or an opinion counsel, satisfactory to the Company, that such registration is not required under the Act, or a no-action letter from the United States Securities and Exchange Commission.

              (iii) The foregoing legends shall be removed (by delivery of a substitute certificate without such legend) if Stockholder delivers to Parent
(i) satisfactory written evidence that the shares have been sold in compliance with Regulation S or Rule 145 (in which case, the substitute certificate will be issued in the name of the transferee), or (ii) an opinion of counsel, in form and substance reasonably satisfactory to Parent, to the effect that public sale of the shares by the holder thereof is no longer subject to Rule 145.

    3. MARKET STAND-OFF AGREEMENT The Stockholder agrees, in connection with any Underwritten Sale (as defined in the Declaration of Registration Rights), regardless of whether the Stockholder elects to exercise its right to participate therein pursuant to the Declaration of Registration Rights, that he, she, or it will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of Parent (other than those included in the Underwritten Sale) without the prior written consent of the Company and the underwriters of the Underwritten Sale, for such period of time (not to exceed 180 days and in no event to extend beyond April 8, 1998) from the effective date of such registration as the Company and the underwriters may specify. The Stockholder agrees that the Company may instruct its transfer agent to place stop-transfer notations in its records to enforce the provisions of this section.

    4. REPRESENTATIONS, WARRANTIES AND COVENANTS RELATED TO TAX EFFECTS OF THE MERGER.

         (a) Stockholder is the beneficial owner of the number of shares of Company Capital Stock set forth in Appendix A hereto (the "Company Securities").

         (b) Except as otherwise set forth in Appendix A hereto, Stockholder has not engaged in a Sale (as defined below) of any shares of Company Capital Stock (including the Company Securities) (i) at any time since January 1, 1997 or (ii) in contemplation of the Merger.

         (c) Stockholder has no plan or intention (a "Plan") and is not aware that any of its partners has any Plan to engage in a sale, exchange, transfer, distribution, redemption or reduction in any way of Stockholder's or its partner's risk of ownership by short sale or otherwise, or other disposition, directly or indirectly (such actions being collectively referred to herein as a "Sale") of any shares of Parent Common Stock to be received by Stockholder or its partners in the Merger such that the aggregate fair market value, as of the Effective Time, of the shares subject to such Sale would exceed 40% of the aggregate fair market value of all shares of outstanding Company Common Stock, immediately prior to the Merger held by Stockholder or its partners, as applicable. For purposes of the preceding sentence, shares of Company Capital Stock (or the portion thereof) (i) with respect to which Stockholder will receive consideration in the Merger other than Parent Common Stock (including, without limitation, cash to be received in lieu of fractional shares of Parent Common Stock) and/or (ii) with respect to which a Sale (A) occurred after January 1, 1997 or otherwise in contemplation of the Merger or (B) will occur prior to the Merger, shall be considered shares of Company Capital Stock exchanged for Parent Common Stock in the Merger and then disposed of pursuant to a Plan;

         (d) Stockholder will not exercise dissenters' rights in connection with the Merger;

         (e) Stockholder is not aware of, or participating in, and is not aware of any participation by its partners in any Plan on the part of the stockholders of the Company to engage in a Sale or Sales of the Parent Common Stock to be received in the Merger such that the aggregate fair market value, as of the Effective Time, of the shares subject to such Sales would exceed 40% of the aggregate fair market value of all shares of outstanding Company Capital Stock immediately prior to the Merger. For purposes of the preceding sentence, shares of Company Capital Stock (or the portion thereof) (i) with respect to which a Company stockholder receives consideration in the Merger other than Parent Common Stock (including, without limitation, cash received pursuant to the exercise of dissenters' rights or in lieu of fractional shares of Parent Common Stock) or (ii) with respect to which a Sale occurs prior to and in contemplation of the Merger, shall be considered shares of outstanding Company Capital Stock exchanged for Parent Common Stock in the Merger and then disposed of pursuant to a Plan.

         (f) Except to the extent written notification to the contrary is received by Parent from Stockholder prior to the Merger, the representations contained herein shall be true and correct at all times from the date hereof through the Effective Time.

         (g) Stockholder understands that the Company, Parent and their respective stockholders, as well as legal counsel to the Company and Parent (in connection with rendering their opinions that the Merger will be a "reorganization" within the meaning of Section 368(a) of the Code) will be relying on (a) the truth and accuracy of the representations contained herein and (b) Stockholder's performance of the obligations set forth herein.

         (h) Except for the Company Capital Stock and options to purchase Company Common Stock set forth in Appendix A hereto, Stockholder does not beneficially own any shares of Company Capital Stock or any other equity securities of the Company or any options, warrants or other rights to acquire any equity securities of the Company.

    5.   MISCELLANEOUS.

         (a) For the convenience of the parties hereto, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

         (b) This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

         (c) This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of California.

         (d) If a court of competent jurisdiction determines that any provision of this Agreement is not enforceable or enforceable only if limited in time and/or scope, this Agreement shall continue in full force and effect with such provision stricken or so limited.

         (e) Counsel to the parties to the Reorganization Agreement shall be entitled to rely upon this Agreement as needed.

         (f) This Agreement shall not be modified or amended, or any right hereunder waived or any obligation excused, except by a written agreement signed by both parties.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

    This AFFILIATES AGREEMENT is executed as of the date shown on the first page hereof.

                                 PEREGRINE SYSTEMS, INC.

                                 By:
                                    ---------------------------------
                                    Alan H. HUNT
                                    President and Chief Executive Officer

STOCKHOLDER:



--------------------------                  ---------------------------
Leo APOTHEKER                               FINOVELEC
                                            By:
                                               ------------------------

--------------------------                  ---------------------------
Ronald BRANIFF                              INNOVACOM II
                                            By: Jacques MEHEUT


--------------------------                  ---------------------------
COPARIS                                     Michel LERENDU
By:
   -----------------------

--------------------------                  ---------------------------
Daniel CALLAHAN                             MULTINVEST LIMITED C.V.
                                            By: Vincent WORMS


--------------------------                  ---------------------------
Stephane DEHOCHE                            PARVEST EUROPE
                                            INVESTMENT II C.V.
                                            By: Vincent WORMS

---------------------------                 ---------------------------
PARVEST US PARTNERS II C.V.                 TRADEINVEST LIMITED
By: Vincent WORMS                           By: Vincent WORMS



---------------------------                 ---------------------------
Bruno PAULET                                PAR SF II, LLC
                                            By: Vincent WORMS


---------------------------                 ---------------------------
Gilles QUERU                                Patrick BAMAS


                   [SIGNATURE PAGE AFFILIATES AGREEMENT]

                                  APPENDIX A

Stockholder:
             --------------------------             ---------------------------
   Total number of shares of Company Capital
   Stock (and options to purchase Company
   Common Stock) owned on the date hereof:
                                                    ---------------------------

                                   EXHIBIT D

                               VOTING AGREEMENT

                               VOTING AGREEMENT

    This Voting Agreement ("Agreement") is made and entered into as of September ___, 1997, between Peregrine Systems, Inc., a Delaware corporation ("Parent"), and the undersigned stockholder ("Stockholder") of United Software, Inc., a Delaware corporation (the "Company").

                                   RECITALS

    A. Concurrently with the execution of this Agreement, Parent, the Company and French Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), have entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement") which provides for the merger (the "Merger") of Merger Sub with and into the Company. Pursuant to the Merger, shares of capital stock of the Company will be converted into Common Stock of Parent on the basis described in the Reorganization Agreement.

    B. Stockholder is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the outstanding Common Stock of the Company as is indicated on the final page of this Agreement (the "Shares").

    C. Parent desires Stockholder to agree, and Stockholder is willing to agree, not to transfer or otherwise dispose of any of the Shares, or any other shares of capital stock of the Company acquired hereafter and prior to the Expiration Date (as defined in Section 1.1 below, except as otherwise permitted hereby), and to vote the Shares and any other such shares of capital stock of the Company so as to facilitate consummation of the Merger.

    NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

    1.  AGREEMENT TO RETAIN SHARES.

         1.1 TRANSFER AND ENCUMBRANCE. Stockholder agrees not to transfer (except as may be specifically required by court order or approved in writing in advance by Parent), sell, exchange, pledge or otherwise dispose of or encumber any of the Shares or any New Shares as defined in Section 1.2 below, or to make any offer or agreement relating thereto, at any time prior to the Expiration Date. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement, and (ii) such date and time as the Reorganization Agreement shall be terminated pursuant to Article X thereof.

         1.2 ADDITIONAL PURCHASES. Stockholder agrees that any shares of capital stock of the Company that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the execution of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

    2. AGREEMENT TO VOTE SHARES. At every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, Stockholder shall vote the Shares and any New Shares: (i) in favor of approval of the Reorganization Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger (including without limitation the conversion of any shares of Preferred Stock of the Company into Common Stock of the Company immediately prior to or at the effective time of the Merger, consistent with the provisions of the Company's Certificate of Incorporation) and (ii) against approval of any proposal made in opposition to or in competition with consummation of the Merger and against any merger, consolidation, sale of assets, reorganization or recapitalization, with any party other than with Parent and its affiliates and against any liquidation or winding up of the Company (each of the foregoing is hereinafter referred to as an "Opposing Proposal"). Stockholder agrees not to take any actions contrary to Stockholder's obligations under this Agreement.

    3. OTHER STOCKHOLDER AGREEMENTS. In connection with the Merger, the Stockholder also agrees (i) to waive in writing any notice or other similar provision necessary to effect the Merger or the transactions contemplated thereby, including, without limitation, waiver of the notice provision in the Put Agreement dated April 16, 1997 between the Purchaser and the Company,
(ii) to waive in writing any applicable rights set forth in the Stockholders' Agreement dated April 16, 1997 or the undated Investors' Rights Agreement among the Company and the stockholders identified therein and to agree to terminate such agreements upon consummation of the Merger, and (iii) to execute a written notice of elective conversion of all shares of Preferred Stock of the Company held by such Stockholder immediately prior to the closing of the Merger.

    4. IRREVOCABLE PROXY. Concurrently with the execution of this Agreement, Stockholder agrees to deliver to Parent a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable, with the total number of shares of capital stock of the Company beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by Stockholder set forth therein.

    5.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF STOCKHOLDER.
Stockholder hereby represents, warrants and covenants to Parent as follows:

         5.1 OWNERSHIP OF SHARES. Stockholder (i) is the beneficial owner of the Shares, which at the date hereof and at all times up until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances except for any rights of repurchase or rights of first refusal granted to the Company; (ii) does not beneficially own any shares of capital stock of the Company other than the Shares; and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

         5.2 NO PROXY SOLICITATIONS. Stockholder will not, and will not permit any entity under Stockholder's control to: (i) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) with respect to an Opposing Proposal or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Reorganization Agreement; (ii) initiate a stockholders' vote or action by consent of the Company stockholders with respect to an Opposing Proposal; or
(iii) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Opposing Proposal.

    6. ADDITIONAL DOCUMENTS. Stockholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the intent of this Agreement.

    7. CONSENT AND WAIVER. Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which Stockholder is a party or pursuant to any rights Stockholder may have.

    8. TERMINATION. This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.

    9.  MISCELLANEOUS.

         9.1 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         9.2 BINDING EFFECT AND ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

         9.3 AMENDMENTS AND MODIFICATION. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

         9.4 SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreement of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

         9.5 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or telex, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

    If to Parent:             Peregrine Systems, Inc.
                              12670 High Bluff Drive
                              San Diego, California 92130
                              Attn:  Richard T. Nelson
                                     General Counsel
                                     Tel: (619) 481-5000
                                     Fax: (619) 794-6033

    With a copy to:           Wilson Sonsini Goodrich & Rosati, P.C.
                              650 Page Mill Road
                              Palo Alto, California 94304-1050
                              Attn:  Douglas H. Collom
                                     Tel: (650) 493-9300
                                     Fax: (650) 493-6811

    If to the Stockholder:    To the address for notice set forth on the
                              last page hereof.

    With a copy to:           Venture Law Group
                              2775 Sand Hill Road
                              Menlo Park, California 94025
                              Attn:  John Bautista
                                     Tel: (650) 854-4488
                                     Fax: (650) 854-1121

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

    9.6 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California.

    9.7 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

    9.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

    9.9 EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction of interpretation of this Agreement.

    IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date and year first above written.

                             PEREGRINE SYSTEMS, INC.

                             By:
                                 -------------------------------------
                                 Alan H. Hunt
                                 President and Chief Executive Officer


                             Stockholder:


                             By:
                                 -------------------------------------

                             Stockholder's Address for Notice:

                             ------------------------------------------

                             ------------------------------------------

                             ------------------------------------------

                             Shares beneficially owned:

                             ---------------- shares of Common Stock

                             ---------------- shares of Series A Preferred Stock

                             ---------------- shares of Series B Preferred Stock



                            ***VOTING AGREEMENT***

                                   EXHIBIT A

                               IRREVOCABLE PROXY


   The undersigned Stockholder of United Software, Inc., a Delaware corporation ("Company"), hereby irrevocably appoints the directors on the Board of Directors of Peregrine Systems, Inc., a Delaware corporation ("Parent"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of the Company beneficially owned by the undersigned, which shares are listed on the final page of this Proxy, and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof (the "Shares"), until such time as that certain Agreement and Plan of Reorganization dated effective as of August 29, 1997 (the "Reorganization Agreement"), among Parent, French Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and Company, shall be terminated in accordance with its terms or the Merger (as defined in the Reorganization Agreement) is effective. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given.

    This proxy is irrevocable, is granted pursuant to the Voting Agreement dated as of September __, 1997 between Parent and the undersigned stockholder (the "Voting Agreement"), and is granted in consideration of Parent entering into the Reorganization Agreement. The attorneys and proxies named above will be empowered at any time prior to termination of the Reorganization Agreement to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned with respect to shares of capital stock of the Company beneficially owned by the undersigned at every annual, special or adjourned meeting of Company stockholders, and in every written consent in lieu of such a meeting, or otherwise, in favor of approval of the Merger and the Reorganization Agreement and any matter that could reasonably be expected to facilitate the Merger (including without limitation the conversion of any shares of Preferred Stock of the Company into Common Stock of the Company immediately prior to or at the effective time of the Merger, consistent with the provisions of the Company's Certificate of Incorporation), and against any proposal made in opposition to or competition with the consummation of the Merger and against any merger, consolidation, sale of assets, reorganization or recapitalization of the Company with any party other than Parent and its affiliates and against any liquidation or winding up of the Company.

    The attorneys and proxies named above may only exercise this proxy to vote the Shares subject hereto at any time prior to termination of the Reorganization Agreement at every annual, special or adjourned meeting of the stockholders of Company and in every written consent in lieu of such meeting, in favor of approval of the Merger and the Reorganization Agreement and any matter that could reasonably be expected to facilitate the Merger (including without limitation the conversion of any shares of Preferred Stock of the Company into Common Stock of the Company immediately prior to or at the effective time of the Merger, consistent with the provisions of the Company's Certificate of

Incorporation), and against any merger, consolidation, sale of assets, reorganization or recapitalization of Company with any party other than Parent and its affiliates, and against any liquidation or winding up of the Company, and may not exercise this proxy on any other matter. The undersigned Stockholder may vote the Shares on all other matters.

    Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

    This proxy is irrevocable.

Dated:  September ___, 1997

    Signature of Stockholder:
                              ---------------------------------------

    Print Name of Stockholder:
                              ---------------------------------------

    Shares beneficially owned:

                                        shares of Common Stock
    -----------------------------------

                                        shares of Series A Preferred Stock
    -----------------------------------

                                        shares of Series B Preferred Stock
    -----------------------------------




















                                   ***PROXY***

                                   EXHIBIT E

                           NON-COMPETITION AGREEMENT

                           NON-COMPETITION AGREEMENT



    This Agreement is entered into by and between Peregrine Systems, Inc. ("Parent"), United Software, Inc., a Delaware corporation (the "Company") and __________________ ("Stockholder") as of September __, 1997.

                                   RECITALS

    A. Pursuant to that certain Agreement and Plan of Reorganization (the "Reorganization Agreement") dated as of September __, 1997 by and between Parent, French Acquisition Corporation ("Merger Sub") and the Company, Merger Sub will merge with and into the Company (the "Merger") and any shares of Company capital stock owned by Stockholder will be exchanged for Parent Common Stock and any options and stock purchase rights to acquire Company Common Stock will be assumed by Parent and become options or stock purchase rights to acquire Parent Common Stock;

    B. Stockholder owns an equity interest in the Company (whether through outstanding capital stock or options to purchase capital stock), has served as its __________________________________ and has gained substantial knowledge and expertise in connection with the Company's products, organization and customers;

    C. Parent and Stockholder acknowledge that it would be detrimental to Parent if Stockholder would compete with Parent following the Merger;

    D. The Company is engaged in the design, development, marketing, distribution and licensing of management application software that automates information infrastructures.

    E. It is a covenant of the Company pursuant to the Reorganization Agreement that certain key Stockholders of the Company, including Stockholder, enter into this Agreement;

    F. As inducement to Parent to consummate the Merger, and in consideration of the amounts paid to shareholders of the Company under the Merger Agreement, Stockholder desires to agree with Parent as further provided herein;

    NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

    1. ACKNOWLEDGMENTS BY STOCKHOLDER. Stockholder acknowledges that the promises and restrictive covenants that Stockholder is providing in this Agreement are reasonable and necessary to the protection of Parent's business and Parent's legitimate interests in its acquisition of the Company (including the Company's goodwill) pursuant to the Reorganization Agreement.

    2.   NON-COMPETITION.

         (a) The parties understand and agree that this Agreement is entered into in connection with the Merger. The parties further understand and agree that Stockholder is a key and significant member of the Company, owns a significant number of shares (or rights to acquire a significant number of shares) of the Company and that the Merger is contingent upon Stockholder
entering into this Agreement, including this non-competition provision.   In
addition, the parties understand that prior to the Merger, the Company was engaged in or intends to engage in business in each of the fifty states of the United States, Europe, ____________ and ________________. The parties further understand that Parent is currently engaged in business in each of the fifty states of the United States, and elsewhere on a worldwide basis (with resources currently deployed in Europe, Latin America, and the Pacific Rim). (The United States and the regions set forth above in the preceding two sentences shall hereafter be referred to as the "Geographic Scope of the Business".) Stockholder further acknowledges that the Company and Parent following the Merger will continue conducting such business in all parts of the Geographic Scope of the Business.

         (b) During the period commencing on the closing date of the Merger and ending eighteen (18) months thereafter (the "Restriction Period"), without the prior written consent of the Chief Executive Officer of Parent, Stockholder shall not either as an individual or as an Stockholder, agent, consultant, advisor, independent contractor, general partner, officer, director, shareholder or investor of any person, firm, corporation, partnership or other entity:

                (i) participate or engage in an enterprise whose business is the design, development, marketing, distribution and/or licensing of asset management or consolidated service desk application software ("Competitive Activity"). Enterprise shall refer to the subsidiary, division, company or other entity at which Stockholder is employed.

               (ii) induce or attempt to induce any person who at the time of such inducement is an Stockholder of the Company or Parent to perform work or services for any other person or entity other than the Company or Parent; or

         Notwithstanding the foregoing, Stockholder may purchase, directly or indirectly, up to 2% of any class of "publicly traded securities" of any person or entity which owns a Business engaged in a Competitive Activity or be employed by or act as a consultant to a subsidiary or division of a corporation engaged in a Competitive Activity so long as such subsidiary or division is not engaged in a Competitive Activity and such employment or consulting is not with respect to a Competitive Activity. For the purposes of this Section 1.1, the term "publicly traded securities" shall mean securities that are traded on a national securities exchange in the United States or listed on the Nasdaq National Market.

         If any restriction set forth in this Section 2 above is held to be unreasonable or unenforceable, then Stockholder agrees, and hereby submits, to the reduction and limitation of such prohibition to such area or period as shall be deemed reasonable.

    3. NONSOLICITATION. Stockholder further agrees that, during the Restriction Period, Stockholder will not:

         (a) personally or through others, encourage, induce, attempt to induce, solicit or attempt to solicit (on Stockholder's own behalf or on behalf of any other person or entity) any employee of the Company, Parent or any of Parent's subsidiaries to leave his or her employment with the Company, Parent or any of Parent's subsidiaries;

         (b) employ, or permit any entity over which Stockholder exercises voting control to employ, any person who shall have terminated his or her employment with the Company, Parent or any of Parent's subsidiaries during the Restriction Period; or

         (c) personally or through others, interfere or attempt to interfere with the relationship or prospective relationship of the Company, Parent or any of Parent's subsidiaries with any person or entity that is, was or is expected to become a customer or client of the Company, Parent or any of Parent's subsidiaries.

    4. INDEPENDENCE OF OBLIGATIONS. The covenants and obligations of Stockholder set forth in this Agreement shall be construed as independent of any other agreement or arrangement between Stockholder, on the one hand, and the Company or Parent, on the other.

    5. SPECIFIC PERFORMANCE. Stockholder agrees that in the event of any breach by Stockholder of any covenant, obligation or other provision contained in this Agreement, Parent and the Company shall be entitled (in addition to any other remedy that may be available to them) to the extent permitted by applicable law (a) a decree or order of specific performance to enforce the observance and performance of such covenant, obligation or other provision, and
(b) an injunction restraining such breach or threatened breach.

    6. NON-EXCLUSIVITY. The rights and remedies of Parent and the Company hereunder are not exclusive of or limited by any other rights or remedies which Parent or the Company may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent and the Company hereunder, and the obligations and liabilities of Stockholder hereunder, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, misappropriation of trade secrets and the like.

    7. SUCCESSORS, ASSIGNS, MERGER. This Agreement shall be binding upon and shall inure to the benefit of Parent, the Company and their respective successors and assigns. This Agreement shall be binding upon Stockholder and shall inure to his benefit and to the benefit of his heirs, executors, administrators and legal representatives, but shall not be assignable by Stockholder.

    8. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between Parent and Stockholder relating to the matters herein provided for.
This Agreement supersedes and replaces any prior verbal or written agreements between the parties. This Agreement may be amended or altered only in a writing signed by the Chief Executive Officer of Parent and Stockholder.

    9. APPLICABLE LAW; SEVERABILITY. This Agreement shall be construed and interpreted in accordance with the laws of the State of California without regard to conflicts of laws and principles. Each provision of this Agreement is severable from the others, and if any provision hereof shall be to any extent unenforceable it and the other provisions hereof shall continue to be enforceable to the full extent allowable, as if such offending provision had not been a part of this Agreement.

    IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.


UNITED SOFTWARE, INC.                  PEREGRINE SYSTEMS, INC.


By:                                    By:
   -------------------------------        -------------------------------
    ------------------                     Alan H. Hunt
    President                              President and Chief Executive Officer


                                       STOCKHOLDER


                                       -------------------------------
                                       Name:

                       *** NON-COMPETITION AGREEMENT***

                                   EXHIBIT F

                   AFFILIATE STOCKHOLDER INDEMNITY AGREEMENT

                              INDEMNITY AGREEMENT

    This Indemnity Agreement (the "Indemnity Agreement") is entered into as of September __, 1997, by and among Peregrine Systems, Inc., a Delaware corporation ("Parent"), and each of the stockholders of United Software, Inc., a Delaware corporation (the "Company"), identified on SCHEDULE A attached hereto (collectively, the "Selling Stockholders" and individually a "Selling Stockholder").

                                   RECITALS

    A.   Each of the Selling Stockholders is a stockholder of the Company;

    B. Parent, French Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and the Company have entered into an Agreement and Plan of Reorganization, effective as of August 29, 1997 (the "Reorganization Agreement"), providing for the merger of Merger Sub into the Company (the "Merger"). The Reorganization Agreement contemplates that, upon consummation of the Merger, (i) holders of shares of the capital stock of the Company will receive shares of common stock of Parent ("Parent Common Stock") in exchange for their shares of capital stock of the Company and (ii) the Company will become a wholly owned subsidiary of Parent. It is accordingly contemplated that the Selling Stockholders will receive shares of Parent Common Stock in the Merger;

    C. As a condition precedent to Parent's execution of the Reorganization Agreement and related agreements, Parent has required that each of the Selling Stockholders enter into this Indemnity Agreement; and

    D. Each of the Selling Stockholders has agreed to enter into this Indemnity Agreement in order to induce Parent to consummate the Merger.

    NOW, THEREFORE, the parties to this Indemnity Agreement, intending to be legally bound, agree as follows:

    1.    DEFINED TERMS.

    Capitalized terms used and not otherwise defined in this Indemnity Agreement shall have the meanings assigned to them in the Reorganization Agreement.

    2. REPRESENTATIONS AND WARRANTIES. Each of the Selling Stockholders severally represents and warrants, to the best of his, her, or its knowledge, to and for the benefit of the Indemnitees (as defined in Section 4.2), as of the date of this Indemnity Agreement as follows:

          2.1 Schedule 2.1(b) of the Reorganization Agreement identifies for each Subsidiary the authorized capital stock, the identity and address of each holder of capital stock of such Subsidiary, and the number of shares of capital stock of each Subsidiary held by such holder (as updated prior to the

Closing to reflect the transactions contemplated by Section 6.15 of the Reorganization Agreement). Except as set forth in Schedule 2.1(b), all of the outstanding shares of the capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are wholly owned by the Company, directly or indirectly through a Subsidiary, free and clear of any lien, adverse claim, security interest, equity or other encumbrance. Except as described in Schedule 2.1(b), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which any Subsidiary is a party or by which any Subsidiary is bound, obligating such Subsidiary to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of such Subsidiary's capital stock.

         2.2 The authorized Company Capital Stock consists of 15,000,000 shares of authorized Common Stock, par value $0.001 per share, of which 1,563,708 shares are issued and outstanding, and 10,000,000 shares of authorized Preferred Stock, par value $0.001 per share. Of the authorized Preferred Stock, 3,898,084 shares have been designated as Series A Preferred Stock, of which 819,101 shares are issued and outstanding, and 2,009,530 shares have been designated as Series B Preferred Stock, all of which shares are issued and outstanding. The Company Capital Stock is held of record by the persons with the addresses of record and in the amounts identified on
Schedule 2.2(a) of the Reorganization Agreement. Immediately after giving effect to the transactions contemplated by Section 6.15 of the Reorganization Agreement, the Company will have issued and outstanding 1,563,708 shares of Common Stock, 3,898,084 shares of Series A Preferred Stock, and 2,009,530 shares of Series B Preferred Stock. All outstanding shares of Company Capital Stock are (and any shares issued pursuant to the transactions contemplated by Section 6.15 of the Reorganization Agreement will be) duly authorized, validly issued, fully paid, and non-assessable and not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement or document to which the Company is a party or by which it is bound. Each outstanding share of Company Preferred Stock is presently convertible into one share of Company Common Stock. Except as described in Schedule 2.2(b) or Schedule 2.2(c) of the Reorganization Agreement, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Company Capital Stock.

         2.3 Of the 1,563,708 shares of Company Common Stock outstanding, all shares were issued pursuant to restricted stock purchase agreements granting repurchase options in favor of the Company in the event of a termination of employment ("Restricted Stock"). Schedule 2.2(b) of the Reorganization Agreement identifies each employee of the Company or any Subsidiary who holds Restricted Stock and specifies the vesting schedule for such Restricted Stock, the extent to which such shares of Restricted Stock are vested to date, and whether the vesting of such Restricted Stock will accelerate as a result of the transactions contemplated by this Agreement.

         2.4 The Company has reserved 1,000,000 shares of Common Stock for issuance to employees and consultants pursuant to the Option Plan, of which 511,858 shares are subject to outstanding, unexercised options and 488,142 shares remain available for future grant. Schedule 2.2(c) of the Reorganization Agreement sets forth for each outstanding Company Option the name of the holder of such option, the address of such holder, the number of shares of Common Stock subject to such option, the exercise price and the vesting schedule of such option, including the extent vested to date, and whether the exercisability of such option will be accelerated and become exercisable by the transactions contemplated by this Agreement. Except as described in Schedule 2.2(c), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment, or agreement. The holders of Company Options or any other options or rights set forth in Schedule 2.2(c) have been or will be given, or shall have properly waived, any required notice prior to the Merger.

         2.5 As a result of the Merger, Parent will be the record and sole beneficial owner of all outstanding Company Capital Stock and all rights to acquire or receive Company Capital Stock. At or before the Effective Time, any rights of any holder or prospective holder of the Company's securities to cause such securities to be registered under the United States Securities Act of 1933, as amended (the "Securities Act"), and any information rights, voting rights, rights of co-sale, rights to maintain equity percentage, rights of first refusal and the like that may exist for the benefit of any such holder or prospective holder shall have been terminated, except as expressly contemplated by this Agreement.

    3.   CLOSING CERTIFICATE.  The Selling Stockholders shall deliver to
Parent on the Closing Date a certificate (the "Closing Certificate") setting forth each Selling Stockholder's representations and warranties that each of the representations and warranties set forth in Section 2 is accurate in all respects as of Closing Date as if made on the Closing Date.

    4.   INDEMNIFICATION BY THE SELLING STOCKHOLDERS.

         4.1 Each Selling Stockholder, severally in proportion to the amount of Parent Common Stock set forth opposite his, her, or its name on SCHEDULE A hereto, but not jointly, shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Losses (as defined in Section 4.3) which are suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject at any time only to the extent (i) such Losses relate to a third-party claim and (ii) arise from or as a result of, or are connected with any fraudulent knowing or intentional breach of or inaccuracy in, or any knowing or intentional misrepresentation made with respect to, any of the representations and warranties made by such Selling Stockholder in
Section 2 of this Agreement or in the Closing Certificate (each such breach a "Specified Breach"). A Selling Stockholder required to indemnify an Indemnitee under this Section 4.1 shall be referred to as an "Indemnifying Selling Stockholder."

         4.2 The term "Indemnitees" shall mean: (a) Parent; (b) each direct and indirect subsidiary of Parent (including the Company); (c) the respective officers and directors of each of the entities referred to in clauses "(a)" and "(b)" of this Section 4.2; and (d) the respective successors and assigns of each of the entities and persons referred to in clauses "(a)" through "(c)" of this
Section 4.2; PROVIDED, HOWEVER, that (i) no Indemnitee shall be entitled to exercise any rights as an Indemnitee prior to the Effective Time and (ii) neither of the Selling Stockholders nor any other officers or directors of the Company prior to the Effective Time shall be deemed to be "Indemnitees."

         4.3 The term "Losses" shall include any loss, damage, injury, liability, claim, demand, settlement, judgment , award, fine, penalty, Tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

         4.4 The Selling Stockholders acknowledge and agree that, if there is a Specified Breach and an Indemnitee shall recover any Losses pursuant to this Indemnity Agreement resulting therefrom, then Parent itself shall be deemed, by virtue of its ownership of common stock of the Company, to have incurred Losses as a result of such Specified Breach.

         4.5 Each Indemnifying Selling Stockholder waives, and acknowledges and agrees that such Indemnifying Selling Stockholder shall not have and shall not exercise or assert or attempt to exercise or assert, any right of contribution or right of indemnity or any other right or remedy against the Company or any other Selling Stockholder in connection with any indemnification obligation or any other liability to which such Indemnifying Selling Stockholder may become subject under this Indemnity Agreement.

         4.6 In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Company, against any other Indemnitee or against any other Person) with respect to which any of the Selling Stockholders may become obligated to indemnify, hold harmless, compensate or reimburse any Indemnitee pursuant to this Section 4, Parent shall be entitled to defend such claim or Legal Proceeding. In connection with the defense of such claim:

         (a) the Selling Stockholders shall make available to Parent any documents and materials in the possession or control of any of the Selling Stockholders that may be necessary to the defense of such claim or Legal Proceeding;

         (b) Parent shall keep the Selling Stockholders informed of all material developments and events relating to such claim or Legal Proceeding and shall permit the Selling Stockholders, at their own expense, to participate in the defense thereof; and

         (c) Parent shall have the right to settle, adjust or compromise such claim or Legal Proceeding; PROVIDED, HOWEVER, that any such settlement, adjustment or compromise, if entered into without the consent of the Selling Stockholders (which consent shall not be unreasonably withheld), shall not be deemed to be conclusive of any Specified Breach or amount of Losses related thereto.

         4.7 No Indemnitee (other than Parent or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Indemnity Agreement unless Parent (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

         4.8  Parent (and any permitted Indemnitee in accordance with Section
4.7 above) shall have the right, at its election and in its sole discretion, to seek recourse for any Losses hereunder either through the Escrow Fund or through the provisions of this Indemnity Agreement, or both, and a claim by Parent (and any permitted Indemnitee in accordance with Section 4.7 above) initially through one avenue of recourse shall not preclude a later claim by Parent (and any permitted Indemnitee in accordance with Section 4.7 above) through the other, nor through any other avenue of legal or equitable relief available to Parent, subject to the requirements of Section 4.9 below.

         4.9 The scope and nature of the rights of the Indemnitees hereunder shall be subject to the following:

              (i) Any claim or Legal Proceeding hereunder must be asserted on or before 5:00 p.m. (California Time) on the date that is one year following the Closing Date.

              (ii) No claim or Legal Proceeding hereunder may be asserted unless and until Parent has identified Losses, the aggregate amount of which exceed $75,000 (of which no individual Loss shall be less than $5,000), whether pursuant to the Escrow Agent in accordance with the provisions of
Article VIII of the Reorganization Agreement or in writing to the Selling Stockholders pursuant hereto, in which event Parent may thereupon recover all Losses, without regard to the $75,000 limitation (or the $5,000 limitation in respect of any individual Loss).

              (iii) In the event Indemnitees seek recourse for Losses through the provisions of this Indemnity Agreement, such recourse shall not limit the liability of the Indemnifying Selling Stockholders under the provisions of Article VIII of the Reorganization Agreement.

              (iv) Any assertion of a claim for Losses through the delivery to the Escrow Agent of an Officer's Certificate in accordance with the provisions of Article VIII of the Reorganization Agreement shall be sufficient for the assertion of a claim or Legal Proceeding under this Indemnity Agreement.

              (v) Any of the parties hereto may demand arbitration of any claim or Legal Proceeding initiated hereunder unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or Parent and Selling Stockholders holding a majority of the originally issued Parent Common Stock agree to arbitration; and in either such event the matter shall be settled by arbitration conducted in accordance with the provisions of
Section 8.2(f)(ii) and the first sentence of Section 8.2(f)(iii).

              (vi) Any decision or award as a result of such arbitration shall include the assessment of costs, expenses and reasonable attorneys' fees payable to the prevailing party in any such arbitration.

              (vii) Not withstanding anything to the contrary set forth in this Agreement, the liability of each Indemnifying Selling Stockholder under this Indemnity Agreement shall not exceed the number of shares of Peregrine Common Stock to which the Indemnifying Selling Stockholder is entitled under
Section 1.6(b) of the Reorganization multiplied by $15.25.

    5.   GENERAL.

         5.1 Except as specifically set forth herein, nothing in this Indemnity Agreement is intended to limit any of Parent's or the Selling Stockholders' rights, or any obligation of any Selling Stockholder, or of Parent under the Reorganization Agreement (or any agreement entered into in connection with the transactions contemplated by the Reorganization Agreement).

         5.2 This Indemnity Agreement shall be governed by and construed in accordance with the laws of the State of California.

         5.3 No party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Indemnity Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         5.4 If any provision of this Indemnity Agreement, or the application thereof, is for any reason and to any extent invalid or unenforceable, the remainder of this Indemnity Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Indemnity Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of the void or unenforceable provision.

         5.5 This Indemnity Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument. This Indemnity Agreement will become binding when one or more counterparts thereof, individually or taken together, bear the signatures of all the parties reflected hereon as assignatories.

         5.6 Any term or provision of this Indemnity Agreement may be amended, and the observance of any term of this Indemnity Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. Notwithstanding any rights that may be created in any third party under the terms of this Indemnity Agreement, no such amendment or waiver will require the consent of such third party to be effective. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default.

         5.7 Any request, communication, or other notice required or permitted hereunder shall be in writing and shall be deemed to have been duly given if sent by facsimile or delivered by recognized overnight or international courier service or personal delivery (as the situation may require) at the respective address or facsimile number of the party receiving notice as set forth below. Any party hereto may by notice so given change its address or facsimile number for future notice hereunder. All such notices and other communications hereunder shall be deemed given (i) upon confirmation of delivery, if sent by facsimile and (ii) upon delivery, if sent by recognized overnight or international courier service or personal delivery.

    If to Parent to:         Peregrine Systems, Inc.
                             12670 High Bluff Drive
                             San Diego, California 92130 U.S.A.
                             Attention: Richard T. Nelson, General Counsel
                             Tel: (619) 481-6000
                             Fax: (619) 794-6033

    With a copy to:          Wilson Sonsini Goodrich & Rosati, P.C.
                             650 Page Mill Road
                             Palo Alto, California 94304-1050  U.S.A.
                             Attention: Douglas H. Collom
                             Tel: (650) 493-9300
                             Fax: (650) 493-6811

    If to the
    Selling Stockholders:    To the addresses specified opposite
                             their names on SCHEDULE A
                             attached hereto

    With a copy to:          Venture Law Group
                             2775 Sand Hill Road
                             Menlo Park, California 94025
                             Attention: John Bautista
                             Tel: (650) 854-4488
                             Fax: (650) 854-1121

         5.8 This Indemnity Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Indemnity Agreement, which will be considered as a whole.

         5.9 Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Indemnity Agreement.

         5.10 No provisions of this Indemnity Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder or partner of any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties of this Indemnity Agreement.

         5.11 This Indemnity Agreement and the Reorganization Agreement and the exhibits hereto and thereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto. The express terms hereof control and supersedes any course of performance or usage of the trade inconsistent with any of the terms hereof.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, the parties have executed this Indemnity Agreement as
of September    , 1997.
            ----


"PARENT"                          PEREGRINE SYSTEMS, INC.



                                  By:
                                     -----------------------------------------
                                       Alan H. HUNT
                                       President and Chief
                                       Executive Officer


"SELLING STOCKHOLDER"


-------------------------------      -----------------------------------------
Leo APOTHEKER                          FINOVELEC
                                       By: Patrick BAMAS


-------------------------------      -----------------------------------------
Ronald BRANIFF                         INNOVACOM II
                                       By: Jacques MEHEUT


-------------------------------      -----------------------------------------
COPARIS                                Michel LERENDU
By: Patrick BAMAS



-------------------------------      -----------------------------------------
Daniel CALLAHAN                        MULTINVEST
                                       By: Vincent WORMS


-------------------------------      -----------------------------------------
Stephane DEHOCHE                       PARVEST EUROPE INVESTMENTS II C.V.
                                       By: Vincent WORMS

-------------------------------      -----------------------------------------
PARVEST US PARTNERS II C.V.            TRADEINVEST
By: Vincent WORMS                      By: Vincent WORMS


-------------------------------      -----------------------------------------
Bruno PAULET                           Vincent WORMS



-------------------------------      -----------------------------------------
Gilles QUERU                           Patrick BAMAS



-------------------------------      -----------------------------------------
Joel ARMENGAUD                              Thomas BOUDALIER



-------------------------------      -----------------------------------------
Pierre DUBOIS                          Laurent PONTEGNIER















                   [SIGNATURE PAGE TO INDEMNITY AGREEMENT]

                              INDEMNITY AGREEMENT

                                  SCHEDULE A




                                                               SHARES OF PARENT
 SELLING STOCKHOLDER                      ADDRESS                COMMON STOCK
 -------------------                    ----------             ----------------

 Leo Apotheker                   5759 Blvd. Malsherbes
                                 75008 Paris


 Ronald Braniff                  37811 Woodside Road,
                                 Woodside, CA 94062


 Coparis                         4 rue Ancelle,
                                 92521 Neuilly Sur Seine
                                 France


 Daniel Callahan                 Apsylog
                                 3000 Executive Parkway,
                                 Suite. 440
                                 San Ramon, CA  94583


 Stephane Dehoche                AGDS
                                 4 rue Brun
                                 92340 Bourg La Reine, France


 Finovelec                       c/o Coparis
                                 4 rue Ancelle
                                 92521 Neuilly Sur Seine
                                 France


 Innovacom II                    Jacques Meheut
                                 Innovacom
                                 23 rue Royale
                                 75008 Paris
                                 France

                                                               SHARES OF PARENT
 SELLING STOCKHOLDER                      ADDRESS                COMMON STOCK
 -------------------                    ----------             ----------------

 Michel Lerendu                  Apsylos SA
                                 Tour Franklin - La Defense 8
                                 92042 Paris La Defense
                                 France


 Multinvest Limited              c/o Partech International
                                 50 California Street, Suite
                                 3200
                                 San Francisco, CA  94111 USA


 Parvest Europe Investment II    c/o Partech International
 C.V.                            50 California Street, Suite
                                 3200
                                 San Francisco, CA  94111 USA


 Parvest US Partners II C.V.     c/o Partech International
                                 50 California Street, Suite
                                 3200
                                 San Francisco, CA  94111 USA


 Bruno Paulet                    AGDS
                                 4 rue Brun
                                 92340 Bourg La Reine, France


 Gilles Queru                    Apsylos SA
                                 Tour Franklin - La Defense 8
                                 92042 Paris La Defense
                                 France


 Joel Armengaud                  AGDS
                                 4 rue Brun
                                 92340 Bourg La Reine, France


 Pierre Dubois                   AGDS
                                 4 rue Brun
                                 92340 Bourg La Reine, France


 Tradeinvest Limited             c/o Partech International
                                 50 California Street, Suite
                                 3200
                                 San Francisco, CA  94111 USA

                                                               SHARES OF PARENT
 SELLING STOCKHOLDER                      ADDRESS                COMMON STOCK
 -------------------                    ----------             ----------------


 Vincent Worms                   Partech International
                                 50 California Street, Suite
                                 3200
                                 San Francisco, CA  94111 USA


 Patrick Bamas                   Coparis
                                 4 rue Ancelle
                                 92521 Neuilly Sur Seine
                                 France


 Thomas Baudalier                AGDS
                                 4 rue Brun
                                 92340 Bourg La Reine, France


 Laurent Pontegnier              AGDS
                                 4 rue Brun
                                 92340 Bourg La Reine, France

                                   EXHIBIT G

               OPINION OF WILSON SONSINI GOODRICH & ROSATI, P.C.

                                   EXHIBIT G

        FORM OF LEGAL OPINION OF WILSON SONSINI GOODRICH & ROSATI, P.C.


     1. Parent is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is duly qualified to do business as a foreign corporation in the State of California. Merger Sub is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted.

     2. Parent and Merger Sub have all requisite corporate power and authority to enter into the Agreement and to consummate the transactions contemplated hereby. The execution and delivery of the Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. The Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligations of Parent and Merger Sub, enforceable in accordance with its terms. The execution and delivery of the Agreement, does not, and the consummation of the transactions contemplated hereby and thereby will not result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under any provision of the Certificate of Incorporation or Bylaws of Parent or Merger Sub or (ii) any contract or other agreement included as an exhibit to the SEC Documents or, to our knowledge, any order, decree, statute, law, ordinance, rule or representation applicable to Parent or Merger Sub, the breach, violation, default, termination or forfeiture of which would result in a material adverse effect upon the ability of Parent or Merger Sub to consummate the Merger, or a Material Adverse Effect on Parent or Merger Sub. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of the Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or (ii) such consents, approvals, order, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws and the laws of any foreign country.

     3. The shares of Parent Common Stock to be issued pursuant to the Merger will, when issued and delivered in accordance with the Agreement, be duly authorized, validly issued, fully paid, and non-assessable.

     4. There is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Parent has received any notice of assertion against Parent which in any manner challenges or seeks to prevent, enjoin, alter, or materially delay any of the transactions contemplated by the Agreement.

     5. Subject to the accuracy of representations provided by the Company Stockholders, the Parent Common Stock to be issued pursuant to the Agreement and the Merger Agreement will be exempt from the registration requirements of the Securities Act.

                                   EXHIBIT H

                         OPINION OF VENTURE LAW GROUP

                                   EXHIBIT H

                FORM OF LEGAL OPINION OF THE VENTURE LAW GROUP


    1. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and Apsylog (the "Subsidiary") is a corporation duly organized, validly existing, and in good standing under the laws of the State of California. The Company and the Subsidiary each has the corporate power and authority to own, lease, and operate its assets and property and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the properties owned, leased, or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified would not have a Material Adverse Effect on the Company or the Subsidiary.

    2. The authorized Company Capital Stock consists of 15,000,000 shares of authorized Common Stock, par value $0.001 per share, of which [_____________]shares are issued and outstanding, and 10,000,000 shares of authorized Preferred Stock, par value $0.001 per share. Of the authorized Preferred Stock, 3,898,084 shares have been designated as Series A Preferred Stock, of which [___________]shares are issued and outstanding, and 2,009,530 shares have been designated as Series B Preferred Stock, of which [____________] shares are issued and outstanding. All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid, and non-assessable and not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement or document to which the Company is a party or by which it is bound. Each outstanding share of Company Preferred Stock is presently convertible into one share of Company Common Stock. Except as described in the Agreement, to our knowledge, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Company Capital Stock. The Company has reserved [_____________] shares of Common Stock for issuance to employees and consultants pursuant to the Option Plan, of which [_____________] shares are subject to outstanding, unexercised options and [_____________] shares remain available for future grant.

    3. All of the outstanding shares of the capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are wholly owned by Apsylog S.A. Except as described in the Agreement, to our knowledge, there are no options, warrants, calls, rights, commitments or agreements which the Subsidiary is a party or by which the Subsidiary is bound, obligating the Subsidiary to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of such Subsidiary's capital stock.

    4. At or before the Effective Time, to our knowledge, any rights of any holder or prospective holder of the Company's securities to cause such securities to be registered under the

Securities Act, and any information rights, voting rights, rights of co-sale, rights to maintain equity percentage, rights of first refusal and the like that may exist for the benefit of any such holder or prospective holder shall have been terminated, except as expressly contemplated by the Agreement.

    5. The Company has all requisite corporate power and authority to enter into the Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Agreement and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company, its Board of Directors and its stockholders. The vote required of the Company's stockholders to duly approve the Merger is a majority of the outstanding shares of Company Common Stock and a majority of the outstanding shares of Company Preferred Stock, each voting as a separate class. The Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms. Except as set forth in the Agreement, the execution and delivery of the Agreement by the Company does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "CONFLICT") (i) any provision of the Certificate of Incorporation or Bylaws of the Company or the Subsidiary or
(ii) any material contract or agreement listed in a schedule attached hereto or to our knowledge, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, the Subsidiary or their respective properties or assets. No consent, waiver, approval, order, or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("GOVERNMENTAL ENTITY") or any third party (so as not to trigger any Conflict), is required by or with respect to the Company or the Subsidiary, in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State,
(ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country, and
(iii) such other consents, waivers, authorizations, filings, approvals, and registrations which if not obtained or made would not have a Material Adverse Effect on the Company or the Subsidiary.

    6. Except as disclosed in the Agreement, to our knowledge, there is no action, suit, proceeding, claim, arbitration, or investigation pending before any court or administrative agency against the Company or any Subsidiary.

                                   EXHIBIT I

              OPINION OF STIBBE, SIMOND, MONAHAN, DUHOT & GIROUX

                                   EXHIBIT I

              OPINION OF STIBBE, SIMOND, MONAHAN, DUHOT & GIROUX

                                   Peregrine Systems Inc.
                                   12670 High Bluff Drive
                                   San Diego, California 92130
                                   USA


                                   ____________, 1997





                          APSYLOG SA - AGDS
                          -----------------


Dear Sirs,

          We have acted as French counsel to APSYLOG SA, a French societe anonyme, located at Tour Franklin - La Defense 8, 92042 Paris la Defense Cedex, France, and Acquisition et Gestion de Donnees et Signaux - AGDS, a French societe anonyme, located at 4 rue Brun, 92340 Bourg la Reine, a subsidiary of APSYLOG S.A. (APSYLOG S.A. and AGDS being collectively hereafter referred to as the "Companies"), in relation to French law in connection with the execution of the Agreement and Plan of Reorganization dated
August 29, 1997 (the "Agreement") by and among Peregrine Systems, Inc., a Delaware corporation (the "Parent"), French Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent (the "Merger Sub"), United Software, Inc., a Delaware corporation owning all of the 6,388,380 shares of APSYLOG S.A. ("US Inc."), Gilles Queru as Securityholder Agent, ChaseMellon Shareholder Services, LLC as Escrow Agent, and for purposes of Sections 2.1(b), 2.2., and 2.3(b) of Article II of the Agreement and Sections 6.10 and 6.20 of Article VI of the Agreement, certain stockholders of United Software, Inc. listed on Exhibit A of the Agreement (the "Affiliate Stockholders"). This opinion is being furnished pursuant to Section 7.3(k) of the Agreement. All defined terms not defined herein shall, unless the context otherwise requires, have the meanings ascribed to them in the Agreement.

    For the purposes of this opinion, we have examined the following documents:

1. a certified copy of the STATUTS of APSYLOG S.A. as at May 30, 1997 and an extract (Form K-bis) of the REGISTRE DU COMMERCE ET DES SOCIETES of Nanterre relating to APSYLOG S.A. dated September 15, 1997, and a certified copy of the STATUTS of AGDS as at April 17, 1996 and an extract (Form K-bis) of the REGISTRE DU COMMERCE ET DES SOCIETES of Nanterre relating to AGDS dated
September 19, 1997;

2. the CERTIFICATS DE NON-FAILLITE from the REGISTRE DU COMMERCE DES SOCIETES of Nanterre relating to APSYLOG S.A. and AGDS dated
September 11, 1997;

3. copies of the corporate documents of the Companies relative to issue of shares and other securities;

4. certified copies dated September 19, 1997 of the shareholders' accounts (< < comptes d'actionnaires > >) of AGDS;

5. a letter dated September 18, 1997 from APSYLOG S.A. concerning the pending litigation against APSYLOG S.A. and AGDS;

6.   a copy of an agreement entitled < < Avenant au Protocole du
2 avril 1996>> (the < < Amendment > >) executed on September 18, 1997 between Messrs Stephane Dehoche, Thomas Boudalier, Pierre Dubois and Joel Armengaud on the one hand and APSYLOG S.A. on the other hand;

7. such further documents and matters of law as we have considered necessary or appropriate for the purposes of rendering this opinion.

          In consideration of the above, we have assumed:

     1. the genuineness of all signatures, stamps and seals, the authenticity and completeness of all documents submitted to us as originals, the completeness and conformity to the originals of all documents supplied to us as certified or photostatic or faxed copies, and the authenticity of the originals of such documents;

     2. that the board of directors meetings and the shareholders meetings of the Companies deciding upon the issue of shares and other securities have been duly and validly convened and held and that the resolutions passed on such meetings have been duly and validly approved.

     3. that the due authorization, execution and delivery of the Agreement by each of the parties thereto and that performance thereof is within the capacity and powers of each of the parties thereto;

     4. that the obligations of US Inc. and of the Affiliate Stockholders contained or referred to in the Agreement and in the Share Exchange Agreement entered into between US Inc., APSYLOG S.A. and Mr Philippe Haustete (the < < Exchange Agreement > >) which are expressed to be or are in fact governed by the laws of the State of California or of the State of Delaware are legal, valid, binding and enforceable obligations of US Inc. and of the Affiliate Stockholders under the laws referred to above;

     5. that the exchanges of shares of APSYLOG S.A. against shares of US Inc. contemplated in the Agreement and the Exchange Agreement have taken place as of September 19, 1997, are valid, binding and enforceable and have been duly and validly registered in APSYLOG S.A.'s shareholders accounts (< < COMPTES INDIVIDUELS D'ACTIONNAIRES > >);

     6. the absence of any decision made or arrangement entered into by APSYLOG S.A. and/or AGDS or their respective shareholders which would modify or supersede any of the documents supplied to us and referred to above ;

     7.   the due authorisation, execution and delivery of the
< < Protocole du 2 avril 1996 > > which has been amended by the
Amendment by each of the parties thereto and that performance thereof was within the capacity and powers of each of the parties thereto;

     8. the due authorisation, execution and delivery of the Amendment by each of the parties thereto (except APSYLOG S.A.) and that performance thereof was within the capacity and powers of each of the parties thereto (except APSYLOG S.A.).

          We are rendering the opinions expressed below solely on the basis and upon matters of French law and regulations.

          Based upon and subject to the foregoing, to any matter not disclosed to us by the parties concerned, and to the reservations and qualifications set forth below, and having regard to such legal considerations as we deem relevant, we are of the opinion that under the laws of the Republic of France as in effect on the date hereof:

1. Each of the Companies is a corporation duly organized, validly existing under the laws of France. Each of the Companies has the corporate power and authority to own, lease, and operate its assets and property.

2. Except as set forth in the Agreement, all of the issued shares of the capital stock of each of the Companies have been duly authorized and validly issued and are fully paid. To our knowledge, none of the Companies has decided or authorized the issue of options, warrants, convertible bonds or securities defined in article 339-1 of the law no. 66-537 of July 24, 1966 on commercial companies and none of the Companies has decided or authorized the repurchase or the redemption of its own shares.

3. APSYLOG S.A. is, to our knowledge, the owner of 1,255 shares of AGDS out of the 2,500 shares of FF. 100 nominal value each issued by AGDS.

4. Except as set forth in the Agreement, no consent, approval, authorization, order, registration, designation, declaration, filing, qualification, license or permit of any French court or any French public, governmental, administrative or regulatory agency or body is required for the consummation by the US Inc. of the transactions contemplated by the Agreement.

5. Except as disclosed in the Agreement, and to our knowledge, there is no action, suit, proceeding, claim or arbitration pending before any court or administrative agency against APSYLOG S.A. and AGDS.

6. The Amendment has been duly executed by or on behalf of the parties thereto and constitutes a legal, valid and binding obligation of the parties thereto and is enforceable against the parties thereto in accordance with its terms subject as to enforcement, bankruptcy, insolvency, fraudulent transfer, reorganisation, moratorium and similar laws of general applicability relating to or affecting creditors' rights.

7. Subject to full payment by APSYLOG S.A. of the price of the 1,245 shares (the < < Shares > >) of AGDS to each one of the selling party, subject to the remittance by each one of the selling parties of the transfer forms as provided in the Amendment, and subject to full compliance by the selling parties with the terms of the Protocole du 2 avril 1996 and of the Amendment APSYLOG S.A. will obtain good and valid title to the Shares.

          The opinions expressed above are subject to the following reservations:

     (i) where any party to the Amendment is vested with discretion, French law requires that such discretion is not abused;

     (ii) any enforcement against any party to the Amendment may be limited by the provisions of French law giving discretionary powers to the French courts such as the discretion to limit or increase the amount of payments due under any penalty or indemnity clause which, taking into consideration the respective positions of the parties, is considered by such courts to be manifestly excessive or nominal, and such as the discretion to grant a grace period of up to two years or to reduce the rate of interest applicable to deferred payments;

     (iii) we express no opinion as to the availability under French law or before a French court of the enforcement of a performance obligation or any other remedy other than those culminating in a judgement for the payment of money; and

     (iv) this opinion is subject to the application of any applicable bankruptcy, liquidation, winding-up, insolvency or similar laws affecting the rights of creditors generally.

       We express no opinion as to any agreement, instrument or other document other than as specified in this letter.

       We are qualified to practice law in the Republic of France. We have made no independent investigations of the laws of any jurisdiction other than the laws in effect in the Republic of France as at the date hereof as a basis for the opinions expressed herein. We do not express any opinion on the laws of any jurisdiction other than the laws of the Republic of France.

       This opinion is exclusively addressed to you, although copies may be given to your legal advisers for information purposes. Accordingly, only you may refer to the opinions expressed herein; this opinion may not be used for any other purposes nor may it be communicated to any third party.

       Very truly yours,


------------------------           ----------------------------
     Oliver Edwards                     Patrick Beauvisage

                                   EXHIBIT J

                          PARTICIPATING STOCKHOLDERS

                                   EXHIBIT J

                          PARTICIPATING STOCKHOLDERS


    Joel Armengaud
    Thomas Boudalier
    Coparis
    Stephane Dehoche
    Pierre Dubois
    Finovelec
    Innovacom II
    Multinvest Limited
    Parvest Europe Investment II C.V.
    Parvest US Partners II C.V.
    Bruno Paulet
    Laurent Pontegnier
    Gilles Queru
    Tradeinvest Limited

                                   EXHIBIT K

                            ESCROW FUND ALLOCATION

                                  EXHIBIT K


                                                              DISTRIBUTED                       TOTAL         TOTAL
                                         BASE      ESCROWED          BASE   INCREMENTAL   DISTRIBUTED   DISTRIBUTED        OPTION
STOCK/OPTIONHOLDER NAME                SHARES        SHARES        SHARES        SHARES        SHARES          CASH        SHARES
---------------------------------------------------------------------------------------------------------------------------------
GILES QUERU                           433,428        43,343       390,085         5,878       395,963       $21.93              0
BRUNO PAULET                          136,585        13,659       122,926         1,852       124,778       $15.05              0
LAURENT PONTEGNIER                     45,528         4,553        40,975           617        41,592       $13.97              0
STEPHANE DEHOCHE                       67,115         6,712        60,403           910        61,313       $ 9.02              0
PIERRE DUBOIS                          52,533         5,253        47,280           712        47,992       $20.59              0
THOMAS BOUDALIER                       52,533         5,253        47,280           712        47,992       $20.59              0
JOEL ARMENGAUD                         30,734         3,073        27,661           416        28,077       $15.77              0
PARVEST US INVESTMENT II              199,586        19,959       179,627         2,706       182,333       $16.73              0
INNOVACOM II                          160,839        16,084       144,755         2,181       146,936       $19.26              0
FINOVELEC                             130,194        13,019       117,175         1,765       118,940       $21.90              0
PARVEST EUROPE INVESTMENT II           99,598         9,960        89,638         1,350        90,988       $24.28              0
MULTINVEST LIMITED                      6,451           645         5,806            87         5,893       $14.62              0
TRADEINVEST LIMITED                    12,814         1,281        11,533           173        11,706       $18.09              0
PTI'S PROFIT SHARING MCKINLEY           3,181           318         2,863            43         2,906       $ 9.36              0
COPARIS                               159,265        15,927       143,338         2,160       145,498       $ 2.15              0
J. PATOUILLAUD                            469            47           422             6           428       $15.68              0

U.S. EMPLOYEES
--------------
DANIEL CALLAHAN                        82,039         8,204        73,835         1,112        74,947       $16.70              0
CINDY TILLON                                0             0             0             0             0       $ 0.00          4,999
TONY NATALE                                 0             0             0             0             0       $ 0.00          7,379
WENDY EMERY                                 0             0             0             0             0       $ 0.00          2,000
MARC THORNTON                               0             0             0             0             0       $ 0.00          2,000
CHRIS MARCHETTI                             0             0             0             0             0       $ 0.00          2,000
TINA HUBBARD                                0             0             0             0             0       $ 0.00          1,333
KINCY CLARK                                 0             0             0             0             0       $ 0.00          1,333
FRANCISCO FERNANDEZ                         0             0             0             0             0       $ 0.00            667
BEBERLY HESSLOP                             0             0             0             0             0       $ 0.00            667
ROY SURUKI                                  0             0             0             0             0       $ 0.00            334

FRENCH EMPLOYEES
----------------
NICOLAS BOURVEAU                       11,506         1,151        10,355           156        10,511       $10.46              0
JEAN-MARIE VIDAL                        8,219           822         7,397           111         7,508       $ 7.47              0
JEAN-MICHEL BOUILLIN                    8,219           822         7,397           111         7,508       $ 7.47              0
MICHAEL LERENDU                        20,059         2,006        18,053           272        18,325       $ 2.38              0
ERIC POLIN                              4,931           493         4,438            66         4,504       $19.73              0
ANNE-LAURE MAZIN                        3,616           362         3,254            49         3,303       $ 6.34              0
LAURENT GITTLER                         3,616           362         3,254            49         3,303       $ 6.34              0
BENOIT GOURDON                          3,616           362         3,254            49         3,303       $ 6.34              0
ERIK KAWALKOWSKI                        3,616           362         3,254            49         3,303       $ 6.34              0
THIERRY SCHREIBER                       3,616           362         3,254            49         3,303       $ 6.34              0
FABRICE BLONDEAU                        1,972           197         1,775            26         1,801       $20.09              0
REMY CARRON                             1,972           197         1,775            26         1,801       $20.09              0
JOSE SANTOS                             1,972           197         1,775            26         1,801       $20.09              0
CHRISTPHE GIRES                         1,972           197         1,775            26         1,801       $20.09              0

                                  EXHIBIT K


                                                              DISTRIBUTED                       TOTAL         TOTAL
                                         BASE      ESCROWED          BASE   INCREMENTAL   DISTRIBUTED   DISTRIBUTED        OPTION
STOCK/OPTIONHOLDER NAME                SHARES        SHARES        SHARES        SHARES        SHARES          CASH        SHARES
---------------------------------------------------------------------------------------------------------------------------------
LIONEL FRADIN                           1,972           197         1,775            26         1,801       $20.09              0
PHILLIPPE CAIRIC                        1,972           197         1,775            26         1,801       $20.09              0
CHRISTIAN ROUE                          1,972           197         1,775            26         1,801       $20.09              0
STEPHANE MOREAU                         1,972           197         1,775            26         1,801       $20.09              0
DANIEL SARGENT                          1,972           197         1,775            26         1,801       $20.09              0
CORINE SANA                             1,315           132         1,183            17         1,200       $13.40              0
JEROME FEDI                             1,315           132         1,183            17         1,200       $13.40              0
ANDREW CASSIDY                          1,315           132         1,183            17         1,200       $13.40              0
MICHAEL SAUVEE                          1,315           132         1,183            17         1,200       $13.40              0
BRUNO LABRUERE                          1,315           132         1,183            17         1,200       $13.40              0
MICHEL TERRISSE                         1,315           132         1,183            17         1,200       $13.40              0
DOMINIQUE MARTINEAU                     1,315           132         1,183            17         1,200       $13.40              0
TIENNE PRAT                             1,315           132         1,183            17         1,200       $13.40              0
MICHELE VITTE                           1,315           132         1,183            17         1,200       $13.40              0
PHILIPPE SOUM                           1,315           132         1,183            17         1,200       $13.40              0
OLIVER GILDER                           1,315           132         1,183            17         1,200       $13.40              0
CATHERINE HAMARD                          986            99           887            13           900       $10.05              0
ANNICK BOVERO                             986            99           887            13           900       $10.05              0
GUILLAUME LEBARON                         986            99           887            13           900       $10.05              0
PASCAL TAHLER                             986            99           887            13           900       $10.05              0
PAUL-ERIC PAUMARD                         986            99           887            13           900       $10.05              0
BRIGETTE GIRBEAU                          986            99           887            13           900       $10.05              0
JOCELYNE DAVEIN                           657            66           591             8           599       $21.95              0
SEBASTIEN MARCHADIER                      657            66           591             8           599       $21.95              0
KARI-DIETRICH KELBER                      657            66           591             8           599       $21.95              0
ELSA CHARPENTIER                          986            99           887            13           900       $10.05              0
RICHARD CORCHIA                           328            33           295             4           299       $18.60              0
CHRISTOPHE BAISSIN                        328            33           295             4           299       $18.60              0
KARINE MORA                               328            33           295             4           299       $18.60              0
KARINE EICHENBERGER                       328            33           295             4           299       $18.60              0
LAURENCE BERTHET                          328            33           295             4           299       $18.60              0
SYLVIC SILVEIRO                           164            16           148             2           150       $ 9.30              0
CHIMENE ABELLI                            164            16           148             2           150       $ 9.30              0
CHARAREH PAKROUZ                          164            16           148             2           150       $ 9.30              0
VALERIE LEFRESNE                          164            16           148             2           150       $ 9.30              0
UTE HENKE                                 164            16           148             2           150       $ 9.30              0
PIERRE HENRI MILHEIM                    1,315           132         1,183            17         1,200       $13.40              0
OLIVIER CHARISSOUX                      1,095           110           985            14           999       $27.62              0
HAMID OMRANI                              164            16           148             2           150       $ 9.30              0

OTHER
-----
PAULET, BRUNO                           1,615           162         1,453            21         1,474       $23.43              0
APOTHEKER, LEO                          6,575           658         5,917            89         6,006       $ 5.98              0
BAMAS, PATRICK                         10,329         1,033         9,296           140         9,436       $ 4.33              0
BRANIFF, RONALD                             0             0             0             0             0       $ 0.00          7,522
PAR SF II, LLC                          6,575           658         5,917            89         6,006       $ 5.98              0

                                  EXHIBIT K


                                                              DISTRIBUTED                       TOTAL         TOTAL
                                         BASE      ESCROWED          BASE   INCREMENTAL   DISTRIBUTED   DISTRIBUTED        OPTION
STOCK/OPTIONHOLDER NAME                SHARES        SHARES        SHARES        SHARES        SHARES          CASH        SHARES
---------------------------------------------------------------------------------------------------------------------------------
VLG INVESTMENTS 1997                        0             0             0             0             0       $ 0.00          1,429
JOHN V. BAUTISTA                            0             0             0             0             0       $ 0.00            358

LANLOIS-MEURINNE, CHRISTIAN             4,069           407         3,662            55         3,717       $15.56              0
MARMISSOLLE, FRANCOIS                   2,388           239         2,149            32         2,181       $20.08              0
MEHEUT, BERNARD                         2,388           239         2,149            32         2,181       $20.08              0
JACQUIN, JEAN                           3,753           375         3,378            50         3,428       $25.22              0
CHATAIN, JACQUES                        3,753           375         3,378            50         3,428       $28.85              0
DAUGERAS, BERNARD                       3,753           375         3,378            50         3,428       $25.22              0
LACOSTE, ALAIN                            636            64           572             8           580       $22.78              0
IDI                                     7,202           720         6,482            97         6,579       $24.45              0

HAUSTETE, PHILIPPE                     15,968         1,597        14,371           216        14,587       $14.52              0

              TOTAL                 1,859,030       185,915     1,673,115        25,169     1,698,284    $1,245.52         32,021